Exhibit 10.1

Execution Copy

$750,000,000

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

among

PINNACLE ENTERTAINMENT, INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

LEHMAN BROTHERS INC., and

BEAR, STEARNS & CO. INC.,

as Joint Advisors, Joint Lead Arrangers and Joint Book Runners,

WELLS FARGO BANK, N.A.,

as Lead Arranger,

SOCIETE GENERALE,

DEUTSCHE BANK SECURITIES INC., and

WELLS FARGO BANK, N.A.,

as Joint Documentation Agents,

BEAR STEARNS CORPORATE LENDING INC.,

as Syndication Agent

and

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent

Dated as of December 14, 2005

i

SECTION 4.	REPRESENTATIONS AND WARRANTIES	57

4.1	Financial Condition	57
4.2	No Change	58
4.3	Organizational Existence; Compliance with Law	58
4.4	Organizational Power; Authorization; Enforceable Obligations	58
4.5	No Legal Bar	58
4.6	No Material Litigation	59
4.7	No Default	59
4.8	Ownership of Property; Liens	59
4.9	Intellectual Property	59
4.10	Taxes	59
4.11	Federal Regulations	60
4.12	Labor Matters	60
4.13	ERISA	60
4.14	Investment Company Act; Other Regulations	60
4.15	Subsidiaries	61
4.16	Use of Proceeds	61
4.17	Environmental Matters	61
4.18	Accuracy of Information, etc.	62
4.19	Security Documents	63
4.20	Solvency	63
4.21	Senior Indebtedness	63
4.22	Regulation H	63
4.23	Gaming Laws	64
4.24	Insurance Proceeds	64

SECTION 5.	CONDITIONS PRECEDENT	64

5.1	Conditions to Initial Extension of Credit	64
5.2	Conditions to Each Extension of Credit	68

SECTION 6.	AFFIRMATIVE COVENANTS	69

6.1	Financial Statements	69
6.2	Certificates; Other Information	70
6.3	Payment of Obligations	72
6.4	Conduct of Business and Maintenance of Existence, etc.	72
6.5	Maintenance of Property; Insurance	72
6.6	Inspection of Property; Books and Records; Discussions	72
6.7	Notices	73
6.8	Environmental Laws	73
6.9	Interest Rate Protection	74
6.10	Additional Collateral, etc.	74
6.11	Post-Closing Filings with Gaming Authorities	76
6.12	Further Assurances	76

SECTION 7.	NEGATIVE COVENANTS	77

7.1	Financial Condition Covenants	77
7.2	Limitation on Indebtedness	78
7.3	Limitation on Liens	79
7.4	Limitation on Fundamental Changes	81
7.5	Limitation on Disposition of Property	82
7.6	Limitation on Restricted Payments	83
7.7	Limitation on Investments	84
7.8	Limitation on Optional Payments and Modifications of Debt Instruments, etc.	86
7.9	Limitation on Transactions with Affiliates	87
7.10	Limitation on Sales and Leasebacks	87
7.11	Limitation on Changes in Fiscal Periods	87
7.12	Limitation on Negative Pledge Clauses	87
7.13	Limitation on Restrictions on Subsidiary Distributions	87
7.14	Limitation on Lines of Business	88
7.15	Limitation on Hedge Agreements	88
7.16	Capital Expenditures	88
7.17	Limitation on Changes to Deferred Compensation Plan	89
7.18	Directors’ and Officers’ Trust	89

SECTION 8.	EVENTS OF DEFAULT	89

SECTION 9.	THE AGENTS	93

9.1	Appointment	93
9.2	Delegation of Duties	93
9.3	Exculpatory Provisions	93
9.4	Reliance by Agents	93
9.5	Notice of Default	94
9.6	Non-Reliance on Agents and Other Lenders	94
9.7	Indemnification	95
9.8	Agent in Its Individual Capacity	95
9.9	Successor Administrative Agent	95
9.10	Authorization to Release Liens and Guarantees	96
9.11	The Arrangers; the Syndication Agent; the Documentation Agent	96

SECTION 10.	MISCELLANEOUS	96

10.1	Amendments and Waivers	96
10.2	Notices	98
10.3	No Waiver; Cumulative Remedies	99
10.4	Survival of Representations and Warranties	99
10.5	Payment of Expenses	99
10.6	Successors and Assigns; Participations and Assignments	100
10.7	Adjustments; Set-off	104

10.8	Counterparts	104
10.9	Severability	104
10.10	Integration	104
10.11	GOVERNING LAW	105
10.12	Submission To Jurisdiction; Waivers	105
10.13	Acknowledgments	105
10.14	Confidentiality	106
10.15	Release of Collateral and Guarantee Obligations	106
10.16	Accounting Changes	107
10.17	Delivery of Lender Addenda	107
10.18	WAIVERS OF JURY TRIAL	107
10.19	USA Patriot Act Notification	107
10.20	Gaming Laws and Liquor Laws	108

ANNEX:

A	Pricing Grid

SCHEDULES:

1.1(a)	List of Mortgaged Properties (Leasehold and Fee)
1.1(b)	List of Preferred Ship Mortgages
1.1(c)	List of Post-Closing Gaming Pledge Agreements
4.4	List of Outstanding Consents, Authorizations, Filings and Notices
4.15	List of Subsidiaries (Unrestricted and Restricted and Immaterial)
4.19(a)	UCC Financing Statements Filing Jurisdictions
4.19(b)	Mortgage Filing Jurisdictions
5.1(r)(i)	List of Survey Delivery Exceptions
7.2(d)	List of Existing Indebtedness
7.3(f)	List of Existing Liens
7.5(g)	List of Designated Assets
7.7(d)	List of Existing Investments

EXHIBITS:

A	Form of Compliance Certificate
B-1	Form of Lender Addendum
B-2	Form of New Lender Supplement
B-3	Form of Incremental Facility Activation Notice
C-1	Form of Mortgage
C-2	Form of Amended and Restated Mortgage
D	Form of Amended and Restated Preferred Ship Mortgage
E	Form of Amended and Restated Security Agreement
F	Form of Amended and Restated Subsidiary Guaranty
G	Form of Amended and Restated Trademark Collateral Assignment
H	Form of Borrowing Notice
I-1	Form of Term Note
I-2	Form of Delayed Draw Term Note
I-3	Form of Revolving Credit Note
I-4	Form of Swing Line Note
J	Form of Exemption Certificate
K	Form of Closing Certificate
L-1	Form of Legal Opinion of Irell & Manella LLP
L-2	Form of Legal Opinion of Jack Godfrey, Esq., General Counsel
M	[RESERVED]
N	[RESERVED]
O	Form of Assignment and Acceptance
P	Form of Solvency Certificate
Q	Form of Collateral Assignment of Redevelopment Agreement
R	Form of Collateral Assignment of Cooperative Endeavor Agreement
S	Form of Declining Lender Notice

v

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 14, 2005 (the “Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. (“Lehman”), and BEAR, STEARNS & CO. INC. (“Bear Stearns”), as joint advisors, joint lead arrangers and joint book runners (in such capacities, the “Arrangers”), WELLS FARGO BANK, N.A., as lead arranger, and SOCIETE GENERALE, DEUTSCHE BANK SECURITIES INC., and WELLS FARGO BANK, N.A., as joint documentation agents (in such capacity and collectively, the “Documentation Agent”), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (“BSCL”, in such capacity, the “Syndication Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (“LCPI”, in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, together with Lehman, Bear Stearns, LCPI, BSCL and the several lenders from time to time (the “Existing Lenders”) entered into that existing Amended and Restated Credit Agreement, dated as of August 27, 2004 (the “Credit Agreement”), as amended by that certain First Amendment to the Amended and Restated Credit Agreement, dated as of October 11, 2005, among the Borrower, the lenders party thereto, the Arrangers, the Documentation Agent, the Syndication Agent and the Administrative Agent (the “First Amendment”; the Credit Agreement, as amended by the First Amendment, the “Existing Credit Agreement”), pursuant to which the Existing Lenders agreed to make certain advances to the Borrower; and

WHEREAS, the Borrower has requested and the Lenders have agreed to amend and restate the Existing Credit Agreement for the purpose of, among other things, increasing the revolving credit facility from $125,000,000 to $450,000,000, and increasing the two term facilities from $275,000,000 to $300,000,000, such that the aggregate principal amount of the available credit facilities shall increase from $400,000,000 to $750,000,000, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“Accepting Term Loan Lender”: as defined in Section 2.13(f).

“Accounting Change”: as defined in Section 10.16.

“Act”: as defined in Section 10.19.

“Additional Extensions of Credit”: as defined in Section 10.1.

“Adjustment Date”: as defined in Annex A attached hereto.

“Administrative Agent”: as defined in the preamble hereto.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the aggregate then unpaid principal amount of such Lender’s Delayed Draw Term Loans, (iii) the amount of such Lender’s undrawn Delayed Draw Term Loan Commitments, and (iv) the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”: this Second Amended and Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Annualized Adjusted EBITDA”: for any period, for the Borrower and its Restricted Subsidiaries, Consolidated EBITDA for such period plus (a) to the extent deducted in arriving at Consolidated EBITDA for such period, non-cash write downs to goodwill required by Financial Accounting Standards Board Statement No. 142, and any non-cash reductions to the value of the assets of the Borrower and its Restricted Subsidiaries required by Financial Accounting Standards Board Statement No. 121 or No. 144, plus (b) the Foreign Subsidiary Receipts that were (x) received during such period by the Borrower or any Restricted Subsidiary and (y) irrevocably designated during such period as Reclassified Foreign Subsidiary Receipts; provided that, for any period ending on or after the last day of the first full fiscal quarter of operations following the date of the opening of the St. Louis City Project, the St. Louis County Project, the Biloxi Project or any other development project and ending on or before the last day of the fourth full fiscal quarter following such opening, that portion of Consolidated EBITDA which is attributable to the applicable project shall be included only for the period consisting of the full fiscal quarters since the date of such project’s opening, annualized on a straight-line basis; provided that for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or operating gaming business or any other business not prohibited by Section 7.14 hereof acquired by the Borrower or its Restricted Subsidiaries during such period shall be included on a pro forma basis for such period (as if the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person or business and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Restricted Subsidiaries during such period shall be excluded for such period (as if the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); provided, that, for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries from the Effective Date through the period ending on December 31, 2005, (i) the historical Consolidated EBITDA related to the Lake Charles Property for any period ended prior to October 1, 2005 shall be excluded and (ii) the Consolidated EBITDA for the Lake Charles Property during such period shall be the Consolidated EBITDA for the Lake Charles Property for the fiscal quarter ending on December 31, 2005 multiplied times four; provided, further that, for purposes of calculating Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries from January 1, 2006 through September 30, 2006, (i) the historical Consolidated EBITDA related to the Lake Charles Property for any period prior to January 1, 2006 shall be excluded; and (ii) the Consolidated EBITDA for the Lake Charles Property during such period shall be: (x) for the fiscal quarter ending on March 31, 2006, the Consolidated EBITDA for the Lake Charles Property for the fiscal quarter ending on March 31, 2006 multiplied times four; (y) for the fiscal quarter ending on June 30, 2006, the Consolidated EBITDA for the Lake Charles Property for the two consecutive fiscal quarter period ending on June 30, 2006 multiplied times two; and (z) for the fiscal quarter ending on September 30, 2006, the Consolidated EBITDA for the Lake Charles Property for the three consecutive fiscal quarter period ending on September 30, 2006 multiplied times four/thirds.

“Applicable Margin”: for each Type of Loan under each Facility or any other facility established pursuant to this Agreement, the rate per annum over the Base Rate or Eurodollar Rate, as applicable, which for the following Facilities shall be the rate set forth in the relevant column heading below:

	Base Rate Loans	Eurodollar Rate Loans
Revolving Credit Facility	See Annex A	See Annex A
Swing Line Loans	See Annex A	NA
Term Loan Facility	0.50%	2.00%
Delayed Draw Term Loan Facility	0.75%	2.25%

The Applicable Margin will be reduced by 0.25% in all cases (but not less than zero) during the period when the Borrower’s senior secured credit ratings are greater than or equal to both BB- from S&P and Ba3 from Moody’s.

“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Assignment and Acceptance”: an agreement pursuant to which a Lender becomes a party to this Agreement, substantially in the form of Exhibit O, or another form reasonably acceptable to Administrative Agent.

“Argentina Subsidiaries”: collectively, Casino Magic Neuquen S.A. and Casino Magic Buenos Aires S.A. and any successors thereto and any other Subsidiary which is organized under the laws of Argentina and/or conducts operations primarily in Argentina.

“Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (f), (i), (l), (n), (p) and (q) of Section 7.5) which yields gross proceeds to the Borrower or any of its Restricted Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds), in excess of $2,500,000.

“Assignee”: as defined in Section 10.6(c).

“Assignor”: as defined in Section 10.6(c).

“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.10(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Available Delayed Draw Term Loan Commitment”: with respect to any Delayed Draw Term Loan Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Delayed Draw Term Loan Commitment then in effect over (b) such Lender’s Delayed Draw Term Loans then outstanding.

“Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. For purposes hereof: “Prime Rate” shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.

“Benefited Lender”: as defined in Section 10.7(a).

“Biloxi Property”: the Casino Magic Biloxi hotel and river-boat casino, located in Biloxi, Mississippi.

“Biloxi Project”: the redevelopment of the Biloxi Property or the property or properties designated by the Borrower in writing to the Administrative Agent as the property or properties to be developed in substitution for the Biloxi Property.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a written notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

“Business Day”: (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Cabela’s Real Estate Purchase Agreement”: that certain Real Estate Purchase Agreement, dated as of March 7, 2005, by and between PNK (Reno), LLC, a Nevada limited liability company, as seller, and Cabela’s Retail, Inc., a Nebraska corporation, as purchaser, as amended by that certain (i) First Amendment to Real Estate Purchase Agreement, dated as of May 2, 2005, (ii) Second Amendment to Real Estate Purchase Agreement, dated as of June 2, 2005, and (iii) Third Amendment to Real Estate Purchase Agreement, dated as of July 5, 2005, as the same may be further amended or amended and restated from time to time.

“Cabela’s Transaction”: the disposition and development of the Cabela’s Transaction Property by PNK (Reno), LLC and Cabela’s Retail, Inc., as more particularly described in the Cabela’s Real Estate Purchase Agreement and the Cabela’s Truck Stop Purchase Agreement.

“Cabela’s Transaction Property”: collectively, (i) approximately thirty-eight (38) acres of unimproved real property located in the City of Reno, County of Washoe, Nevada, as more particularly described in the Cabela’s Real Property Purchase Agreement, and (ii) approximately two (2) acres of real property in the City of Reno, County of Washoe, Nevada on which PNK (Reno), LLC operates a truck stop, as more particularly described in the Cabela’s Truck Stop Purchase Agreement.

“Cabela’s Truck Stop Purchase Agreement”: that certain Truck Stop Purchase Agreement, dated as of March 7, 2005, by and between PNK (Reno), LLC, a Nevada limited liability company, as seller, and Cabela’s Retail, Inc., a Nebraska corporation, as purchaser, as amended by that certain (i) First Amendment to Truck Stop Purchase Agreement, dated as of May 2, 2005, (ii) Second Amendment to Trust Stop Purchase Agreement, dated as of June 2, 2005, and (iii) Third Amendment to Truck Stop Purchase Agreement, dated as of July 5, 2005, as the same may be further amended or amended and restated from time to time.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: all monetary items treated as cash in accordance with GAAP, consistently applied.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States or issued by FNMA, FHLMC or FFCB, in each case maturing within one year from the date of acquisition; (b) corporate notes issued by domestic corporations that are rated at least A by S&P or A by Moody’s, in each case maturing within one year from the date of acquisition; (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government; (d) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody’s, maturing within six months of the date of acquisition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) auction rate securities including taxable municipals, taxable auction notes, and money market preferred; provided that the availability of principal, credit quality, and “reset period” are consistent with clause (b) of this definition; and (h) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (g) of this definition.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Borrower; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; (c) the Borrower shall cease, other than pursuant to or as a result of a transaction not otherwise prohibited by this Agreement, to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Restricted Subsidiaries listed on Part A of Schedule 4.15 attached hereto free and clear of all consensual Liens (except Liens created by the Security Documents or this Agreement); or (d) a Specified Change of Control.

“Chilean Subsidiaries”: collectively, Casino Magic Chile S.A. and any successor thereto and any other Subsidiary which is organized under the laws of Chile and/or conducts operations primarily in Chile.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Proceeds”: as defined in Section 2.13(f).

“Collateral Assignment of Cooperative Endeavor Agreement”: a collateral assignment of the Cooperative Endeavor Agreement substantially in the form of Exhibit R.

“Collateral Assignment of Redevelopment Agreement”: a collateral assignment of the Redevelopment Agreement substantially in the form of Exhibit Q.

“Commitment”: with respect to any Lender, each of the Term Loan Commitment, the Delayed Draw Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Commitment Fee Rate”: with respect to (i) the Delayed Draw Term Loan Commitment, 0.75% per annum for the first twelve (12) months following the Effective Date, and 1.00% per annum thereafter; and (ii) the Revolving Credit Commitment, the percentage per annum set forth in Annex A.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit A.

“Condo Component”: residential housing or mixed-use/retail development or developments within downtown City of St. Louis to be developed in connection with the St. Louis City Project.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated November 2005 as supplemented prior to the Effective Date and furnished to the initial Lenders in connection with the syndication of the Facilities.

“Consolidated Current Assets”: of any Person at any date, all amounts (other than Cash, Cash Equivalents and deferred tax accounts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

“Consolidated Current Liabilities”: of any Person at any date, all amounts (other than deferred tax accounts) that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries that are Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries that are Restricted Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization and write-off of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) pre-opening and related promotional expenses incurred in connection with the St. Louis City Project, the St. Louis County Project, the Biloxi Project and any other development project, (h) any other non-cash charges, and (i) any amounts expended after January 1, 2005 towards the development of businesses not prohibited by Section 7.14, in an amount not to exceed, during the term of this Agreement, $7,000,000, and minus, without duplication and to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on sales of assets outside of the ordinary course of business, but not including business interruption insurance proceeds), and (c) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”: for any period, (a) total interest expense for such period determined in accordance with GAAP (including that attributable to Capital Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) minus (b) to the extent included in calculating interest expense pursuant to clause (a), amortization of capitalized interest and debt issuance costs for such period determined in accordance with GAAP plus (c) interest required to be capitalized during such period in accordance with GAAP.

“Consolidated Leverage Ratio”: as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) Annualized Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided further, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for such period (i) any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income in accordance with GAAP for such period shall be excluded from Consolidated Net Income and (ii) there shall be included in Consolidated Net Income for such fiscal quarter the Estimated Business Interruption Insurance; provided further, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded from Consolidated Net Income any impairment charge taken as a result of any insured loss in such period and any portion of the Consolidated Net Income (in an amount not to exceed the amount of such impairment charge) which relates to casualty or property insurance received or to be received with respect to the same insured loss and included in the calculations of Consolidated Net Income in accordance with GAAP for such period.

“Consolidated Revenues”: means, for any period, an amount equal to the gross revenues of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Senior Debt”: all Consolidated Total Debt other than Subordinated Obligations.

“Consolidated Senior Debt Ratio”: as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Senior Debt on such day to (b) Annualized Adjusted EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, however, with respect to the Indebtedness permitted under Section 7.2(k), such Indebtedness is only included for purposes of this definition to the extent (if at all) that on such date the amount of such Indebtedness is greater than the market value of the assets held in the Rabbi Trust in connection with the Deferred Compensation Plan.

“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

“Construction Budget”: (i) the construction budget for the St. Louis City Project, (ii) the construction budget for the St. Louis County Project, and (iii) the construction budget for the Biloxi Project, as such construction budget my be amended, updated, supplemented, restated and/or modified at anytime and from time to time.

“Construction Consultant”: Professional Associates Construction Services, Inc. (Kent Robertson, Principal), or any replacement thereto that is selected by the Borrower and is reasonably acceptable to the Administrative Agent.

“Construction Plans”: (i) the construction plans and drawings for the St. Louis City Project, (ii) the construction plans and drawings for the St. Louis County Project, and (iii) the construction plans and drawings for the Biloxi Project, as such construction plans may be amended, updated, supplemented, restated and/or modified at anytime and from time to time.

“Construction Timetable”: (i) the construction timetable for the St. Louis City Project, (ii) the construction timetable for the St. Louis County Project, and (iii) the construction timetable for the Biloxi Project, as such construction timetable may be amended, updated, supplemented, restated and/or modified at anytime and from time to time.

“Continuing Directors”: the directors of the Borrower on the Effective Date, and each other director of the Borrower, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Cooperative Endeavor Agreement”: that certain Cooperative Endeavor Development Agreement dated as of November 8, 1999, as amended by an amendment dated as of April 23, 2003, among the Lake Charles Harbor and Terminal District, the Calcasieu Parish Police Jury, the City of Lake Charles, Louisiana, and the Borrower, as further amended, modified or supplemented from time to time.

“Crystal Park Card Club”: approximately 20 acres of land in Compton, California, including 237 guest-room hotel located thereon.

“Declining Lender Notice”: as defined in Section 2.13(f).

“Declining Term Loan Lender”: as defined in Section 2.13(f).

“Declining Term Amount”: as defined in Section 2.13(f)

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deferred Compensation Plan”: that certain Hollywood Park, Inc. Executive Deferred Compensation Plan, originally effective January 1, 2000, as completely amended and restated effective December, 2004 as the First Amendment and Restatement of the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan, as it may be further amended, modified or supplemented from time to time, and the Amended and Restated Hollywood Park, Inc Directors Deferred Compensation Plan originally effective for 1993, as it may be further amended, modified or supplemented from time to time.

“Delayed Draw Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make Delayed Draw Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the total Delayed Draw Term Loan Commitments is $100,000,000.

“Delayed Draw Term Loan Commitment Period”: the period commencing on the Effective Date and ending on the Delayed Draw Term Loan Termination Date (or such earlier date on which (a) the Loans become due and payable pursuant to Section 8 or (b) the Delayed Draw Term Loan Commitment is terminated pursuant to Section 2.11(b).

“Delayed Draw Term Loan Facility”: that term loan facility described in Section 2.1(b).

“Delayed Draw Term Loan Lenders”: each Lender that has a Delayed Draw Term Loan Commitment or that is the holder of Delayed Draw Term Loans.

“Delayed Draw Term Loan Maturity Date”: the sixth anniversary of the Effective Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Delayed Draw Term Loan Percentage”: as to any Delayed Draw Term Loan Lender at any time, the percentage which the sum of such Lender’s unfunded Delayed Draw Term Loan Commitment plus the aggregate principal amount of such Lender’s Delayed Draw Term Loans then outstanding constitutes of the sum of the aggregate unfunded Delayed Draw Term Loan Commitments and the aggregate principal amount of the Delayed Draw Term Loans then outstanding.

“Delayed Draw Term Loan Termination Date”: July 2, 2007.

“Delayed Draw Term Loans”: as defined in Section 2.1(b).

“Delayed Draw Term Note”: as described in Section 2.9(e).

“Derivatives Counterparty”: as defined in Section 7.6.

“Designated Asset Sale”: any Disposition of any of the assets listed on Schedule 7.5.(g) attached hereto.

“Directors’ and Officers’ Trust”: an irrevocable grantor trust holding funds deposited by Borrower to fund indemnification obligations to directors and officers of Borrower and its Subsidiaries.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$”: lawful currency of the United States of America.

“Domestic”: as to any Subsidiary, a Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

“Effective Date”: December 14, 2005.

“Embassy Suites Hotel”: means the hotel located at 901 North 1st Street in St. Louis, Missouri.

“Embassy Suites Hotel Agreements”: collectively, (i) that certain Franchise License Agreement, effective as of September 1, 2005, between Promus Hotels, Inc., a Delaware corporation, as licensee, and PNK (ES), LLC, a Delaware limited liability company, as licensor, with respect to the operation of the Embassy Suites Hotel under the “Embassy Suites” brand and (ii) that certain Management Agreement, effective as of September 1, 2005, between Promus Hotels, Inc., as manager, and PNK (ES), LLC, as owner, with respect to the operation and management of the Embassy Suites Hotel, and (iii) other agreements, including without limitation an information technology agreement, related to the operation of the Embassy Suites Hotel, to be entered into from time to time, as each may be further amended, modified or supplemented from time to time.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Estimated Business Interruption Insurance”: the amount (determined in good faith by senior management of the Borrower) of business interruption insurance the Borrower expects to collect in any applicable period; provided, that, (i) with respect to the damage to the Biloxi Property resulting from Hurricane Katrina and/or Rita, such amount shall not exceed the sum of (A) $4,100,000 per fiscal quarter, and (B) the amount of business interruption insurance not reflected in clause (A) that the Borrower expects to collect as a reimbursement in respect of other expenses incurred at the Biloxi Property with respect to such fiscal quarter (provided that the amount included pursuant to this clause (B) shall not exceed the amount of the other expenses incurred at the Biloxi Property that are actually included in calculating Consolidated Net Income for such fiscal quarter), and (ii) with respect to damage to any Property not covered under the preceding clause (i), such amount shall not exceed the sum of (A) the historical quarterly EBITDA for the previous four quarters for that Property ending prior to the date the damage occurred (or annualized if such property has less than four full quarters of operations), and (B) the amount of business interruption insurance not reflected in clause (A) that the Borrower expects to collect as a reimbursement in respect of other expenses incurred at that Property with respect to such period (provided that the amount included pursuant to this clause

(B) shall not exceed the amount of the other expenses incurred at that Property that are actually included in calculating Consolidated Net Income for such fiscal quarter).

“Eurocurrency Reserve Requirements”: for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal or a fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of Borrower and its Restricted Subsidiaries for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital of Borrower and its Restricted Subsidiaries for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower and its Restricted Subsidiaries, and (vi) all business interruption insurance actually received in Cash during such fiscal year by Borrower and its Restricted Subsidiaries minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income (including non-cash credits received from business interruption insurance), (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in Cash during such fiscal year on account of Capital Expenditures permitted by this Agreement (minus, if none of the St. Louis City Project, the St. Louis County Project, nor the Biloxi Project is under construction, the principal amount of Indebtedness incurred during such fiscal year in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and Delayed Draw Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans and Delayed Draw Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital of Borrower and its Restricted Subsidiaries for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the aggregate net amount of gain on all Dispositions of Property by the Borrower and its Subsidiaries during such fiscal year, to the extent included in arriving at such Consolidated Net Income, (viii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower and its Restricted Subsidiaries, and (ix) the Estimated Business Interruption Insurance

“Excess Cash Flow Application Date”: as defined in Section 2.13(d).

“Existing Credit Agreement”: the credit facility evidenced by that certain Amended and Restated Credit Agreement dated as of August 27, 2004, as amended by the First Amendment, among the Borrower, Lehman, Bear Stearns, BSCL, LCPI and certain lenders party thereto.

“Existing Subordinated Obligations”: (i) the $135,000,000 8.75% Senior Subordinated Notes due 2013 of the Borrower issued pursuant to the First Supplemental Indenture dated as of September 25, 2003 among the Borrower, the initial guarantors referred to therein, and Bank of New York Trust Company, as Trustee, as amended from time to time, and (ii) the $300,000,000 8.25% Senior Subordinated Notes due 2012 of the Borrower issued pursuant to the Indenture dated as of March 15, 2004 among the Borrower, the initial guarantors referred to therein, and Bank of New York Trust Company, as Trustee, as amended from time to time.

“Expansion Capital Expenditures”: Capital Expenditures of the Borrower and its Restricted Subsidiaries that are not Maintenance Capital Expenditures.

“Expenses”: means (i) with regards to the St. Louis City Project, the aggregate costs and expenses (including construction costs, design, FF&E, soft costs, pre-opening and promotional costs) expended in the construction and development of the St. Louis City Project in accordance with the applicable Construction Plans and the applicable Construction Budget, (ii) with regards to the St. Louis County Project, the aggregate costs and expenses (including construction costs, design, FF&E, soft costs, pre-opening and promotional costs) expended in the construction and development of the St. Louis County Project in accordance with the applicable Construction Plans and the applicable Construction Budget, or (iii) with regards to the Biloxi Project, the aggregate costs and expenses (including construction costs, design, FF&E, soft costs, pre-opening and promotional costs) expended in the construction and development of the Biloxi Project in accordance with the applicable Construction Plans and the applicable Construction Budget.

“Facility”: each of the Term Loan Facility, the Delayed Draw Term Loan Facility and the Revolving Credit Facility.

“Fair Value Determination”: with respect to any Disposition of Property, a determination by the management of the Borrower, that such Disposition, taking into account all current consideration and direct and indirect future benefits anticipated to be received by the Borrower and its Subsidiaries in connection with such Disposition, is a reasonable and good faith exercise of business judgment.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Financial Condition Covenants”: the covenants of the Borrower set forth in Section 7.1.

“First Amendment”: that certain First Amendment to the Existing Credit Agreement, dated as of October 11, 2005, among the Borrower, the lenders party thereto and the Administrative Agent.

“Foreign”: as to any Subsidiary, a Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Receipts”: any dividend, distribution, payment, reimbursement or other amounts received in Cash from any Foreign Unrestricted Subsidiary of the Borrower by the Borrower or any Restricted Subsidiary.

“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section, excluding any Indebtedness described in Section 7.2(k).

“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1 and subject to Section 10.16, GAAP shall be determined on the basis of such principles used in the preparation of the December 31, 2004 audited financial statements.

“Gaming Board”: collectively, (a) the California Attorney General (acting pursuant to the California Gambling Control Act), (b) the Nevada Gaming Commission, (c) the Nevada State Gaming Control Board, (d) the Indiana Gaming Commission, (e) the Mississippi Gaming Commission, (f) the Louisiana Gaming Control Board, (g) the Missouri Gaming Commission, and (h) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted or proposed to be conducted by the Borrower and its Subsidiaries.

“Gaming Laws”: all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower and its Subsidiaries.

“Gaming License”: in any jurisdiction in which the Borrower or any of its Subsidiaries conducts or proposes to conduct any casino and gaming business or activities, any license, permit or other authorization to conduct gaming activities that is granted or issued by the applicable Gaming Board for such business activities.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Gaming Boards and Liquor Authorities.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Subsidiary Guarantors.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Immaterial Subsidiaries”: any Subsidiary of the Borrower or its Restricted Subsidiaries that does not (i) hold or own assets with an aggregate net book value of greater than $750,000 and (ii) hold any Gaming Licenses.

“Incremental Delayed Draw Loans”: as defined in Section 2.8(a).

“Incremental Loans”: as defined in Section 2.8(a).

“Incremental Facility Activation Notice”: a notice substantially in the form of Exhibit B-3.

“Incremental Facility Amendments”: as defined in Section 2.8(e).

“Incremental Revolving Credit Loans”: as defined in Section 2.8(a).

“Incremental Term Loans”: as defined in Section 2.8(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (other than chip and token liability incurred in the ordinary course of such Person’s business), (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables and accrued expenses that are current liabilities), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such

Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Indentures”: collectively, the Senior Subordinated Notes Indenture 2003, the Senior Subordinated Notes Indenture 2004, and any future indentures or other agreements governing any New Subordinated Obligations.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans or Delayed Draw Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investments”: as defined in Section 7.7.

“Issuing Lender”: any Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

“L/C Commitment”: $50,000,000.

“L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

“Lake Charles Property”: the L’Auberge du Lac hotel and river-boat casino, located in Lake Charles, Louisiana.

“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including, without limitation, Gaming Laws.

“Lender Addendum”: with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit B, to be executed and delivered by such Lender on the Effective Date as provided in Section 10.17.

“Lenders”: collectively, the Term Loan Lenders, the Delayed Draw Term Loan Lenders and the Revolving Loan Lenders.

“Letters of Credit”: as defined in Section 3.1(a).

“License Revocation”: the revocation, failure to renew, suspension of, refusal to issue, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming

License covering any present or reasonably proposed casino or gaming facility of Borrower or any Restricted Subsidiary.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquor Authorities”: in any jurisdiction in which the Borrower or any of its Subsidiaries sells and/or distributes beer, wine or liquor, or proposes to sell and/or distribute beer, wine or liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering or enforcing the Liquor Laws.

“Liquor Laws”: the laws, rules, regulations and orders applicable to or involving the sale and/or distribution of beer, wine or liquor by the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations or administration thereof by the applicable Liquor Authorities.

“Liquor License”: in any jurisdiction in which the Borrower or any of its Subsidiaries sells and/or distributes beer, wine or liquor, or proposes to sell and/or distribute beer, wine or liquor, any license, permit or other authorization to sell and distribute beer, wine or liquor that is granted or issued by the Liquor Authorities.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Subsidiary Guaranty, the Security Documents, the Applications and the Notes.

“Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

“Maintenance Capital Expenditures”: Capital Expenditures that are incurred to maintain, restore, refurbish or replace fixed or capital assets or equipment of the Borrower and its Restricted Subsidiaries.`

“Majority Facility Lenders”: with respect to any Facility (i) the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, (ii) the holders of more than 50% of the aggregate unpaid principal amount of the Delayed Draw Term Loans and unfunded Delayed Draw Term Loan Commitments, or (iii) the holders of more than 50% of the aggregate unpaid principal amount of the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

“Majority Revolving Credit Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Credit Facility.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Maximum Foreign Subsidiary Investment Amount”: as of any date of determination, the sum of (a) $1,500,000; plus (b) all amounts received by the Borrower or any Restricted Subsidiary as Foreign Subsidiary Receipts after August 27, 2004 through such date of determination, minus (c) all Reclassified Foreign Subsidiary Receipts.

“Maximum Expansion Capital Expenditures Amount”: as of any date of determination, the amount equal to the sum of (a) $200,000,000; plus (b) the Net Cash Proceeds received under property and casualty insurances policies and reinvested in the business of the Borrower and its Restricted Subsidiaries; (c) Net Cash Proceeds from Asset Sales or condemnations; (d) the Net Cash Proceeds of any Capital Stock (other than Capital Stock issued in connection with compensatory stock options for employees and consultants) issued by the Borrower after the Effective Date less the amounts of investments made pursuant to Section 7.7(k) in excess of $50,000,000; and (e) (i) 50% times (ii) (x) the Net Cash Proceeds received by the Borrower with respect to New Subordinated Obligations incurred pursuant to Section 7.2(g) minus (y) the amount of such Net Cash Proceeds applied to pay Indebtedness (not including any amount applied to pay any Indebtedness under the Revolving Credit Facility unless the Revolving Credit Commitments are permanently reduced in connection with such application).

“Moody’s”: Moody’s Investors Service, Inc.

“Monthly Construction Progress Report”: as defined in Section 6.2(i).

“Mortgaged Properties”: the real properties listed on Schedule 1.1(a) as and when the Administrative Agent for the benefit of the Secured Parties is granted a Lien pursuant to one or more Mortgages in accordance with the terms of this Agreement.

“Mortgages”: collectively, (i) each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the secured parties, which mortgages and deeds of trust shall be substantially in the form of Exhibit C-1, and (ii) each of the amended and restated mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the secured parties, which mortgages and deeds of trust shall be substantially in the form of Exhibit C-2, in each case with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgages and deeds of trust are to be recorded and in each case as the same may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale, any Recovery Event or any Designated Asset Sale, the proceeds thereof in the form of Cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, Recovery Event or Designated Asset Sale, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale, Recovery Event or Designated Asset Sale (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the Cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Lender”: as defined in Section 2.8(e).

“New Lender Supplement”: as defined in Section 2.8(e).

“New Orleans Property”: the Boomtown New Orleans hotel and river-boat casino, located in Harvey, Louisiana.

“New Subordinated Obligations”: unsecured subordinated Indebtedness of the Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is six months following the Term Loan Maturity Date and Delayed Draw Term Loan Maturity Date, (b) is not secured by any Lien on the Property of Borrower or any of its Subsidiaries, and (c) is otherwise on terms (except for pricing) which are (i) in the aggregate not more favorable to the holders of such Indebtedness than those contained in the Existing Subordinated Obligations as in effect on the date hereof in any manner which is detrimental to the Agents or the Lenders or substantially identical thereto (in each case, as determined by the Administrative Agent in its discretion) or (ii) otherwise approved by the Required Lenders; provided, however, for purposes of this clause (c) Borrower shall be permitted to incur convertible subordinated debt on terms reasonably acceptable to the Administrative Agent and otherwise in compliance with clauses (a) and (b) above.

“Non-Excluded Taxes”: as defined in Section 2.21(a).

“Non-U.S. Lender”: as defined in Section 2.21(d).

“Note”: any promissory note evidencing any Loan.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant”: as defined in Section 10.6(b).

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Refinancing Notes”: the notes evidencing the Permitted Refinancing Obligations.

“Permitted Refinancing Obligations”: unsecured Indebtedness of the Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is six months following the Term Loan Maturity Date and Delayed Draw Term Loan Maturity Date; (b) is not secured by any Lien on the Property of Borrower or any of its Subsidiaries, and (c) is otherwise on terms (except for pricing) which are (i) not, in the aggregate, more favorable to the holders of such Indebtedness than those contained in the Existing Subordinated Obligations as in effect on the date hereof (except such Permitted Refinancing Obligations need not contain subordination provisions) in any manner which is detrimental to the Agents or the Lenders or substantially identical thereto (in each case, as determined by the Agent in its discretion) or (ii) otherwise approved by the Lenders who will represent Required Lenders after giving effect to the application of any proceeds of Permitted

Refinancing Obligations to prepay Term Loans and Delayed Draw Term Loans (or if all Term Loans and Delayed Draw Term Loans have been repaid, to prepay Permitted Refinancing Obligations).

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any Single Employer Plan or employee benefit plan that is subject to Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreements”: collectively, the Pledge Agreements (Gaming Regulated) and the Pledge Agreement (General).

“Pledge Agreement (Gaming Regulated)”: the amended and restated pledge agreements (including the Post-Closing Gaming Pledge Agreements) executed and delivered by the Borrower and the Restricted Subsidiaries (other than Immaterial Subsidiaries) covering, subject to exceptions set forth in such agreements, the Capital Stock owned by the Borrower or any Restricted Subsidiary in any Subsidiary (other than Foreign Unrestricted Subsidiaries) that conducts gambling, gaming or casino activities that are subject to Gaming Laws.

“Pledge Agreement (General)”: the amended and restated pledge agreement executed and delivered by the Borrower and the Restricted Subsidiaries (other than Immaterial Subsidiaries) covering, subject to exceptions set forth in such agreements, the Capital Stock held by the Borrower and any of such Subsidiaries in all Subsidiaries of the Borrower, other than the Foreign Unrestricted Subsidiaries or the Subsidiaries the Capital Stock of which is pledged pursuant to a Pledge Agreement (Gaming Regulated).

“Pledged Stock”: Capital Stock pledged to the Administrative Agent for the benefit of the Secured Parties, pursuant to the Pledge Agreements.

“Post-Closing Gaming Pledge Agreements”: the Pledge Agreements (Gaming Regulated) listed on Schedule 1.1(c).

“Preferred Ship Mortgages”: each of the amended and restated preferred ship mortgages made by any Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, as described in Schedule 1.1(b), which preferred ship mortgages shall be substantially in the form of Exhibit D, as the same may be further supplemented, modified, amended, extended or supplanted from time to time.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

“Projections”: as defined in Section 6.2(c).

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

“Rabbi Trust”: that certain Grantor Trust Agreement made the 1st day of January, 2000 by and between the Borrower and Wachovia Bank, N.A., as trustee (or any successor trustee), as amended, modified and supplemented from time to time in accordance with this Agreement.

“Reclassified Foreign Subsidiary Receipts”: as of any date of determination, the aggregate amount of Foreign Subsidiary Receipts received by the Borrower or any Restricted Subsidiary after the Effective Date and through the date of determination (a) which have not been invested in any Foreign Unrestricted Subsidiary in accordance with the provisions of Section 7.7(j); and (b) with respect to which the Borrower has provided the Administrative Agent an irrevocable written notice prior to such date of determination that Foreign Subsidiary Receipts in such amount is not available for investment in any Foreign Unrestricted Subsidiary.

“Recovery Event”: any payment in excess of $2,500,000 in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries.

“Redevelopment Agreement”: that certain Redevelopment Agreement dated as of April 22, 2004 by and between the Land Clearance for Redevelopment Authority of the City of St. Louis and Borrower, as may be amended, extended, renewed, supplemented, restated, amended and restated or otherwise modified from time to time.

“Refunded Swing Line Loans”: as defined in Section 2.7(b).

“Refunding Date”: as defined in Section 2.7(c).

“Register”: as defined in Section 10.6(d).

“Regulation H”: Regulation H of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans or the Delayed Draw Term

Loans or to reduce the Revolving Credit Commitments pursuant to Section 2.13(b) or Section 2.13(c), as applicable, as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer and delivered to the Administrative Agent within ten (10) Business Days after an Asset Sale or Recovery Event stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets otherwise permitted pursuant to this Agreement.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring fifteen (15) months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets permitted under this Agreement with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Fund”: with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor (or an Affiliate of such investment adviser) as such Lender, by such Lender or an Affiliate of such Lender.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of (a) until the Effective Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid amount of the Term Loans then outstanding, (ii) the aggregate unpaid amount of the Delayed Draw Term Loans then outstanding, (iii) the unfunded Delayed Draw Term Loan Commitments (if any), and (iv) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Required Prepayment Lenders”: the Majority Facility Lenders in respect of each Facility.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower; provided that the treasurer of the Borrower may act as a Responsible Officer with respect to any Borrowing Notices to be delivered under this Agreement.

“Restricted Payments”: as defined in Section 7.6.

“Restricted Subsidiaries”: as of the date of determination, all Subsidiaries of the Borrower other than Subsidiaries of the Borrower which have been properly designated as Unrestricted Subsidiaries of the Borrower in accordance with the definition thereof. The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary in writing to Administrative Agent, provided that no Default or Event of Default would be in existence following such designation.

“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $450,000,000.

“Revolving Credit Commitment Period”: the period from and including the Effective Date to the Revolving Credit Termination Date.

“Revolving Credit Facility”: the revolving credit facility described in Section 2.4.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

“Revolving Credit Loans”: as defined in Section 2.4.

“Revolving Credit Note”: as defined in Section 2.9(e).

“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date”: the fifth anniversary of the Effective Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Security Agreement.

“Security Agreement”: the Amended and Restated Security Agreement executed and delivered by the Borrower and the Restricted Subsidiaries (other than Immaterial Subsidiaries) on the Effective Date, substantially in the form of Exhibit E, as may be supplemented, modified, amended, extended or supplanted from time to time.

“Security Documents”: the collective reference to the Security Agreement, the Trademark Collateral Assignment, the Pledge Agreements (Gaming Regulated), the Pledge Agreement (General), the Mortgages, the Preferred Ship Mortgages, the Collateral Assignment of the Redevelopment Agreement, and any other security agreement, pledge agreement, deed of trust, mortgage, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Subordinated Notes Indenture 2003”: the Indenture dated as of September 25, 2003, among the Borrower, the initial guarantors referred to therein, and Bank of New York Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of September 25, 2003, and as further amended from time to time, pursuant to which certain of the Existing Subordinated Obligations were issued.

“Senior Subordinated Notes Indenture 2004”: Indenture dated as of March 15, 2004 among the Borrower, the initial guarantors referred to therein, and Bank of New York Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of December 3, 2004, and as further amended from time to time, pursuant to which certain of the Existing Subordinated Obligations were issued.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Change of Control”: a “Change of Control”, or like event, as defined in any of the Indentures or other document entered into by the Borrower or any Restricted Subsidiary with respect to any New Subordinated Obligations or Permitted Refinancing Obligations.

“Specified Hedge Agreement”: any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

“S&P”: Standard & Poor’s Ratings Services.

“STAR and TIF Bonds”: collectively, tax based bonds and tax increment financing bonds issued by a governmental authority to finance the development of the properties subject to the Cabela’s Transaction.

“St. Louis City Project”: the resort casino and hotel project contemplated to be constructed in St. Louis, Missouri (not including the Condo Component and the Embassy Suites Hotel).

“St. Louis City Project Hotel Agreements”: a franchise/license agreement, a management agreement and other related agreements, including without limitation an information technology agreement, each to be entered into by the Borrower or its Restricted Subsidiary in connection with operation and management of the hotel to be built as part of the St. Louis City Project, in the form of the customary franchise or management agreement for the applicable franchisor or manager or such other form as shall be reasonably acceptable to the Administrative Agent.

“St. Louis County Ground Lease”: that certain Lease and Development Agreement, dated as of August 12, 2004, by and between the Borrower and the St. Louis County Port Authority, as it may be amended, amended and restated or otherwise modified from time to time, for an approximate 56 acre tract of land, together with the improvements thereon covered by such ground lease, located in the Lemay area of St. Louis County, Missouri.

“St. Louis County Project”: the resort casino, community facilities and access road, and hotel project contemplated to be constructed in St. Louis County, Missouri.

“St. Louis Riverboat Acquisition”: the acquisition of a riverboat (and associated assets) that as of the Effective Date is docked in St. Louis, Missouri.

“Subordinated Notes”: the notes evidencing the Existing Subordinated Obligations or the New Subordinated Obligations.

“Subordinated Obligations”: collectively, the Existing Subordinated Obligations and the New Subordinated Obligations.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each direct and indirect Domestic Subsidiary of the Borrower and, to the extent that it would not result in an adverse tax, foreign gaming, or foreign law consequence that is material for or with respect to such Subsidiary, Foreign Subsidiary of the Borrower (in each case, other than the Immaterial Subsidiaries and the Unrestricted Subsidiaries), that has executed a Subsidiary Guaranty or a joinder thereto.

“Subsidiary Guaranty”: the Amended and Restated Subsidiary Guaranty executed and delivered by the Restricted Subsidiaries (other than Immaterial Subsidiaries) parties thereto on the Effective Date, substantially in the form of Exhibit F, as may be amended, supplemented or supplanted from time to time in accordance with the terms of this Agreement.

“Swing Line Commitment”: the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swing Line Lender”: Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

“Swing Line Loans”: as defined in Section 2.6.

“Swing Line Note”: as defined in Section 2.9(e).

“Swing Line Participation Amount”: as defined in Section 2.7(c).

“Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the total Term Loan Commitments is $200,000,000.

“Term Loan Facility”: that term loan facility described in Section 2.1(a).

“Term Loan Lenders”: each Lender that has a Term Loan Commitment or that is the holder of Term Loans.

“Term Loan Maturity Date”: the sixth anniversary of the Effective Date (or such earlier date on which the Loans become due and payable pursuant to Section 8).

“Term Loan Percentage”: as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

“Term Loans”: as defined in Section 2.1(a).

“Term Note”: as described in Section 2.9(e).

“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

“Trademark Collateral Assignment”: the Amended and Restated Trademark Collateral Assignment executed and delivered by the Borrower and the Restricted Subsidiaries (other than Immaterial Subsidiaries) on the Effective Date, substantially in the form of Exhibit G, as may be supplemented, modified, amended, extended or supplanted from time to time.

“Transferee”: as defined in Section 10.14.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“UCC”: the Uniform Commercial Code under New York law except to the extent the law of any local jurisdiction applies.

“Undeveloped Reno Property”: approximately 500 acres of undeveloped land adjacent to the Boomtown Hotel and Casino in Reno, Nevada owned by the Borrower and/or any of its Restricted Subsidiaries as of the Effective Date, other than the land and real property constituting the Cabela’s Transaction Property.

“Unrestricted Subsidiaries”: the Foreign Subsidiaries and the Domestic Subsidiaries designated on the Effective Date as Unrestricted Subsidiaries on Schedule 4.15 and any other Subsidiary of the Borrower formed or acquired after the Effective Date and designated as “Unrestricted” by the Borrower to Administrative Agent in writing, provided, however, that (a) no Subsidiary may be designated as an Unrestricted Subsidiary at any time when a Default or Event of Default has occurred and remains continuing, or would result from such designation, (b) the Borrower shall make any such designation prior to or substantially concurrently with the acquisition or formation of the relevant Subsidiary; provided, however, that any Immaterial Subsidiary may be re-designated as “Unrestricted” at any time before such Subsidiary ceases to be an Immaterial Subsidiary.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

SECTION 2.

AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loan and Delayed Draw Term Loan Commitments.

(a) Subject to the terms and conditions hereof, the Term Loan Lenders severally agree to make term loans to the Borrower, on a pro rata basis according to their respective Term Loan Percentage, in the maximum aggregate principal amount equal to $200,000,000 (collectively, the “Term Loans”). The Term Loans shall be made in a single drawing on the Effective Date. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14; provided that no Term Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Term Loan Maturity Date.

(b) Subject to the terms and conditions hereof, the Delayed Draw Term Loan Lenders severally agree to make term loans to the Borrower, on a pro rata basis according to their respective Delayed Draw Term Loan Percentage, in the maximum aggregate principal amount equal to $100,000,000 (collectively, the “Delayed Draw Term Loans”). The Delayed Draw Term Loans shall be made in up to five (5) drawings of not less than $20,000,000 each during the Delayed Draw Term Loan Commitment Period (which drawings may not exceed, in the aggregate, $100,000,000). The Delayed Draw Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.14; provided that no Delayed Draw Term Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Delayed Draw Term Loan Maturity Date.

2.2 Procedure for Term Loan and Delayed Draw Term Loan Borrowing.

(a) The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) requesting that the Term Loan Lenders make the requested Term Loans. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date, each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Term Loan Lender.

(b) The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) requesting that the Delayed Draw Term Loan Lenders make the requested Delayed Draw Term Loans. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Borrowing Date, each Delayed Draw Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Delayed Draw Term Loan to be made by such Delayed Draw Term Loan Lender.

(c) The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders under clause (a) or (b) of this Section 2.2, in like funds as received by the Administrative Agent. Any Term Loans and Delayed Draw Term Loans made on the Effective Date shall initially be Base Rate Loans.

2.3 Repayment of Term Loans and Delayed Draw Term Loans.

(a) The Term Loans shall be payable as follows: (i) quarterly installments in an annual amount equal to 1.00% of the principal amount of the Term Loans outstanding on the earlier of (x) the final funding of the Delayed Draw Term Loan or (y) the Delayed Draw Term Loan Termination Date, commencing on December 31, 2007, and continuing on the last day of each March, June, September and December occurring thereafter, and ending on the Term Loan Maturity Date and (ii) the remaining unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

(b) The Delayed Draw Term Loans shall be payable as follows: (i) quarterly installments in an annual amount equal to 1.00% of the principal amount of the Delayed Draw Term Loans outstanding on the earlier of (x) the final funding of the Delayed Draw Term Loan or (y) the Delayed Draw Term Loan Termination Date, commencing on December 31, 2007, and continuing on the last day of each March, June, September, and December occurring thereafter, and ending on the Delayed Draw Term Loan Maturity Date and (ii) the remaining unpaid principal amount of the Delayed Draw Term Loans on the Delayed Draw Term Loan Maturity Date.

2.4 Revolving Credit Commitments. Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender’s Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.14, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date. The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Effective Date shall initially be Base Rate Loans. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of

Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

2.6 Swing Line Commitment.

Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.

(a) Subject to the terms and conditions hereof, the Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the “Refunding Date”), purchase for Cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Revolving Credit Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e) Each Revolving Credit Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Incremental Loans.

(a) Borrower may at any time, by notice to Administrative Agent, request that, subject to the following conditions and otherwise in accordance with this Agreement, Lenders and/or New Lenders, provide up to an aggregate amount of $250,000,000 in additional loans (the “Incremental Loans”), which Incremental Loans may be provided as one or more additional tranches of term loans (“Incremental Term Loans”), as one or more additional tranches of delayed draw term loans (“Incremental Delayed Draw Term Loans”) or as one or more tranches of revolving loans (“Incremental Revolving Credit Loans”); provided, that, (i) no Default or Event of Default shall have occurred and be continuing or result from such Incremental Loans, (ii) the terms of the Incremental Loans are in compliance with Section 2.8(c) below, (iii) the Borrower shall have received all approvals from all applicable Gaming Authorities necessary or, in the discretion of the Administrative Agent, advisable in connection with such Incremental Loans; (iv) the Borrower shall have delivered to the Administrative Agent a legal opinion of each such special or local counsel as may be reasonably requested by the Administrative Agent; (v) the Borrower shall have delivered to the Administrative Agent title and extended coverage insurance for each real property Collateral covering the amount of the Incremental Loans containing such endorsements and affirmative coverage as the Administrative Agent may reasonably request; and (vi) Administrative Agent and Borrower shall execute conforming amendments to this Agreement and the other Loan Documents (collectively, the “Incremental Facility Amendments”) to reflect such Incremental Loans without the consent of any Lender, including, without limitation, to provide for the terms set forth in the Incremental Facility Activation Notice described below or Section 2.8(c).

(b) Upon receipt of such notice and an officer’s certificate as to the satisfaction of the foregoing conditions, Administrative Agent shall use all commercially reasonable efforts to arrange for Lenders or New Lenders to provide such Incremental Loans. Alternatively, any Lender may commit to provide the full amount of the requested Incremental Loans and then offer portions of such Incremental Loans to the other Lenders or other financial institutions, subject to the approval of Administrative Agent. Nothing contained in this paragraph or otherwise in this Agreement is intended or will be required to commit any Lender or any Agent to provide any portion of any such additional Incremental Loans.

(c) The Incremental Loans (a) shall rank pari passu in right of payment and of security with the Revolving Loan, the Term Loans and the Delayed Draw Term Loans, (b) shall not mature earlier than the Term Loan Maturity Date and Delayed Draw Term Loan Maturity Date (but may, subject to clause (c) below, have amortization prior to such date), (c) shall not have a weighted average life that is shorter than the then-remaining weighted average life of the Term Loans or the Delayed Draw Term Loans, and (d) except as set forth above, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans and the Delayed Draw Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that if the Applicable Margin relating to any Incremental Loan (as adjusted for upfront fees payable to Lenders of the Incremental Loans and original issue discount) exceeds the Applicable Margin relating to the Term Loans and the Delayed Draw Term Loans immediately prior to the effectiveness of the Incremental Facility Amendments by more than 0.25%, the Applicable Margin relating to the Term Loans and the Delayed Draw Term Loans shall be adjusted to an amount equal to the Applicable Margin of the Incremental Loans (as such Applicable Margin is adjusted to reflect for upfront fees payable to the Lenders of the Incremental Loans and original issue discount) minus 0.25%.

(d) Prior to the expiration of the Delayed Draw Term Loan Commitment Period, if this Agreement is amended, supplemented or restated to add an additional credit facility and/or additional term loans to refinance the existing Term Loans or the Delayed Draw Term Loans, the Applicable Margin on the new term loans cannot be less than the existing Applicable Margin on the Term Loans and the Delayed Draw Term Loans, without unanimous written consent of the Term Loan Lenders or Delayed Draw Term Loan Lenders.

(e) The Borrower and any one or more Lenders (including New Lenders) that agree to provide Incremental Loans shall execute and deliver to the Administrative Agent an Incremental Facility Activation Notice specifying, in compliance with Section 2.8(c): (i) the amount of the Incremental Loans and the Facility or Facilities involved, (ii) the applicable Incremental Loans closing date which shall be a Business Day, (iii) the Incremental Loans maturity date, (iv) the amortization schedule for the Incremental Term Loans and Incremental Delayed Draw Term Loans, as applicable, and (v) the Applicable Margin for such Incremental Loans. Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.8(c) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit B-2, whereupon (i) such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement and (ii) the Incremental Term Loans shall be treated as “Term Loans” and the Incremental Delayed Draw Term Loans shall be treated as “Delayed Draw Term Loans,” and the “Incremental Revolving Credit Loans” shall be treated as “Revolver Credit Loans” for all purposes of this Agreement, other than for purposes of the provisions of this Agreement specifically modified or addressed in the Incremental Facility Activation Notice.

2.9 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Swing Line Lender, Term Loan Lender or Delayed Draw Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date, (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date, (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(a) and (iv) the principal amount of each Delayed Draw Term Loan of such Delayed Draw Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(b). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.16.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Delayed Draw Term Loans, Revolving Credit Loans, or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit I-1, I-2, I-3, or I-4, respectively (a “Term Note”, “Delayed Draw Term Note”, “Revolving Credit Note”, or “Swing Line Note”, respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of Loans on a Borrowing Date.

2.10 Commitment Fees, etc.

(a) Revolving Credit Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate applicable to the Revolving Credit Commitment on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) Delayed Draw Term Loan Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender a commitment fee for the period from and including the Effective Date to the last day of the

Delayed Draw Term Loan Commitment Period, computed at the Commitment Fee Rate applicable to the Delayed Draw Term Loan Commitment on the average daily amount of the Available Delayed Draw Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Delayed Draw Term Loan Commitment Period, commencing on the first of such dates to occur after the date hereof.

(c) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

(d) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

2.11 Termination or Reduction of Commitments.

(a) The Borrower shall have the right, upon not less than five Business Days’ irrevocable notice delivered to the Administrative Agent (which notice shall specify the date and amount of such commitment reduction), to terminate the Revolving Credit Commitments or, from time to time, reduce the unused Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments.

(b) The Borrower shall have the right, upon not less than five Business Days’ irrevocable notice delivered to the Administrative Agent (which notice shall specify the date and amount of such commitment reduction), to reduce or terminate the unused Delayed Draw Term Loan Commitments.

2.12 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans, Delayed Draw Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22, and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans, Delayed Draw Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

2.13 Mandatory Prepayments and Commitment Reductions.

(a) Unless the Required Prepayment Lenders shall otherwise agree, upon any sale, issuance or incurrence of Indebtedness (other than Indebtedness permitted pursuant to Section 7.2) by the Borrower, then upon receipt of the Net Cash Proceeds from such sale, issuance or incurrence, the Term Loans and the Delayed Draw Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.13(e).

(b) Unless the Required Prepayment Lenders shall otherwise agree, on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale the Term Loans and the Delayed Draw Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced by an amount equal to the amount of such Net Cash Proceeds, which prepayments and reductions shall be applied as set forth in Section 2.13(e); provided, that:

(i) if (x) no Default or Event of Default would exist or arise therefrom and (y) not later than ten (10) Business Days after the date of the receipt by the Borrower of the Net Cash Proceeds from any Asset Sale, Borrower shall have delivered to Administrative Agent a Reinvestment Notice stating the amount of such Net Cash Proceeds which is intended to be reinvested, directly or indirectly, in assets otherwise permitted pursuant to this Agreement prior to the Reinvestment Prepayment Date with respect to such Reinvestment Notice, then the amount set forth in such Reinvestment Notice as intended to be reinvested shall not be required to be applied as set forth in this Section 2.13(b);

(ii) to the extent such Net Cash Proceeds are from an Asset Sale of Collateral, the assets in which such Net Cash Proceeds are reinvested must also be Collateral; and

(iii) if all or any portion of such Net Cash Proceeds are not reinvested in assets in accordance with the applicable Reinvestment Notice (and in the case of Net Cash Proceeds from an Asset Sale of Collateral, in compliance with clause (ii) above) on or prior to the applicable Reinvestment Payment Date, such remaining portion shall be applied on the applicable Reinvestment Payment Date to prepay Term Loans and/or the Delayed Draw Term Loans and/or to reduce the Revolving Credit Commitments, all in accordance with Section 2.13(e).

(c) Unless the Required Prepayment Lenders shall otherwise agree, on any date the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Recovery Event the Term Loans and the Delayed Draw Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced by an amount equal to the amount of such Net Cash Proceeds, which prepayments and reductions shall be applied as set forth in Section 2.13(e); provided, that

(i) if (x) no Default or Event of Default would exist or arise therefrom and (y) not later than ten (10) Business Days after the date of the receipt by the Borrower of the Net Cash Proceeds from any Recovery Event, Borrower shall have delivered to Administrative Agent a Reinvestment Notice stating the amount of such Net Cash Proceeds which is intended to be reinvested, directly or indirectly, in assets otherwise permitted pursuant to this Agreement prior to the Reinvestment Payment Date with respect to such Reinvestment Notice, then the amount set forth in such Reinvestment Notice as intended to be reinvested shall not be required to be applied as set forth in this Section 2.13(c);

(ii) to the extent such Net Cash Proceeds are from a Recovery Event with respect to Collateral, the assets in which such Net Cash Proceeds are reinvested must also be Collateral; and

(iii) if all or any portion of such Net Cash Proceeds are not reinvested in assets in accordance with the applicable Reinvestment Notice (and in the case of Net Cash Proceeds from a Recovery Event with respect to Collateral, in compliance with clause (ii) above) on or prior to the applicable Reinvestment Payment Date, such remaining portion shall be applied on the applicable Reinvestment Payment Date to prepay Term Loans and/or the Delayed Draw Term Loans and/or to reduce the Revolving Credit Commitments, all in accordance with Section 2.13(e); provided, however, that if any portion has not been used prior to the applicable Reinvestment Payment Date and Borrower is diligently pursuing the reinvestment of such amount, then such application of the remaining portion shall not be required for so long as such reinvestment is being diligently pursued.

Notwithstanding the foregoing provisions of Section 2.13(b) and Section 2.13(c), up to $50,000,000 of Net Cash Proceeds of Asset Sales and Recovery Events received by Borrower and its Restricted Subsidiaries during the term of this Agreement, shall be excluded from the mandatory prepayment provisions contained in Section 2.13(b) and Section 2.13(c).

(d) Unless the Required Prepayment Lenders shall otherwise agree, commencing with fiscal year 2006, if there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Term Loans and the Delayed Draw Term Loans shall be prepaid and/or the Revolving Credit Commitments shall be reduced, by an amount equal to 50% of such Excess Cash Flow, as set forth in Section 2.13(e). Each such prepayment and commitment reduction shall be made on a date (an “Excess Cash Flow Application Date”) no later than five (5) days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(e) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to clauses (a), (b), (c), or (d) of this Section 2.13 shall be allocated, first, (i) prior to the expiration of the Delayed Draw Term Loan Commitment Period, all such amounts shall be allocated pro rata to the Term Loan Facility and the Delayed Draw Term Loan Facility, to be applied (x) with respect to the Term Loan Facility, for the benefit of all Term Loan

Lenders in accordance with their respective Term Loan Percentages as a prepayment towards the Term Loans and (y) with respect to the Delayed Draw Term Loan Facility, the then unfunded Delayed Draw Term Loan Commitments will be reduced by the lesser of the amount of such prepayment allocated to the Delayed Draw Term Loan Facility and the then amount of the unfunded Delayed Draw Term Loan Commitments, and if the amount of such prepayment applied to the Delayed Draw Term Loan Facility is greater than the then unfunded Delayed Draw Term Loan Commitments, such excess shall be allocated, for the benefit of all Delayed Draw Term Loan Lenders in accordance with their respective Delayed Draw Term Loan Percentages as a prepayment towards the funded Delayed Draw Term Loans; and (ii) after the Delayed Draw Term Loan Termination Date, all such amounts shall be allocated pro rata towards the prepayment of the Term Loans and the funded Delayed Draw Term Loans, and second, to reduce permanently the Revolving Credit Commitments; provided that the Revolving Credit Commitments shall not be required to be reduced below $250,000,000. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in Cash into a cash collateral account subject to documentation reasonably satisfactory to the Administrative Agent.

(f) The Borrower shall provide each of the Term Loan Lenders and the Delayed Draw Term Loan Lenders with five (5) Business Days prior written notice of each such prepayment and any Term Loan Lender or Delayed Draw Term Loan Lender, at its option, may elect, so long as there are any Term Loans or Delayed Draw Term Loans outstanding, not to accept its ratable portion of such prepayment in which event the provisions of the next sentence shall apply. Any Term Loan Lender or Delayed Draw Term Loan Lender declining such prepayment (each such Lender being a “Declining Term Loan Lender” and the amount of such Lender’s ratable portion of such prepayment being the “Declined Term Amount”) shall give written notice to the Administrative Agent substantially in the form of Exhibit S (each, a “Declining Lender Notice”), by 11:00 A.M. (New York City Time) on the Business Day immediately preceding the date on which such prepayment would otherwise be made and then the Declined Term Amount for all Declining Term Loan Lenders may be retained by the Borrower; provided, that if part or all of a Declined Term Amount consists of proceeds from the sale or other disposition of Collateral (“Collateral Proceeds”), the portion of any Declined Term Amount that consists of Collateral Proceeds shall be paid to all Lenders that are not Declining Term Loan Lenders (the “Accepting Term Loan Lenders,” and each such Accepting Term Loan Lender being an “Accepting Term Loan Lender”) on a pro-rata basis based upon the total amount outstanding (including all accrued but unpaid interest) then owed by Borrower to each such Accepting Term Loan Lender along with any prepayment amount to be paid pursuant to this Section 2.13; provided, further, that in the event that the Collateral Proceeds exceed the total amount owed to Accepting Term Loan Lenders following mandatory prepayments under this Section 2.13 (other than the Collateral Proceeds), such amount shall be returned to the Borrower.

2.14 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.15 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

2.16 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c) If all or a portion of the principal amount of any Loan or the amount of any Reimbursement Obligation or the amount of any other obligation hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such unpaid amount (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (i) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (ii) in the case of Reimbursement Obligations or any other obligations hereunder, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until the date such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.17 Computation of Interest and Fees.

(a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders

(as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.19 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages, Delayed Draw Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and Delayed Draw Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b) Each payment (including each prepayment) of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied pro rata to the installments of such Term Loans. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) of the Delayed Draw Term Loans shall be allocated among the Delayed Draw Term Loan Lenders pro rata based on the principal amount of such Delayed Draw Term Loans held by such Delayed Draw Term Loan Lenders, and shall be applied pro rata to the installments of such Delayed Draw Term Loans. Amounts prepaid on account of the Delayed Draw Term Loans may not be reborrowed.

(d) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

(e) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans

(except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(f) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(h) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(i) If at any time insufficient funds are received by and available to the Administrative Agent to pay amounts of principal, unreimbursed L/C Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Obligations.

2.20 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, and setting forth in such notice, in reasonable detail, the basis and calculation of such amounts.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which request shall set forth, in reasonable detail, the basis and calculation of the additional amount sought), the Borrower shall pay to such Lender such additional amount or amounts as set forth in the aforesaid notice; provided, that the Borrower shall not be required to compensate a Lender pursuant to this clause (b) for any amounts incurred more than six months prior to the date on which such Lender notified the Borrower of such Lender’s intention to claim compensation therefor; provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six month period shall be extended to include the period of such retroactive effect.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) and setting forth, in reasonable detail, the basis and calculation of such amounts shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.21 Taxes.

(a) All payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder that would have been received hereunder or under any other Loan Document had such withholding not been required; provided, however, that neither the Borrower nor any Guarantor shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this paragraph (a). The Borrower or the applicable Guarantor shall make any such required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) Each Lender (or Transferee) that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit J and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

2.22 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.23 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.22.

2.24 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20, 2.21(a) or 2.23 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.20, 2.21(a) or 2.23.

2.25 Replacement of Lenders. If any Lender (a) requests reimbursement for amounts owning pursuant to Sections 2.20(a) or 2.21(a), (b) is affected in the manner described in Section 2.23 and as a result thereof any of the actions described in such Section 2.23 is required to be taken, (c) becomes a defaulting Lender, and (d) refuses to consent to an amendment, modification or waiver pursuant to Section 10.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Assignee (to the extent of such outstanding principal, accrued interest, fees and/or breakage costs) or the Borrower (in the case of all other amounts), (iii) such Assignee is able to make, maintain or continue, as applicable, Eurodollar Rate Loans, and (iv) such assignment does not conflict with any applicable Law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.

LETTERS OF CREDIT

3.1 L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit and, to the extent available from such Issuing Lender, commercial letters of credit (collectively, the “Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing

Lender and the Administrative Agent at their addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after receipt by such Issuing Lender and the Administrative Agent of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

3.3 Fees and Other Charges.

(a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee (in an amount to be agreed to by the Borrower and such Issuing Lender) on the aggregate drawable amount of all outstanding Letters of Credit issued by it, which fee shall be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, upon demand at the Administrative Agent’s Payment Office

(and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

(b) If any amount required to be paid by any L/C Participant to the Administrative Agent, for the account of an Issuing Lender, pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, who shall notify such L/C Participant and such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent, for the account of such Issuing Lender, by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate the Administrative Agent submitted on behalf of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent or any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent, for the account of such L/C Participant (and thereafter the Administrative Agent shall promptly pay such L/C Participant), its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent, for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender), the portion thereof previously distributed by such Issuing Lender.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.16(b) and (ii) thereafter, Section 2.16(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

4.1 Financial Condition.

(a) The unaudited pro forma balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2005 (including the notes thereto) (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect to the transactions contemplated by this Agreement (as if such events had occurred on such date) and based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at September 30, 2005, assuming such transactions had actually occurred at such date.

(b) The audited consolidated and unaudited consolidating balance sheets of the Borrower as of December 31, 2004, and as of the most recent fiscal year for which financial statements are required to be delivered under Section 6.1(a) and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal years ended on such dates, in the case of consolidated financial statements, reported on by and accompanied by an unqualified report from a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to the Administrative Agent, in each case, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(c) The unaudited consolidated and consolidating balance sheets of the Borrower as of September 30, 2005, and as of the most recent fiscal quarter for which financial statements are required to be delivered under Section 6.1(b) and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal quarter and the year-to-date ended on such dates, in each case, present fairly the consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated and consolidating results of its operations and its consolidated cash flows for the respective fiscal period then ended (subject to year end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

(d) The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases other than those not prohibited hereunder or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this Section 4.1.

4.2 No Change. Since December 31, 2004 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect, other than the property damage to and effects on the operating results of the Biloxi Property, the New Orleans Property and the Lake Charles Property, in each case, resulting from Hurricane Katrina and/or Hurricane Rita.

4.3 Organizational Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries, other than Immaterial Subsidiaries, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Organizational Power; Authorization; Enforceable Obligations. Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect; and certain consents, authorization, filings and notices specifically identified on Schedule 4.4 which have not been obtained, but have been requested and are anticipated to be received in the due course of business of the applicable party from whom such consent or authorization has been requested, and (ii) the filings referred to in Section 4.19 and Section 6.11. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby except proceedings of the Gaming Boards identified on Schedule 4.4, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has marketable and insurable title to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property, and the Property is not subject to any Lien except as permitted by Section 7.3, except that the St. Louis County Ground Lease, prior to the approval of the St. Louis County Project by the appropriate Gaming Board, provides the lessor thereof rights to terminate such lease.

4.9 Intellectual Property. The Borrower and its Restricted Subsidiaries own, or are licensed to use, all material Intellectual Property necessary for the conduct of their business as currently conducted, taken as a whole. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property in a manner that reasonably could be expected to result in a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in any material respect in a manner that reasonably could be expected to result in a Material Adverse Effect.

4.10 Taxes. Each of the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those with respect to which the amount or validity thereof is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien, other than Liens permitted under Section 7.3(a), has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) in a manner that is in violation of any of the Regulations of the Board or for any purpose that otherwise violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

4.15 Subsidiaries.

(a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the Effective Date. Schedule 4.15 sets forth as of the Effective Date the name and jurisdiction of formation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party. Schedule 4.15 also identifies all of the Unrestricted Subsidiaries and Immaterial Subsidiaries as of the Effective Date.

(b) As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (a) stock options granted to employees or directors and directors’ qualifying shares, and (b) with respect to the Capital Stock of the Borrower, subscriptions, options, warrants, calls, rights or other agreements or commitments to which the Borrower is not a party) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

4.16 Use of Proceeds. The proceeds of the Term Loans and Delayed Draw Term Loans shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including (i) to repay the term loans under the Existing Credit Facility and for fees and expenses associated therewith, (ii) to pay the fees and expenses related to this amendment and restatement of the Existing Credit Agreement, and (ii) to pay for all or a portion of the Expenses associated with the St. Louis City Project, the St. Louis County Project, the Biloxi Property and any other development property. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including (i) to pay for all or a portion of the Expenses associated with the St. Louis City Project, the St. Louis County Project, the Biloxi Property and any other development property, and (ii) to pay the fees and expenses related to this amendment and restatement of the Existing Credit Agreement.

4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which

Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

(d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents.

(a) The Security Documents (other than Post-Closing Gaming Pledge Agreements) are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. From and after execution and delivery thereof, the Post-Closing Gaming Pledges will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock pledged in favor of the Administrative Agent pursuant to the Pledge Agreements, when any certificates representing such Pledged Stock that is a security under Section 8-102(a)(15) of the UCC are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents as to which a security interest can be perfected by filing of the UCC financing statement, when UCC financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and delivered to the Administrative Agent), the security interests created by the Security Documents securing such Collateral shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Mortgages to be executed and delivered on the Effective Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered pursuant to Section 6.10(b)), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

4.20 Solvency. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

4.21 Senior Indebtedness. The Obligations constitute “Senior Debt” of the Borrower under and as defined in the Indentures. The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty constitute “Guarantor Senior Indebtedness” of such Subsidiary Guarantor under and as defined in the Indentures.

4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

4.23 Gaming Laws. The Borrower and the Restricted Subsidiaries are in compliance with all applicable Gaming Laws in all respects which are applicable to the operations, businesses and prospects of the Borrower and the Restricted Subsidiaries, taken as a whole except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

4.24 Insurance Proceeds. The Estimated Business Interruption Insurance included in the most recent certificate delivered by the Borrower pursuant to Section 6.2 is a good faith estimate of the aggregate amount to be received with respect to business interruption insurance for the applicable periods with respect to the Property of the Borrower or its Restricted Subsidiaries.

SECTION 5.

CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Subsidiary Guaranty, executed and delivered by a duly authorized officer of each Subsidiary Guarantor, (iii) the Security Documents (other than Post-Closing Gaming Pledge Agreements) covering the Collateral (including Mortgages for each of the Mortgaged Properties), executed and delivered by a duly authorized officer of each party thereto, (iv) a Lender Addendum executed and delivered by each Lender with a Term Loan, a Delayed Draw Term Loan, a Term Loan Commitment or a Delayed Draw Term Loan Commitment and accepted by the Borrower, and (v) a written consent by the Majority Revolving Credit Facility Lenders; provided, the Borrower will have sixty (60) days to execute and deliver to the Administrative Agent such Security Documents or such other documents, including the amendments to the Security Documents, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in Crystal Park Card Club and if such Crystal Park Card Club is transferred in a transaction permitted pursuant to Section 7.5(q), no such security interest shall be required.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date after giving effect to the extensions of credit to be made on such date and the application of the proceeds of such extensions of credit.

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited and unaudited (which have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 100) financial statements of the Borrower and its Subsidiaries. There shall not have occurred any event, development or circumstance since December 31, 2004 (the date of the most recent audited financial statements delivered to the Lenders as of the date hereof) that has caused or could reasonably be expected to have a Material Adverse Effect or that calls into question in any material respect the projections previously supplied to the Lenders or any of the material assumptions on which such projections were prepared, other than the property damage to and effects on the operating results of the Biloxi Property, the New Orleans Property and the Lake Charles Property, in each case, resulting from Hurricane Katrina and/or Hurricane Rita.

(d) Approvals. All governmental and third party approvals (excluding only the consents and approvals listed on Schedule 4.4 attached hereto) necessary or, in the discretion of the Administrative Agent, advisable in connection with the transactions contemplated by this Agreement and the continuing operations of the Borrower and its Subsidiaries as presently conducted shall have been obtained and be in full force and effect or otherwise applied for or requested (and the Borrower has no reason to believe that they will not be obtained in due course), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(e) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of any instrument evidencing funded Indebtedness of the Loan Parties and the loan documents related thereto.

(f) Lender Approvals; Amendment and Restatement of the Existing Credit Facility. The Administrative Agent shall have received the approval of the Majority Revolving Credit Facility Lenders to the increase of the Total Revolving Credit Commitments to $450,000,000 as contemplated by this Agreement and evidence satisfactory to the Administrative Agent that the term loans under the Existing Credit Agreement have been paid off and terminated. In connection with the foregoing, the Existing Credit Agreement shall be simultaneously amended and restated pursuant to the terms hereof, and arrangements satisfactory to the Administrative Agent shall have been made for the amendment of Liens and security interests granted in connection therewith.

(g) Revolving Credit Facility. On the Effective Date, not more than $100,000,000 of the Revolving Credit Loans (including Letters of Credit) shall be drawn under the Existing Credit Agreement.

(h) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.

(i) Business Plan. The Lenders shall have received a business plan for fiscal years 2006-2012 and a satisfactory written analysis of the business and prospects of the

Borrower and its Subsidiaries for the period from the Effective Date through the final maturity of the Facilities, all in form and substance reasonably satisfactory to the Lenders.

(j) Sufficient Capital. The Lenders shall be satisfied, in their sole discretion, with the sufficiency of the amounts available under the Revolving Credit Facility to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the Effective Date and the consummation of the transactions contemplated by this Agreement.

(k) Solvency Analysis. The Lenders shall have received a satisfactory solvency certificate and analysis by the chief financial officer of the Borrower in the form of Exhibit P attached hereto, which shall document the solvency of the Borrower and its Restricted Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby, in form and substance reasonably satisfactory to the Lenders.

(l) Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all or any portion of the assets of the Loan Parties (including, without limitation, tax liens, judgments, litigation, trademark liens, ship mortgages and UCC filings), and such searches shall reveal no liens on any of the assets of the Loan Parties, except for Liens permitted by Section 7.3.

(m) Environmental Matters. The Administrative Agent shall have received a Phase 1 report with respect to the real property owned and leased by the Borrower and its Restricted Subsidiaries which is subject to the Mortgages, prepared by an environmental consultant acceptable to the Administrative Agent, in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

(n) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit K, with appropriate insertions and attachments.

(o) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Irell & Manella LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit L-1;

(ii) the legal opinion of Jack Godfrey, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit L-2; and

(iii) the legal opinion of local counsel in each of jurisdictions listed on Schedule 4.19(b) and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(p) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock that are securities under Section 8-102(a)(15) of the UCC pledged pursuant to the Pledge Agreements, together with an undated power or assignment for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; provided, the Lenders and Administrative Agent acknowledge that the perfection of security interest in Capital Stock subject to the Pledge Agreements (Gaming Regulated) requires prior approval of such Pledge Agreements (Gaming Regulated) by the applicable Gaming Boards.

(q) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent and be in proper form for filing, registration or recordation.

(r) Title Insurance; Flood Insurance.

(i) The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties (other than approximately 296 acres of undeveloped land in the Reno, Nevada area and properties listed on Schedule 5.1(r)(i)) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all recorded access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

(ii) The Administrative Agent shall have received in respect of each Mortgaged Property (other than approximately 296 acres of undeveloped land in the Reno, Nevada area) a mortgagee’s extended coverage (ALTA) title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount that is not less than the lesser of (x) the aggregate fair market value of the real property covered thereby and (y) the aggregate amount of the Commitments, with a “tie-in” endorsement reasonably acceptable to the Administrative Agent; (B) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (C) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (D) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (E) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request, and (F) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

(iii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage that is in a designated flood zone and for which insurance can be obtained under the National Flood Insurance Act of 1968 (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

(iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above.

(s) Insurance. The Administrative Agent shall have received insurance certificates evidencing that the requirements of this Agreement and the Mortgages with respect to the maintenance of insurance have been satisfied.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit on the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date and the application of the proceeds of such extensions of credit.

(c) Pro Forma Compliance. With respect to the funding of any Incremental Term Loan or Incremental Delayed Draw Term Loan, after giving pro forma effect to the funding of such Incremental Term Loan or Incremental Delayed Draw Term Loan, as applicable, and the application of the proceeds thereof on such funding date, the Borrower is in pro forma compliance with the Financial Condition Covenants set forth in Section 7.1 (excluding Section 7.1(b)) as of the last day of the most recently ended fiscal quarter of the Borrower, with respect to which financial statements have been delivered or required to be delivered pursuant to Section 6.1(a) or (b), as if such Incremental Term Loan or Incremental Delayed Draw Term Loan, as applicable, had been outstanding on the last day of such fiscal quarter of the Borrower for testing compliance therewith.

SECTION 6.

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

6.1 Financial Statements. Furnish to each Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to the Administrative Agent; and (ii) supporting consolidating financial information in a form reasonably acceptable to the Administrative Agent;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, and (ii) supporting consolidating financial information in a form reasonably acceptable to the Administrative Agent, in each case; certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its

Subsidiaries as at the end of such month and the related unaudited consolidated statement of income for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2 Certificates; Other Information; Construction Monitoring. Furnish to each Agent (with sufficient copies for Lenders) and, in case of clauses (g) and (h) hereof, solely to the Construction Consultant:

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) if the Borrower is not required to file financial statements with the SEC, within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(e) within five days after the same are sent, copies (or if such statements are publicly available, notice of such availability) of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower makes to, or files with, the SEC;

(f) promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(g) promptly upon completion of the respective Construction Budget, Construction Plan and Construction Timetable, a copy of the same with respect to each of the St. Louis City Project, the St. Louis County Project, and the Biloxi Project, respectively, a copy of the same and a copy of each subsequent material amendment, modification or supplement to the same promptly following the mutual execution thereof at any time from time to time;

(h) on or before the 20th day of the calendar month succeeding the calendar month during which construction commenced and on or before the 20th day of each month during the construction of the St. Louis City Project, the St. Louis County Project, and the Biloxi Project, an updated line item Construction Budget and construction disbursement and payment reconciliation for the previous month, and all other information reasonably requested by the Construction Consultant with respect to the preparation of the Monthly Construction Progress Report referred to in Section 6.2(i) below;

(i) as soon as available, and in any event no later than 10 days after the end of each calendar month for which the Borrower is required to comply with Section 6.2(h) above (provided, that, if the Borrower has delivered notice to the Administrative Agent that the Borrower intends to replace the Construction Consultant, then such period shall be extended an additional thirty (30) days), the Borrower shall cause the Construction Consultant to deliver a construction progress report to the Administrative Agent in a form reasonably acceptable to the Administrative Agent (the “Monthly Construction Progress Report”) detailing its findings during the construction of the St. Louis City Project, St. Louis County Project and Biloxi Project through the month for which information was delivered to the Construction Consultant pursuant to clauses (g) and (h) above, including but not limited to (i) all Expenses associated with the applicable project with respect to its Construction Budget, (ii) the progress of the applicable project with respect to its Construction Plan, and (iii) the status of the applicable project with respect to its Construction Timetable; and

(j) if all or any portion of the Condo Component is to be developed by the Borrower or any of its Restricted Subsidiaries, as soon as practicable, the Borrower shall deliver to the Administrative Agent, with respect to the Condo Component, the following information and materials (collectively, the “Condo Information Package”):

(i) the construction budget, the construction timetable and the construction plans and specifications; and

(ii) the organizational documents of any Person formed as a Restricted Subsidiary to own and/or develop the Condo Component.

The Borrower shall cause representatives of the Borrower to be available to discuss the Condo Information Package (and its contents) with the Administrative Agent and the Construction Consultant, and shall attempt to answer and resolve any questions the Administrative Agent may have concerning the Condo Information Package.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, if any, and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except (i) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) with respect to Contractual Obligations and/or Requirements of Law being diligently contested in good faith; provided that the result of such contest could not reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. (a) Except (x) as in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (y) property damage to and effects on the operating results of the Biloxi Property, the New Orleans Property and the Lake Charles Property resulting from Hurricane Katrina and/or Hurricane Rita, keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to any Gaming Laws restricting such actions, permit representatives of any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and, if no Default or Event of Default has occurred, upon reasonable advance notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding against the Borrower or any of its Restricted Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or which could reasonably be expected to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any material required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e) in any event within ten days of obtaining knowledge thereof, any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws.

(a) Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b) Except as in the aggregate could not reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Interest Rate Protection. Within ninety (90) days after the Effective Date, not less than 40% of the aggregate principal amount of the Funded Debt of the Borrower shall either bear interest to its maturity at a fixed interest rate or shall be subject to Hedge Agreements which provide interest rate protection for a period of not less than three years, from the date of execution of each such Hedge Agreement and have terms and conditions reasonably satisfactory to the Administrative Agent.

6.10 Additional Collateral, etc.

(a) With respect to any Property acquired after the Effective Date by the Borrower or any of its Restricted Subsidiaries (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g), (h) and (s), and (z) any real property leases entered into by the Borrower or Restricted Subsidiaries, as tenants, with gross annual rent payments for each lease not to exceed $250,000 or the term not in excess of three (3) years) and subject to compliance with applicable Gaming Laws (which the Borrower agrees and agrees to cause the applicable Restricted Subsidiary to pursue approvals to permit any such pledges) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent; provided, if the Borrower gives notice that a Property acquired after the Effective Date will be used for the Condo Component, the Borrower will have thirty (30) days to execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and if such Property is transferred in a transaction permitted pursuant to Section 7.7(n), no such security interest shall be required.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,500,000 acquired after the Effective Date by the Borrower or any of its Restricted Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g) and (h)), promptly (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), (ii) if requested by the Administrative Agent in writing, provide the Lenders with

(x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; provided, if the Borrower gives notice that a Property acquired after the Effective Date will be used for the Condo Component, the Borrower will have thirty (30) days to execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and if such Property is transferred in a transaction permitted pursuant to Section 7.7(n), no such security interest shall be required.

(c) With respect to any new Domestic Restricted Subsidiary created or acquired after the Effective Date and, to the extent that it would not result in an adverse tax, foreign gaming or foreign law consequence that is material for or with respect to such Subsidiary, any new Foreign Restricted Subsidiary created or acquired after the Effective Date (which in each case, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary by designation or otherwise) and subject to compliance with applicable Gaming Laws (which the Borrower agrees and agrees to cause the applicable Restricted Subsidiary to pursue approvals to permit any such security interests), by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Domestic Restricted Subsidiary (subject only to Liens permitted pursuant to Section 7.3 of this Agreement) and in the 66% of the total outstanding Capital Stock of such new Foreign Restricted Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock that are securities under Section 8-102(a)(15) of the UCC, together with undated stock powers or assignments, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Loan Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Security Documents with respect to such new Subsidiary (subject only to Liens permitted pursuant to Section 7.3 of this Agreement), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Unrestricted Subsidiary (other than (x) the Foreign Unrestricted Subsidiaries and (y) to the extent actions described herein are prohibited by the terms of the formation or organizational documents of an Unrestricted Subsidiary or agreements by which such Unrestricted Subsidiary or its assets are bound, the Unrestricted Subsidiaries created or acquired for purposes of the transactions permitted under Section 7.7(l), (n) and (s)) created or acquired after the Effective Date by the Borrower or any of its Restricted Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Loan Documents or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Domestic Unrestricted Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock that are securities under Section 8-102(a)(15) of the UCC, together with undated stock powers or assignments, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) With respect to any material third party agreements or material entitlements that do not attach to the real property entered into or received by the Borrower or any of its Restricted Subsidiaries in connection with the construction of the St. Louis City Project, the St. Louis County Project and the Biloxi Project, use best efforts to promptly execute and deliver to the Administrative Agent such collateral assignment of the applicable third party agreement or entitlement in a form as is reasonably acceptable to the Administrative Agent.

6.11 Post-Closing Filings with Gaming Authorities.

(a) Promptly after the Effective Date, make filings with the Gaming Boards of all relevant jurisdictions in respect of the transactions contemplated by the Loan Documents to the extent that such filings are required by applicable Gaming Laws.

(b) Not later than 75 days after the Effective Date, the Borrower shall execute and deliver, and cause the applicable Restricted Subsidiary, to execute and deliver each of the Post-Closing Gaming Pledge Agreements.

6.12 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

SECTION 7.

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Leverage Ratio
After the Effective Date and on or prior to June 30, 2008	7.00
After June 30, 2008 and on or prior to September 30, 2008	6.75
After September 30, 2008 and on or prior to December 31, 2008	6.50
After December 31, 2008 and on or prior to March 31, 2009	6.00
After March 31, 2009 and on or prior to June 30, 2009	5.50
After June 30, 2009 and on or prior to September 30, 2009	5.25
After September 30, 2009 and on or prior to December 31, 2009	5.00
Thereafter	4.50

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Interest Coverage Ratio
After the Effective Date and on or prior to December 31, 2008	1.50
After December 31, 2008 and on or prior to December 31, 2009	1.75
Thereafter	2.00

(c) Consolidated Senior Debt Ratio. Permit the Consolidated Senior Debt Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Senior Debt Ratio
After the Effective Date and on or prior to March 31, 2007	3.50
After March 31, 2007 and on or prior to June 30, 2008	3.75
After June 30, 2008 and on or prior to September 30, 2008	3.25
After September 30, 2008 and on or prior to December 31, 2008	3.00
After December 31, 2008 and on or prior to March 31, 2009	2.75
Thereafter	2.50

7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of (i) the Borrower to any Subsidiary, (ii) any Wholly Owned Subsidiary Guarantor to the Borrower or any other Wholly Owned Subsidiary Guarantor, and (iii) any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor to any other Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor; provided any such Indebtedness is unsecured and subordinated to the Obligations in a manner satisfactory to the Administrative Agent;

(c) (i) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) and (ii) Indebtedness of any Person that becomes a direct or indirect Subsidiary of the Borrower after the Effective Date in an acquisition, provided such Indebtedness existed prior to the time such Person becomes a Subsidiary and neither the Borrower nor any other Loan Party (other than the newly acquired Subsidiary) is liable for such Indebtedness; provided that the aggregate principal amount of Indebtedness permitted pursuant to this Section 7.2(c) shall not exceed $50,000,000 at any time outstanding;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d);

(e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Restricted Subsidiary;

(f) (i) Indebtedness of the Borrower in respect of the Existing Subordinated Obligations and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Subsidiary Guarantor under the Security Documents to the same extent as the obligations of the Borrower in respect of the Existing Subordinated Obligations are subordinated to the Obligations;

(g) New Subordinated Obligations (and Guaranty Obligations of any Subsidiary Guarantor in respect of such Indebtedness), provided, that after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on the date of such incurrence (treating any Indebtedness paid or prepaid with such proceeds as being paid or prepaid on the date of such incurrence if an irrevocable notice of payment or prepayment is given on the date of such incurrence and such payment or prepayment occurs on or prior to five (5) Business Days after such incurrence), the Consolidated Leverage Ratio (calculated pro forma as if such incurrence and application has occurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered or required to be delivered pursuant to Section 6.1(a) or (b)) shall not be higher than 0.25 less than the level required for such fiscal quarter pursuant to Section 7.1(a);

(h) New Subordinated Obligations and/or Permitted Refinancing Obligations (and Guaranty Obligations of any Subsidiary Guarantor in respect of such Indebtedness), all of the Net Cash Proceeds of which are used to refinance (including pursuant to a tender, redemption, exchange or other replacement) Term Loans, Delayed Draw Term Loans, Subordinated Obligations or Permitted Refinancing Obligations (and all interest and expenses incurred in connection therewith);

(i) to the extent not available from the Lenders, (x) Guaranty Obligations with respect to commercial letters of credit up to an aggregate amount not to exceed $25,000,000 at any one time outstanding so long as (i) such Indebtedness is incurred in the ordinary course of business and (ii) such Indebtedness is incurred for the purpose of effecting payment for goods or services required by the Borrower or any of its Restricted Subsidiaries, and (y) Guaranty Obligations with respect to standby letters of credit up to an aggregate amount of $4,500,000 at any time one outstanding;

(j) Deferred compensation payable to employees, officers and/or directors under the Deferred Compensation Plan;

(k) any Indebtedness incurred in accordance with Section 2.8;

(l) (x) Indebtedness incurred pursuant to Section 4.21.3 of the Redevelopment Agreement in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding, and (y) Indebtedness to the applicable franchisor or manager for funds advanced on behalf of, or obligations owed by, the Borrower or any Restricted Subsidiary pursuant to the Embassy Suites Hotel Agreements or the St. Louis City Project Hotel Agreements; and

(m) Indebtedness incurred in connection with the purchase, equipping, furnishing and/or refurbishing of one or more aircraft in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding.

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments and other similar governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business or in connection with the projects which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, encroachment, title defects, restrictions and other similar encumbrances created or suffered in the ordinary course of business or incurred in permitted real estate development activities (including, without limitation, (i) in connection with the subdivision of the Condo Component from the remainder of the St. Louis City Project and (ii) in connection with obtaining the necessary approvals to develop the St. Louis City Project, the St. Louis County Project, the Biloxi Project or any other development project);

(f) Liens in existence on the date hereof listed on Schedule 7.3(f);

(g) Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(c)(i) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased; and (iv) the amount of Indebtedness initially secured thereby is not less than 75%, or more than 100% of the purchase price of such fixed or capital asset;

(h) any Lien to secure Indebtedness permitted pursuant to Section 7.2(c)(ii); provided that (i) such Lien is on Property of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary; (ii) such Lien was not created in contemplation of the acquisition of, merger or consolidation with or investment in such Person and (iii) such Lien does not extend to any assets other than those of the Person subject to such acquisition, merger, consolidation or investment;

(i) Liens created pursuant to the Security Documents;

(j) any lease affecting Property owned by the Borrower or any other Subsidiary entered into, assumed or otherwise acquired in the ordinary course of its business and covering only the assets so leased;

(k) Liens on Cash deposited to secure reimbursement obligations under commercial letters of credit permitted under Section 7.2(i), so long as the amount of Cash subject to any such Lien does not exceed 110% of the amount of the Indebtedness secured thereby;

(l) Intellectual Property rights granted by the Borrower or a Restricted Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Borrower or the Restricted Subsidiaries, taken as a whole;

(m) any attachment or judgment Lien not constituting an event of default under Section 8(h);

(n) Liens arising from the filing of UCC financing statements relating solely to leases permitted by this Agreement;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property which does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(q) Liens reflected as exceptions on the title policies issued to the Administrative Agent on the Effective Date as contemplated under Section 5.1(r)(ii), or in connection with Property acquired or mortgaged after the Effective Date, on title policies issued pursuant to Section 6.10;

(r) any Lien (i) on the Property for the St. Louis City Project securing Indebtedness permitted pursuant to Section 7.2(l)(x) not to exceed a principal amount of $10,000,000 and interest on such principal amount and (ii) securing Indebtedness permitted pursuant to Section 7.2(l)(y) or obligations owed to the applicable franchisor or manager pursuant to the Embassy Suites Hotel Agreements or the St. Louis City Project Hotel Agreements;

(s) Liens securing Indebtedness of the Borrower or any other Restricted Subsidiary incurred pursuant to Section 7.2(m), provided that (i) such Liens do not at any time encumber any Property other than the Property financed or refinanced by such Indebtedness, and (ii) the amount of Indebtedness initially secured thereby is not more than 100% of fair market value of such fixed or capital asset;

(t) Earnest money or other deposits in Cash or Cash Equivalents for permitted transactions; and

(u) Liens not otherwise permitted by this Section 7.3 so long as (i) such Liens do not secure funded Indebtedness, and (ii) the aggregate outstanding amount of the obligations secured thereby does not exceed $10,000,000 at any one time outstanding.

7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a) any Person may be merged, consolidated or amalgamated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity and the Borrower shall comply with Section 6.12 in connection therewith) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a

Subsidiary Guarantor and the Borrower shall comply with Section 6.10 and Section 6.12 in connection therewith) and any Immaterial Subsidiary may be merged, consolidated or amalgamated with or into any Immaterial Subsidiary;

(b) any Subsidiary of the Borrower may liquidate, wind up, dissolve or cease to exist or may Dispose of any or all of its assets to the Borrower or any Restricted Subsidiary; and

(c) a conversion of any Restricted Subsidiary to another form of organization when no Default or Event of Default exists or would result therefrom; provided that the Borrower and such Restricted Subsidiary execute any assumption documents reasonably requested by the Administrative Agent to continue the perfection of Liens granted pursuant to the Loan Documents and to continue all other obligations under the Loan Documents to which such Restricted Subsidiary was a party.

7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of personal property that is no longer used or useful in the ordinary course of business;

(b) the Disposition of Cash or Cash Equivalents and the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4;

(d) Dispositions by the Borrower or a Restricted Subsidiary to the Borrower or another Restricted Subsidiary;

(e) Dispositions of any Investment in an Unrestricted Subsidiary;

(f) the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor and the sale or issuance of any Immaterial Subsidiary’s Capital Stock to any Immaterial Subsidiary;

(g) any Designated Asset Sale, provided that a Fair Value Determination has been made with respect to such Disposition;

(h) Dispositions of Property, not otherwise permitted under this Section 7.5, in any one transaction or series of related transactions having a value not in excess of $10,000,000, and having an aggregate value not in excess of $20,000,000 in any fiscal year and not in excess of $50,000,000 during the term of this Agreement;

(i) Dispositions by the Borrower or any Restricted Subsidiary of its interest in the Argentina Subsidiaries and/or the Chilean Subsidiaries;

(j) any Recovery Event, provided, that the requirements of Section 2.13(c) are complied with in connection therewith;

(k) any Disposition of any Investment permitted pursuant to Section 7.7(k);

(l) any Disposition constituting any lease otherwise permitted under Section 7.3(j);

(m) any Disposition of Intellectual Property otherwise permitted under Section 7.3(l);

(n) any Disposition of all or any portion of the Property comprising the Condo Component, provided that a Fair Value Determination has been made with respect to such Disposition;

(o) dedications of rights of way, easements or other development concessions made by Borrower or its Restricted Subsidiaries as may be required in connection with obtaining the necessary approvals to develop, improve or remodel the St. Louis City Project, the St. Louis County Project, the Biloxi Project or any other development project;

(p) any Disposition of all or any portion of the Cabela’s Transaction Property;

(q) any Disposition of all or any portion of the Crystal Park Card Club;

(r) any Disposition of one or more aircraft;

(s) any Disposition of all or any portion of the Undeveloped Reno Land in a transaction in compliance with Section 7.7(l); and

(t) any Disposition of all or any portion of the STAR and TIF Bonds.

7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Restricted Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in Cash or property or in obligations of the Borrower or any Restricted Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:

(a) (i) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor or (ii) any Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor may make Restricted Payments to another Restricted Subsidiary that is not a Wholly Owned Subsidiary Guarantor;

(b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

(c) the Borrower may repurchase or redeem Capital Stock of the Borrower to the extent required by any Gaming Board to prevent a License Revocation; and

(d) the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary following the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this paragraph subsequent to the Effective Date (net of any proceeds received by the Borrower during the corresponding period following the Effective Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,000,000 per fiscal year.

7.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business (including, without limitation, advances to patrons of the casino operations of the Borrower or the Restricted Subsidiaries consistent with ordinary course gaming operations);

(b) Investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d) Investments in existence on the date hereof listed on Schedule 7.7(d);

(e) loans and advances to employees of the Borrower or any Restricted Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Restricted Subsidiaries of the Borrower not to exceed $5,000,000 at any one time outstanding;

(f) Investments consisting of the extension of credit to customers and suppliers of the Borrower and the Restricted Subsidiaries in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof;

(g) Investments received in connection with the settlement of any bona fide dispute with another Person or in satisfaction of judgments;

(h) Investments in assets not prohibited by Section 7.14 made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount; provided that any such Investments made with Net Cash Proceeds of any Recovery Event with respect to Hurricane Katrina and/or Hurricane Rita shall be made solely in assets located in the United States and owned by the Borrower or a Domestic Restricted Subsidiary;

(i) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Restricted Subsidiary;

(j) Investments in the Foreign Unrestricted Subsidiaries by the Borrower or a Restricted Subsidiary in an aggregate amount not to exceed the Maximum Foreign Subsidiary Investment Amount;

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount outstanding at any time (valued at cost) not exceed the sum of (i) $50,000,000 plus (ii) 50% of the Net Cash Proceeds of any Capital Stock (other than Capital Stock issued with compensatory stock options for employees and consultants);

(l) Borrower or its Restricted Subsidiaries shall be permitted to transfer all or any portion of the Undeveloped Reno Property to an Unrestricted Subsidiary or a joint venture of the Borrower or its Restricted Subsidiary; provided that any equity interest received by the Borrower or its Restricted Subsidiary in exchange therefore or in connection therewith shall be pledged as Collateral;

(m) Investments made in connection with Hedge Agreements entered into by Borrower or any of its Subsidiaries as required by Section 6.9 and to the extent not prohibited by Section 7.15;

(n) Investments in an Unrestricted Subsidiary or a joint venture for the purpose of development of the Condo Component in an amount not to exceed $10,000,000 at any one time outstanding;

(o) (i) Investments by the Borrower or any of its Restricted Subsidiaries in any Person that concurrently with such Investment becomes a Restricted Subsidiary or that is merged into or consolidated with Borrower or a Restricted Subsidiary pursuant to Section 7.4(a), or (ii) the acquisition of any assets (including by merger, consolidation or otherwise) constituting an ongoing business by a Borrower or a Restricted Subsidiary; provided that in the case of clause (i) and (ii), (x) the Borrower and the applicable Restricted Subsidiaries, if any, shall comply with Section 6.10 in connection therewith; (y) with respect to all such Investments or acquisitions (other than the St. Louis Riverboat Acquisition), notwithstanding the treatment provided pursuant to GAAP, the aggregate purchase price shall be treated as Capital Expenditures and subject to the restrictions and carveouts contained in Section 7.16; and (z) with respect to the St. Louis Riverboat Acquisition, a portion of the purchase price equal to the greater of (A) 50% of the aggregate purchase price and (B) the portion of the aggregate purchase price that is required to be allocated to fixed or capital assets or additions to equipment and which is required to be capitalized under GAAP on a balance sheet of the applicable Person shall be treated as Capital Expenditures and subject to the restrictions and carveouts contained in Section 7.16;

(p) Investments made by the Borrower in any Subsidiary received in exchange solely for common stock of the Borrower;

(q) Investments made by the Borrower in the STAR and TIF Bonds, not to exceed $10,000,000 at any time outstanding;

(r) Investments made pursuant to the Redevelopment Agreement, the Embassy Suites Hotel Agreements, and the St. Louis City Project Hotel Agreements; and

(s) the Borrower or its Restricted Subsidiaries shall be permitted to transfer all or any portion of the Cabela’s Transaction Property to an Unrestricted Subsidiary or a joint venture of the Borrower or any Restricted Subsidiary.

7.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc.

(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the principal of Subordinated Notes or the Permitted Refinancing Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Subordinated Notes or the Permitted Refinancing Notes, provided that:

(i) the Borrower may prepay Existing Subordinated Obligations or New Subordinated Obligations in connection with the refinancing of such Existing Subordinated Obligations or New Subordinated Obligations with the proceeds of New Subordinated Obligations permitted pursuant to Section 7.2(g);

(ii) if there is no Default or Event of Default (giving effect to such transaction), the Borrower may make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease the Borrower’s Indebtedness under the Senior Subordinated Notes Indenture 2003 and the Senior Subordinated Notes Indenture 2004 in an amount not to exceed $100,000,000;

(b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes or the Permitted Refinancing Notes, other than:

(i) any such amendment, modification, waiver or other change which would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon, or such amendments, modifications, waivers or other changes that do not in the aggregate render such instruments more restrictive than they were prior thereto;

(ii) to conform the Senior Subordinated Notes Indenture 2003 to Senior Subordinated Notes Indenture 2004; or

(iii) any other revisions, amendments, waivers or modifications that are determined by the Administrative Agent not to be adverse to the Lenders;

(c) designate any Indebtedness (other than the Obligations) as “Designated Senior Indebtedness” for the purposes of the Indentures; or

(d) amend the Borrower’s certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.

7.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than transactions between or among the Borrower or any Restricted Subsidiary) unless such transaction is (a) not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the provisions of this Section 7.9 shall not apply to transactions permitted pursuant to Section 7.6, Section 7.7(l), (n), or (s), or Section 7.17.

7.10 Limitation on Sales and Leasebacks. Except for the Disposition of one or more aircraft in a transaction permitted pursuant to Section 7.5(r), enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property, which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.12 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Security Documents, other than (a) this Agreement and the other Loan Documents, (b) the Indentures, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions in leases and licenses entered into in the ordinary course of business consistent with past practices (in each case applicable solely to such lease or license or the Property subject to such lease or license), (e) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 solely to the extent that such restrictions apply solely to the assets to be Disposed, (f) in accordance with applicable Gaming Laws, (g) restrictions in any agreement relating to the Condo Component, the Undeveloped Reno Property and Cabela’s Transaction, (h) the St. Louis County Ground Lease, and (i) customary restrictions contained in agreements with respect to Indebtedness permitted pursuant to Section 7.2(c), (d) and (m).

7.13 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other

Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary, or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents; (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (iii) customary restrictions in an agreement to Dispose of assets in a transaction permitted under Section 7.5 solely to the extent that such restriction applies solely to the assets to be Disposed; (iv) customary anti-assignment provisions in leases and licenses entered into in the ordinary course of business consistent with past practices (in each case applicable solely to such lease or license or the Property subject to such lease or license); (v) customary restrictions on transfers of assets contained in any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (vi) restrictions in any agreement relating to the Condo Component, the Undeveloped Reno Property and the Cabela’s Transaction, and (vii) restrictions contained in agreements with respect to Indebtedness permitted pursuant to Section 7.2(c), (d) and (m).

7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement or that are reasonably related or similar thereto, except the Borrower may (i) enter into any joint venture or financing for the Condo Component or (ii) pursue the pre-development of all or any part of the Undeveloped Reno Property and Cabela’s Transaction Property.

7.15 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates.

7.16 Capital Expenditures. Make any Capital Expenditure, or become legally obligated to make any Capital Expenditure during the term of this Agreement, except:

(a) (i) Capital Expenditures associated with the St. Louis City Project and/or the St. Louis County Project which do not result in the aggregate Cash Capital Expenditures (including capitalized pre-opening expenses, and excluding capitalized interest and original land costs) associated with those projects being in excess of $750,000,000; provided, such amount may be increased at any time (whether before or after the aggregate $750,000,000 has been incurred) by up to $35,000,000 upon consultation with and approval of the Administrative Agent;

(b) Expansion Capital Expenditures (other than Capital Expenditures otherwise permitted under this Section 7.16) made during the term of this Agreement which do not result in the portion of such Capital Expenditures made in Cash exceeding the Maximum Expansion Capital Expenditures Amount, minus the amount of Cash Capital Expenditures made under Section 7.16(f)(ii);

(c) Capital Expenditures associated with the acquisition, construction and development of the Condo Component not to exceed $60,000,000 less the amount previously invested pursuant to Section 7.7(n);

(d) Capital Expenditures to the extent made with common stock of the Borrower;

(e) Maintenance Capital Expenditures (other than Capital Expenditures otherwise permitted under this Section 7.16) for any fiscal year during the term of this Agreement not to exceed, as of any date of determination, the amount limited to 6.00% of Consolidated Revenues of the Borrower and its Subsidiaries for the immediately preceding fiscal year, provided that the amount of Maintenance Capital Expenditures permitted to be made in any fiscal year may be increased by the amount of Maintenance Capital Expenditures not expended in the preceding fiscal years;

(f) Capital Expenditures associated with the Biloxi Project which do not result in the aggregate Cash Capital Expenditures (including capitalized pre-opening expenses and excluding capitalized interest and original land costs) associated with that project being in excess of the amount equal to the sum of (i) $250,000,000 (provided, such amount may be increased by up to $15,000,000 at any time (whether before or after the aggregate $250,000,000 has been incurred) upon consultation with and approval of the Administrative Agent) plus (ii) the Maximum Expansion Capital Expenditures Amount minus the amount of Cash Expansion Capital Expenditures made under Section 7.16(b);

(g) Capital Expenditures associated with the Lake Charles Property which do not result in the aggregate Cash Capital Expenditures associated with that project being in excess of $13,000,000;

(h) Capital Expenditures associated with the purchase of one or more aircraft in amount not to exceed the amount equal to the sum of (i) $20,000,000 plus (ii) proceeds from the disposition of one or more aircrafts acquired after the Effective Date; and

(i) Capital Expenditures required pursuant to the Embassy Suites Hotel Agreements and the St. Louis City Project Hotel Agreements.

7.17 Limitation on Changes to Deferred Compensation Plan. Amend or modify the Deferred Compensation Plan in a manner that would change its nature from that of a “defined contribution plan,” within the meaning of Section 414(i) of the Code, to a “defined benefit plan,” within the meaning of Section 414(j) of the Code.

7.18 Directors’ and Officers’ Trust. Notwithstanding anything to the contrary contained in this Agreement (including the negative covenants in this Section 7), Borrower may deposit up to $10,000,000 into a Directors’ and Officers’ Trust.

SECTION 8.

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only) or Section 7; or

(d) Any Loan Party shall default in, or an event of default shall occur with respect to, the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default or event of default shall continue unremedied for a period of 30 days; or

(e) The Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

(f) The Borrower or any of its Subsidiaries shall (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) The Borrower or any Commonly Controlled Entity shall engage in any material “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination (as defined in Section 4041(b) of ERISA), (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) The guarantee contained in Subsidiary Guaranty shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) Any Change of Control shall occur; or

(l) The Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Security Documents, as the case may be, as provided in the applicable Indentures, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9.

THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. Each

Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans or other credit advances hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Effective upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

9.11 The Arrangers; the Syndication Agent; the Documentation Agent. Except to the extent expressly provided in this Agreement, neither the Arrangers, the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and neither shall incur liability, under this Agreement and the other Loan Documents.

SECTION 10.

MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan or Delayed Draw Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (including modifying the definition of the term “Interest Period” so as to permit intervals in excess of six months), or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release or subordinate all or substantially all of the Collateral or release or subordinate all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Subsidiary Guaranty, in each case without the consent of all Lenders;

(iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of any Majority Revolving Credit Facility Lenders;

(iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby;

(vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender;

(vii) amend, modify or waive any provision of Section 2.19 or 2.13 without the consent of each Lender directly affected thereby;

(viii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; or

(ix) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Delayed Draw Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

Notwithstanding anything to the contrary contained herein, an amendment to this Agreement entered into in connection with the establishment of the Incremental Loans pursuant to Section 2.8 shall not require the approval of the Lenders and shall be effective upon the execution of an amendment (consistent with the terms of Section 2.8) of this Agreement between Administrative Agent and Borrower.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrower:	Pinnacle Entertainment, Inc.
3800 Howard Hughes Parkway
Las Vegas, Nevada 89109
Attention: Stephen H. Capp
With copies to: John A. Godfrey
Chris Plant
Telecopy: (702) 784-7778
Telephone: (702) 784-7777

The Syndication Agent:	Bear Stearns Corporate Lending Inc.
383 Madison
New York, NY 10179
Attention: Stephen G. O’Keefe
Telecopy: 212 272-9184
Telephone: 212 272-9430

The Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Diane Albanese
Telecopy: 646 758-4648
Telephone: 212 526-6590

Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Borrower

provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Chris Plant (Telephone No. (702) 784-7727) (Fax No. (702) 784-7778), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by the Administrative Agent or any of its affiliates and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans or Delayed Draw Term Loans), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee and such Assignor (and, where the consent of the Borrower or, the Agents or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, Related Fund or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 as to the Revolving Credit Facility, $1,000,0000 as to the Term Loan Facility or the Delayed Draw Term Loan Facility (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities, but shall be a ratable portion of each Facility so assigned. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.20, 2.21 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”. The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. A list of current Lenders will be made available for any Lender who requests same while any amendment to this Agreement is pending.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, Term Note and/or Delayed Draw Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note, Term Note and/or Delayed Draw Term Note, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment, Term Loans and/or Delayed Draw Term Loan Commitment and Delayed Draw Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment, Term Loan and/or Delayed Draw Term Loan Commitment and Delayed Draw Term Loans, as the case may be, upon request, a new Revolving Credit Note, Term Note and/or Delayed Draw Term Note, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment, Term Loans and/or Delayed Draw Term Loan Commitment and Delayed Draw Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, or, in the case of a Lender which is a fund, to any holders of obligations owned or securities issued by such Lender or to any trustee for, or other representatives of, such holders. No such assignments creating security interest shall require the consent or approval of either the Administrative Agent or Borrower (provided, however, any absolute assignments do require such consent and approval as provided in this Section 10.6).

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

10.7 Adjustments; Set-off.

(a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for Cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant, pledgee or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

10.15 Release of Collateral and Guarantee Obligations.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall timely, and in no event later than thirty (30) days following the Administrative Agent’s receipt of the notice of such disposition (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement and indemnification obligations which are not then due and payable) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall promptly (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all

Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

10.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Change” refers to (a) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, the Borrower’s manner of accounting addressed in the preferability letter from the Borrower’s independent auditors to the Borrower in order for such auditor to deliver an opinion to the Borrower’s financial statements required to be delivered pursuant to Section 6.1 without qualification.

10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.19 USA Patriot Act Notification. The Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Act”), the Lenders are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Act. The Borrower agrees to cooperate with each Lender with respect to the requirements of the Act and to provide true, accurate and complete information to each Lender in response to any request relating thereto.

10.20 Gaming Laws and Liquor Laws. Any other provision of this Agreement or any other Loan Documents to the contrary notwithstanding, all rights, remedies and powers provided in this Agreement and the other Loan Documents, including with respect to the Collateral, may be exercised only to the extent, and in the manner, that the exercise thereof does not violate any applicable Gaming Laws and Liquor Laws, and only to the extent that required approvals, including prior approvals are obtained from the requisite Gaming Boards and Liquor Authorities. Further, all provisions of this Agreement and the other Loan Documents, including with respect to the Collateral, are intended to be subject to all applicable mandatory provisions of the Gaming Laws and Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part. Administrative Agent will timely apply for and receive all required approvals, and otherwise comply with all rules and regulations, of the applicable Gaming Board and Liquor Authorities for the sale or other disposition of any Collateral, including, without limitation, any interest in any Restricted Subsidiary holding a Gaming License, Liquor License or any gaming property or equipment regulated by Gaming Laws (including any gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other “gaming devices” (as such terms or words of like import referring thereto are defined in the applicable Gaming Laws), and “associated equipment” (as such term or other words of like import referring thereto are defined in applicable Gaming Laws).

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation, as Borrower

By:	/s/ STEPHEN H. CAPP
Name:	Stephen H. Capp
Title:	Chief Financial Officer

LEHMAN BROTHERS INC., as Joint Lead Arranger

By:	/s/ LAURIE PERPER
Name:	Laurie Perper
Title:	SVP

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:	/s/ LAURIE PERPER
Name:	Laurie Perper
Title:	SVP

BEAR, STEARNS & CO. INC.,
as Joint Lead Arranger

By:	/s/ VICTOR BULZACCHELLI
Name:	Victor Bulzacchelli
Title:	Vice President

BEAR STEARNS CORPORATE LENDING INC.,
as Syndication Agent

By:	/s/ VICTOR BULZACCHELLI
Name:	Victor Bulzacchelli
Title:	Vice President

WELLS FARGO BANK, N.A.,
as Lead Arranger and Joint Documentation Agent

By:	/s/ JENNIFER MESA
Name:	Jennifer Mesa
Title:	Vice President

SOCIETE GENERALE,
as Joint Documentation Agent

By:	/s/ PATRICIA WRIGHT
Name:	Patricia Wright
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.,
as Joint Documentation Agent

By:	/s/ GEORGE H. REYNOLDS
Name:	George H. Reynolds
Title:	Vice President

By:	/s/ JAMES ROLISON
Name:	James Rolison
Title:	Director

Annex A

PRICING GRID FOR REVOLVING CREDIT LOANS

The margins set forth in the following table shall apply:

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Commitment Fee Rate for Revolving Credit Commitment
Greater than or equal to 6.00	2.50%	1.00%	0.50%
Greater than or equal to 5.50 and less than 6.00	2.25%	0.75%	0.45%
Greater than or equal to 5.00 and less than 5.50	2.00%	0.50%	0.375%
Greater than or equal to 4.00 and less than 5.00	1.75%	0.25%	0.30%
Less than 4.00	1.50%	0.00%	0.25%

Changes in the Applicable Margin and the Commitment Fee Rate with respect to Revolving Credit Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 6.00.

ANNEX A

EXHIBIT A

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 6.2(b) of the Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as amended, restated, amended and restated, supplemented, replaced or modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, SOCIETE GENERALE, DEUTSCHE BANK SECURITIES INC., and WELLS FARGO BANK, N.A., as joint documentation agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1. I am the duly elected, qualified and acting chief financial officer of the Borrower.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Restricted Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, except as previously disclosed to the Administrative Agent pursuant to Section 6.7(a) or as set forth below.

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants in the Credit Agreement identified in such attachment.

IN WITNESS WHEREOF, I execute this Certificate this              day of                 , 20    .

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:
Name:
Title:

ATTACHMENT 2

The information described herein is as of                          , 20         (the “Certification Date”), and pertains to the period from                          , 20         to                          , 20        .

I.	FINANCIAL CONDITION COVENANTS

A.	Consolidated EBITDA:

	Quarter Ending [___]	Quarter Ending [___]	Quarter Ending [___]	Quarter Ending [___]	TOTAL

Consolidated Net Income of the Borrower and its Restricted Subsidiaries Plus:

income tax expense

Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness depreciation and amortization expense

amortization and write-off of intangibles (including, but not limited to, goodwill) and organization costs any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such

Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business)

pre-opening and related promotional expenses incurred in connection with the St. Louis City Project, the St. Louis County Project, the Biloxi Project and any other development project any other non-cash charges

any amounts expended after January 1, 2005 towards the development of businesses not prohibited by Section 7.14 of the Credit Agreement, in an amount not to exceed, during the term of the Credit Agreement, $7,000,000 minus: the sum of:

interest income (except to the extent deducted in determining Consolidated Interest Expense)

any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on sales of assets outside of the ordinary course of business, but not including business interruption insurance)

proceeds

any other non-cash income

TOTAL CONSOLIDATED EBITDA

B.	Annualized Adjusted EBITDA:

	1.	Consolidated EBITDA: $________________,

	2.	To the extent deducted in arriving at Consolidated EBITDA for such period, non-cash write downs to goodwill required by Financial Accounting Standards Board Statement No. 142, and any non-cash reductions to the value of the assets of the Borrower and its Restricted Subsidiaries required by Financial Accounting Standards Board Statement No. 121 or No. 144: $_____________,

	3.	The Foreign Subsidiary Receipts that were (x) received during such period by the Borrower or any Restricted Subsidiary and (y) irrevocably designated during such period as Reclassified Foreign Subsidiary Receipts: $____________,

		Annualized Adjusted EBITDA:	$	_______________

C.	Consolidated Leverage Ratio. Consolidated Leverage Ratio on a consolidated basis of Borrower as of the last day of the consecutive four-fiscal-quarter period from _____, ___ through _____, _____.

	1.	Consolidated Total Debt of the Borrower and its Restricted Subsidiaries
		(aggregate principal amount of all Indebtedness):	$	_______________

	2.	Annualized Adjusted EBITDA (from Item B)	$	_______________

	3.	Consolidated Leverage Ratio (C.1. divided by C.2):		______

	4.	Maximum permitted Consolidated Leverage Ratio:

Fiscal Quarter Ending	Consolidated Leverage Ratio
After the Effective Date and on or prior to June 30, 2008	7.00
After June 30, 2008 and on or prior to September 30, 2008	6.75
After September 30, 2008 and on or prior to December 31, 2008	6.50
After December 31, 2008 and on or prior to March 31, 2009	6.00
After March 31, 2009 and on or prior to June 30, 2009	5.50
After June 30, 2009 and on or prior to September 30, 2009	5.25
After September 30, 2009 and on or prior to December 31, 2009	5.00
Thereafter	4.50

D.	Consolidated Interest Coverage Ratio. Interest Coverage Ratio on a consolidated basis of Borrower for the four-fiscal-quarter period from ________, ____ through ________, _____.

	1.	Annualized Adjusted EBITDA (from Item B):	$	__________

	2.	the Aggregate amount of Consolidated Interest Expense:	$	__________

	3.	Consolidated Interest Coverage Ratio (D.1 divided by D.2):		__________

	4.	Maximum permitted Consolidated Interest Coverage Ratio:

Fiscal Quarter Ending	Consolidated Interest Coverage Ratio
After the Effective Date and on or prior to December 31, 2008	1.50
After December 31, 2008 and on or prior to December 31, 2009	1.75
Thereafter	2.00

E.	Consolidated Senior Debt Ratio. Consolidated Senior Debt Ratio as of the last day of any four-fiscal-quarter period from _______, ____ through _______, _____.

	1.	Consolidated Senior Debt (Consolidated Total Debt (from Item C.1.) other
		than Subordinated Obligations):	$___________

	2.	Annualized Adjusted EBITDA (from Item B):	$___________

	3.	Consolidated Senior Debt Ratio (E.1. divided by E.2.):	_______

	4.	Maximum permitted Consolidated Senior Debt Ratio:

Fiscal Quarter Ending	Consolidated Senior Debt Ratio
After the Effective Date and on or prior to March 31, 2007	3.50
After March 31, 2007 and on or prior to June 30, 2008	3.75
After June 30, 2008 and on or prior to September 30, 2008	3.25
After September 30, 2008 and on or prior to December 31, 2008	3.00
After December 31, 2008 and on or prior to March 31, 2009	2.75
Thereafter	2.50

II.	INDEBTEDNESS

A.	Aggregate Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) at any one time outstanding (Section 7.2(c)(i)):	$_________

B.	Aggregate Indebtedness of any and all Persons that became a direct or indirect Subsidiary of the Borrower after the Effective Date in an acquisition (Section 7.2(c)(ii)):	$_________

C.	Aggregate amount of Indebtedness described in II.A. and II.B:	$_________[1]

D.	Aggregate Indebtedness incurred in the form of Guaranty Obligations with respect to commercial letters of credit at any one time outstanding under Section 7.2(i)(x):	$_________[2]

E.	Aggregate Indebtedness incurred in the form of Guaranty Obligations with respect to standby letters of credit at any one time outstanding under Section 7.2(i)(y):	$_________[3]

F.	Aggregate amount of Indebtedness incurred pursuant to Section 4.21.3 of the Redevelopment Agreement (Section 7.2(l)(x)):	$_________[4]

G.	Aggregate Indebtedness permitted under Section 7.2(m) in connection with the purchase, equipping, furnishing and/or refurbishing of one or more aircraft:	$_________[5]

[1]	Shall not exceed $50,000,000 at any one time outstanding.

[2]	Shall not exceed $25,000,000 at any one time outstanding.

[3]	Shall not exceed $4,500,000 at any one time outstanding.

[4]	Shall not exceed $10,000,000 at any one time outstanding.

III.	INVESTMENTS

A.	Aggregate amount of loans and advances to employees in the ordinary course of business permitted under Section 7.7(e):	$__________[6]

B.	Aggregate amount of Investments permitted under Section 7.7(k):	$__________[7]

C.	Aggregate amount of Investments permitted under Section 7.7(n):	$__________[8]

IV.	CAPITAL EXPENDITURES

A.	Maximum amount of aggregate Capital Expenditures associated with the construction and development of the St. Louis City Project and/or the St. Louis County Project permitted under Section 7.16(a):

$750,000,000[9]

B.	Aggregate Capital Expenditures described in IV.A. then paid in Cash:	$__________

C.	Maximum Expansion Capital Expenditures Amount:	$_________[10]

[5]	Shall not exceed $20,000,000 at any one time outstanding.

[6]	Shall not exceed $5,000,000 at any one time outstanding.

[7]	Shall not exceed $50,000,000 plus 50% of the Net Cash Proceeds of any Capital Stock (other than Capital Stock issued with compensatory stock options for employees and consultants).

[8]	Shall not exceed $10,000,000 at any one time outstanding.

[9]	This amount may be increased at any time (whether before or after the aggregate $750,000,000 has been incurred) by up to $35,000,000 upon consultation with and approval of the Administrative Agent.

[10]	The amount equal to (a) $200,000,000; plus (b) the Net Cash Proceeds received under property and casualty insurances policies and reinvested in the business of the Borrower and its Restricted Subsidiaries; (c) Net Cash Proceeds from Assets Sales or condemnations; (d) the Net Cash Proceeds of any Capital Stock (other than Capital Stock issued in connection with compensatory stock options for employees and consultants) issued by the Borrower after the Effective Date less the amounts of investments made pursuant to Section 7.7(k) in excess of $50,000,000; and (e) (i) 50% times (ii) (x) the Net Cash Proceeds received by the Borrower with respect to New Subordinated Obligations incurred pursuant to Section 7.2(g) minus(y) the amount of such Net Cash Proceeds applied to pay Indebtedness (not including any amount applied to pay any Indebtedness under the Revolving Credit Facility unless the Revolving Credit Commitments are permanently reduced in connection with such application) minus the amount of Cash Capital Expenditures made under Section 7.16(f)(ii).

D.	Aggregate Cash Capital Expenditures described in IV.C. then paid in Cash:	$_________

E.	Maximum Capital Expenditures associated with the acquisition, construction and development of the Condo Component permitted under Section 7.16(c):	$_________[11]

F.	Aggregate Capital Expenditures described in IV.E then paid:	$_________

G.	Maximum Maintenance Capital Expenditures Amount:	$_________[12]

H.	Aggregate Capital Expenditures described in IV.G then paid:	$_________

I.	Maximum Capital Expenditures associated with the Biloxi Project:	$_________[13]

J.	Aggregate Capital Expenditures described in IV.I then paid in Cash:	$_________

K.	Maximum Capital Expenditures associated with the purchase of one or more aircraft:	$_________[14]

L.	Aggregated Capital Expenditures described in IV.K then paid:	$_________

M.	Maximum amount of Capital Expenditures permitted under Section 7.16(g):	$_________[15]

N.	Aggregate Capital Expenditures described in IV.M then made:	$_________

[11]	The amount equal to $60,000,000 less the amount previously invested in an Unrestricted Subsidiary or a joint venture for the purpose of development of the Condo Component pursuant to Section 7.7(n).

[12]	The amount up to 6.00% of Consolidated Revenues of the Borrower and its Subsidiaries for the immediately preceding fiscal year, plus any Maintenance Capital Expenditures not expended in the preceding fiscal years.

[13]	The amount equal to $250,000,000 plus the Maximum Expansion Capital Expenditures Amount minus the amount of Cash Expansion Capital Expenditures made under Section 7.16(b). This amount may be increased at any time (whether before or after the aggregate $250,000,000 has been incurred) by up to $15,000,000 upon consultation with and approval of the Administrative Agent.

[14]	The amount up to $20,000,000 plus proceeds from the disposition of one or more aircrafts acquired after the Effective Date of the Credit Agreement.

[15]	The amount up to $13,000,000.

EXHIBIT B-1

FORM OF LENDER ADDENDUM

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as the same may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this              day of December, 2005.

[ ]

By:
Name:
Title:

Accepted and agreed:

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Name:
Title:

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Revolving Credit Commitment:

3.	Term Loan Commitment:

EXHIBIT B-2

FORM OF NEW LENDER SUPPLEMENT

This NEW LENDER SUPPLEMENT, dated as of                     , 20     (this “New Lender Supplement”), to the Second Amended and Restated Credit Agreement dated as of December 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, WELLS FARGO BANK, N.A., as lead arranger, and SOCIETE GENERALE, DEUTSCHE BANK SECURITIES INC., and WELLS FARGO BANK, N.A., as joint documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Credit Agreement provides in Section 2.8(e) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with [an Incremental Revolving Credit (Commitment)(Loans) of $                    ] [Incremental Term Loans of $                    ] [Incremental Delayed Draw Term (Commitment) (Loans) of $                    ].

2. The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto;

(d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.21(d) of the Credit Agreement.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

 ___________________________

 ___________________________

 ___________________________

 ___________________________

4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

New Lender

[signature block]

EXHIBIT B-3

FORM OF INCREMENTAL FACILITY ACTIVATION NOTICE

To:	Lehman Commercial Paper Inc.,

as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, WELLS FARGO BANK, N.A., as lead arranger, and SOCIETE GENERALE, DEUTSCHE BANK SECURITIES INC., and WELLS FARGO BANK, N.A., as joint documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This notice is the Incremental Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.	Each of the Lenders party hereto agrees to make, obtain or increase the amount of its [Incremental Term Loans] [Incremental Revolving Credit Commitment] [Incremental Revolving Credit Loans] [Incremental Delayed Draw Term Commitment] [Incremental Delayed Draw Term Loans] as set forth opposite such Lender’s name on the signature pages hereof under the caption “Incremental Facility Amount”.

2.	The Incremental Loans closing date is (which must be a Business Day).

3.	The Incremental Term Loans maturity date is .

4.	The Incremental Delayed Draw Term Loans maturity date is .

5.	The Incremental Revolving Credit Loans maturity date is .

6.	[Each of the Lenders party hereto and the Borrower hereby agrees that (a) the amortization schedule relating to the Incremental Term Loans is set forth in Annex A attached hereto and (b) the Applicable Margin for the Incremental Term Loans shall be .][1]

[1]	For Incremental Term Loans only.

7.	[Each of the Lenders party hereto and the Borrower hereby agrees that (a) the amortization schedule relating to the Incremental Delayed Draw Term Loans is set forth in Annex B attached hereto and (b) the Applicable Margin for the Incremental Delayed Draw Term Loans shall be .][2]

8.	[Each of the Lenders party hereto and the Borrower hereby agrees that the Applicable Margin for the Incremental Revolving Credit Loans shall be .][3]

[Signature block for Borrower]

[Signature blocks for Lenders]

[Annex A – attached]

[Annex B – attached]

[2]	For Incremental Delayed Draw Term Loans only.

[3]	For Incremental Revolving Credit Loans only.

EXHIBIT C-1

FORM OF MORTGAGE

AMENDED AND RESTATED MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND

COLLATERAL ASSIGNMENT OF PROCEEDS

BY

PNK (BOSSIER CITY), INC., a Louisiana corporation

IN FAVOR OF

LEHMAN COMMERCIAL PAPER INC.,

as Administrative Agent

BE IT KNOWN, on the dates set forth below, in the presence of the undersigned Notaries Public, duly qualified in and for the States and Parishes/Counties set forth below and in the presence of the undersigned competent witnesses,

PERSONALLY CAME AND APPEARED:

PNK (BOSSIER CITY), INC., a Louisiana corporation (formerly known as Casino Magic of Louisiana, Corp., a Louisiana corporation), whose federal taxpayer identification number is 64-0878110, having a mailing address of c/o Pinnacle Entertainment, Inc., Suite 1800, 3800 Howard Hughes Parkway, Las Vegas, NV 89109, represented herein by and through [Stephen H. Capp], its [Chief Financial Officer], duly authorized hereunto by resolutions of its Board of Directors, a certified copy of which is annexed hereto (said appearer being hereinafter referred to as “Trustor”); and,

LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent under the Credit Agreement (hereinafter defined) whose federal taxpayer identification number is 13-2501865 and whose mailing address is 745 7th Avenue, 19th Floor, New York NY 10019, represented herein by and through Diane Albanese, duly authorized (said appearer being hereinafter referred to as “Beneficiary”); and, who declared that Pinnacle Entertainment, Inc. (“Borrower”), Beneficiary, Bear Stearns Corporate Lending, Inc., as Syndication Agent, and various banks have entered into a certain Second Amended and Restated Credit Agreement dated as of December 14, 2005 (as it may be amended, restated, amended and restated, modified, supplemented, or replaced from time to time, the “Credit Agreement”). Appearers further declared that capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

Appearers further declared that Trustor is a Subsidiary of Borrower and that it is a condition of the Credit Agreement that Trustor execute and deliver this act.

As more particularly described therein, the Credit Agreement provides for extensions of credit to the Borrower thereunder, including a Term Loan Commitment in the aggregate amount of $300,000,000, a Revolving Credit Commitment in the aggregate amount of $450,000,000,

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including a Swing Line Commitment of $25,000,000 and a L/C Commitment of $50,000,000, and certain hedge agreements.

Appearers further declared that the Borrower is a party to that certain Amended and Restated Credit Agreement dated as of August 27, 2004 as amended by that certain First Amendment to the Amended and Restated Credit Agreement, dated as of October 11, 2005 (as amended, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto (the “Existing Lenders”), and the Beneficiary, as administrative agent for such Existing Lender and the Borrower, under which Borrower borrowed funds pursuant to a revolving credit facility and term loans as provided in the Existing Credit Agreement. The Borrower has requested and the Lenders have agreed to amend and restate the Existing Credit Agreement.

Trustor is a party to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Collateral Assignment of Proceeds, dated as of December 17, 2003, as amended by that certain First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Collateral Assignment of Proceeds, dated as of August 26, 2004 (as amended, the “Existing Mortgage”), under which Trustor agreed to grant a security interest in the Property (as defined below in Section 1.1) to Beneficiary, as administrative agent for the Existing Lenders, for the ratable benefit of such Existing Lenders. The Existing Mortgage is being amended by this Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Collateral Assignment of Proceeds, by and between Trustor and Beneficiary, dated as of this December __, 2005, (the “Mortgage”).

In consideration of the extension of credit to the Borrower pursuant to the Credit Agreement and the direct and indirect benefits to be received by Trustor as a result thereof, Appearers further declared and agreed as follows:

1. Mortgage and Secured Obligations.

1.1 Mortgage. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor does by these presents irrevocably and unconditionally specially mortgage, pledge, affect, hypothecate, transfer, assign to and grant a security interest in favor of Beneficiary all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) The leasehold estate in a portion of the “Land” (as defined below) described in Tract 3 of Exhibit A under that certain Commercial Lease dated as of September 9, 1996, between State of Louisiana, State Land Office, as landlord, and Trustor, as tenant (as it may be amended or modified, the “Existing Ground Lease”), which lease was recorded on September 19, 1996, in the public records of Bossier Parish, Louisiana at Registry No. 622376 in Conveyance Book 1114, Page 544 and also recorded on September 19, 1996, in the public records of Caddo Parish, Louisiana at Registry No. 1532436 in Conveyance Book 3138, Page 271, including, without limitation, (i) all options to extend or renew the Existing Ground Lease (and the leasehold estate for the term of each extension or renewal), (ii) all options and rights of first refusal contained in the Existing Ground Lease to purchase portions of the Land, which is subject to the

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Existing Ground Lease, and (iii) all of Trustor’s other rights, titles and interests under the Existing Ground Lease; together with

(b) The immovable property located in the Parish of Bossier and the Parish of Caddo (the “Parish”), State of Louisiana, as described in Exhibit A, together with all existing and future servitudes, easements and rights affording access to it (the “Land”); together with

(c) All buildings, structures, component parts, other constructions, and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the “Improvements”); together with

(d) All existing and future appurtenances, privileges, servitudes, rights of use, easements, rights of way, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock (together with the statutory right to file applications to change, and any and all applications to change), servitudes, easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

(e) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement leasing or letting any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Mortgage or entered into after the recordation of this Mortgage (some or all collectively, as the context may require, “Leases,” which shall not include the Ground Leases), and all rents, security deposits, royalties, issues, profits, receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar

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and pro shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, “Rents”); together with

(f) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description; together with

(g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

(h) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds of real property and personal property taxes, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits), contract rights, general intangibles, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, and other utilities, property and title insurance policies and proceeds thereof, chattel paper, instruments, documents, notes, certificates of deposit, deposit accounts, securities, investment property, other investments, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

(i) Subject to the Borrower’s rights to use proceeds under the Credit Agreement, all proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not such policies are required hereunder or under one of the other Loan Documents) and all condemnation

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awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(j) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(k) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improvements, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

All of the aforedescribed Property shall remain so specially mortgaged, affected and hypothecated or, as set forth above, collaterally assigned or pledged, unto and in favor of Beneficiary until the full and final payment, performance and observance of the Secured Obligations secured by this Mortgage.

With respect to the proceeds attributable to the insured loss of all or any part of the Property referred to in (i) above and in Section 5.5 hereof, this Mortgage is a collateral assignment thereof pursuant to La. R.S. § 9:5386 et seq., whether such proceeds or any of them now exist or arise in the future, and Trustor does hereby irrevocably make, constitute and appoint Beneficiary and the agents of Beneficiary as the true and lawful mandataries and attorneys-in-fact of Trustor to carry out and enforce all of the proceeds hereby collaterally assigned, subject to the Credit Agreement. The mandatory and attorney-in-fact designation set forth in the preceding sentence shall be coupled with an interest and may not be revoked by Trustor so long as this Mortgage remains in effect. Such proceeds shall otherwise be included in the term “Property,” for all purposes of this Mortgage. The collateral assignment herein made of the aforesaid proceeds shall not be construed as imposing upon Beneficiary any obligations with respect thereto unless and until Beneficiary shall become the absolute owner thereof and Trustor shall have been wholly dispossessed thereof.

Trustor shall and will warrant and forever defend the Property and the quiet and peaceable possession of the Beneficiary, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof. Trustor agrees that any greater title to the Property hereafter acquired by Trustor during the term hereof shall be subject hereto.

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1.2 Secured Obligations.

1.2.1 Trustor makes the mortgage, hypothecation, pledge, grant, transfer and assignment set forth in Section 1.1 and the assignment set forth in Article 2 and grants the security interest set forth in Article 3 for the purpose of securing payment and performance of the following obligations (collectively, the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(a) The payment and performance of all indebtedness and other obligations of Trustor under the Subsidiary Guaranty;

(b) The payment and performance of all obligations of Trustor under this Mortgage;

(c) The payment and performance of all future advances and other obligations that Trustor, Borrower or any other person may owe to Beneficiary and/or any Lenders (whether as principal, surety or guarantor), when a writing evidences Trustor’s and Beneficiary’s agreement that such advances or obligations be secured by this Mortgage; and

(d) The payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clauses (a), (b) or (c), above.

1.2.2 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Credit Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

1.3 This Mortgage secures the prompt payment and performance of the Secured Obligations, including, without limitation, the payment of the Notes and all amounts owing under the Credit Agreement and the Loan Documents and the payment and performance of all other obligations, whether presently existing, now arising or incurred hereafter, whether incurred for personal or non-business purpose, or for any other purpose related or unrelated, or similar or dissimilar, to the purpose of the Loan, whether or not such Secured Obligations are of the same type or character. Trustor and Beneficiary acknowledge and agree that this Mortgage may secure Secured Obligations that have been or will be borrowed, repaid and reborrowed from time to time, one or more, times, and that this Mortgage shall be effective, as to all future advances, as of the date of execution and recordation hereof, it being intended that this Mortgage be a mortgage to secure present and future obligations to the fullest extent permitted by La. Civ. Code art. 3298.

NOTWITHSTANDING ANY PROVISION OF THIS MORTGAGE TO THE CONTRARY, THE MAXIMUM PRINCIPAL AMOUNT OF THE SECURED OBLIGATIONS THAT MAY BE OUTSTANDING AT ANY TIME AND FROM TIME

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TO TIME THAT THIS MORTGAGE SECURES, INCLUDING, WITHOUT LIMITATION, AS A MORTGAGE AND AS A COLLATERAL ASSIGNMENT OF LEASES AND RENTS, INCLUDING ALL PRINCIPAL, INTEREST AND ANY EXPENSES OR ADDITIONAL OBLIGATIONS INCURRED BY THE BENEFICIARY AND ALL OTHER AMOUNTS INCLUDED WITHIN THE SECURED OBLIGATIONS, IS $750,000,000.00.

1.4 No Paraphs. Trustor and Beneficiary acknowledge that neither the Notes, any other note nor any other written evidence of indebtedness has been paraphed for identification with this Mortgage.

2. Assignment of Rents and Leases.

2.1 Absolute Assignment. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Beneficiary all of the right, title and interest which Trustor now has or may later acquire in and to the Rents and the Leases, and confers upon Beneficiary the right, upon the occurrence and during the continuance of an Event of Default (hereinafter defined), to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property. The assignment of Leases and Rents to Beneficiary herein is made pursuant to La. R.S. § 9:4401.

2.2 Prior to an Event of Default. Beneficiary shall have the right to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.1, shall exist and be continuing. If an Event of Default has occurred and is continuing, the assignment of Leases and Rents to Beneficiary shall become absolute as provided in La. R.S. § 9:4401.

2.3 Grant of License. Beneficiary hereby confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable; provided that if an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary’s security under this Mortgage; provided further that until Beneficiary has terminated the License as provided herein, Trustor may continue to collect and retain the Rents pursuant to the License.

2.4 Collection and Application of Rents. Subject to the License granted to Trustor under Section 2.3 above, and only upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, power and authority to collect any and all Rents and exercise Trustor’s right, title and interest under the Leases. Trustor hereby appoints Beneficiary as its mandatory attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform any and all of the following acts upon the occurrence and during the continuance of an Event of Default, if and at the times when Beneficiary, in its absolute discretion, may so choose:

(a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Trustor under the Leases;

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(b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

(c) Sue either in the name of Trustor or in the name of Beneficiary for any and all Rents and to enforce any other obligations and duties under the Leases.

Beneficiary’s right to the Rents and the Leases does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 6.2.3 hereof, or as permitted under applicable law. In Beneficiary’s absolute discretion, Beneficiary may choose to collect Rents and exercise the right, title and interest of Trustor under the Leases either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.5. If an Event of Default shall have occurred and Beneficiary is in possession of all or part of the Property as Keeper (hereinafter defined) thereof or otherwise and is collecting and applying Rents and exercising any right, title and interest of Trustor under the Leases as permitted under this Mortgage, then Beneficiary and any Keeper shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Mortgage and at law and in equity.

2.5 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements as Keeper or otherwise, Beneficiary is not and shall not be deemed to be:

(a) a “mortgagee in possession” for any purpose;

(b) responsible for performing any of the obligations under any Lease;

(c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.6 Leasing. Without Beneficiary’s prior written consent, Trustor shall not accept any deposit or prepayment of Rents for any period exceeding one month, and Trustor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Trustor shall not apply any Rents in any manner prohibited by the Loan Documents.

2.7 Maximum Amount Secured. NOTWITHSTANDING ANY PROVISION OF THIS MORTGAGE TO THE CONTRARY, THE MAXIMUM PRINCIPAL AMOUNT OF THE SECURED OBLIGATIONS THAT MAY BE OUTSTANDING AT ANY TIME AND FROM TIME TO TIME THAT THIS MORTGAGE SECURES, INCLUDING, WITHOUT LIMITATION, AS A MORTGAGE AND AS A COLLATERAL ASSIGNMENT OF LEASES AND RENTS, INCLUDING ALL PRINCIPAL, INTEREST AND ANY EXPENSES OR ADDITIONAL OBLIGATIONS INCURRED BY THE BENEFICIARY AND ALL OTHER AMOUNTS INCLUDED WITHIN THE SECURED OBLIGATIONS, IS $750,000,000.00.

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3. Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Mortgage to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Beneficiary. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Trustor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to a certain Security Agreement of even date herewith, executed by Trustor and by certain other parties, as debtors, in favor of Beneficiary, as secured party. This Mortgage constitutes a security agreement under Chapter 9 of the Louisiana Commercial Laws, La. R.S. § 10:91-101 et seq. (“Chapter 9”), as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not immovable property encumbered by the lien created by Section 1.1, above, and are not assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute “proceeds, products, offspring, or profits” and/or “rents” of the Land and Improvements, and/or “fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in ... lodging properties,” as applicable (as such terms are defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).

3.2 Financing Statements. Trustor hereby authorizes Beneficiary to execute one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security interest in any Property, Rents or Leases. As provided in Section 5.11, Trustor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. If Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Trustor hereby appoints Beneficiary as its true and lawful mandatory attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Mortgage or the rights or obligations of the parties under it.

4. Intentionally Omitted.

5. Rights and Duties of the Parties.

5.1 Representations and Warranties. Trustor represents and warrants that, except as previously disclosed to Beneficiary in Schedule 7.3(f) attached to the Credit Agreement:

(a) This Mortgage creates a first and prior lien on and security interest in the Property, subject only to the Liens permitted by Section 7.3 of the Credit Agreement, and other encumbrances and rights permitted by this Mortgage;

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(b) The Property includes all material property and rights which may be reasonably necessary or desirable for the use, if any, of the Property;

(c) Trustor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified above;

(d) This Mortgage does not encumber Land on which Improvements are located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except any Land on which Improvements are located as to which flood insurance as required by Regulation H has been obtained and is in full force and effect as required by the Credit Agreement; and

(e) Trustor’s correct name and federal employer identification number are as set forth on the first Page hereof.

5.2 Taxes and Assessments. To the extent required under the Credit Agreement, Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten days’ written notice by Beneficiary to Trustor. This Section 5.2 is subject to the right granted to Trustor in the Credit Agreement to contest in good faith certain taxes, assessments, charges and levies (and Trustor’s failure to pay any immaterial tax shall not constitute an Event of Default hereunder to the extent Trustor is excused from paying such tax pursuant to Section 4.10 of the Credit Agreement); otherwise, should Trustor fail to pay any of the aforesaid taxes, levies, charges or assessments prior to the date that same become delinquent, Beneficiary, at its sole option, shall have the right, but not the obligation, to pay such taxes, levies, charges and assessments and all amounts advanced by Beneficiary for such purpose, together with interest thereon at the rate of 2.0% above the Base Rate from the fifth day following the date of demand for payment by Beneficiary until repaid, shall be secured by this Mortgage and payable on demand.

5.3 Performance of Secured Obligations. Trustor shall promptly pay and perform or cause the payment and performance of, each Secured Obligation in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Trustor shall promptly discharge any lien on or security interest in the Property to which Beneficiary has not consented in writing, except any Liens permitted by Section 7.3 of the Credit Agreement. Subject to any applicable rights to contest set forth in the Credit Agreement: (a) Trustor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Mortgage; and (b) should Trustor fail to perform its obligations under this Section 5.4, Beneficiary, at its option, shall have the right, but not the obligation, to advance funds which may be necessary to

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protect and preserve Beneficiary’s liens hereunder, and to discharge Trustor’s obligations under this Section 5.4, and all amounts so advanced by Beneficiary, together with interest thereon at the rate provided for in Section 2.16(c)(ii) of the Credit Agreement from the fifth day following the date of demand for payment by Beneficiary until repaid, shall be secured by this Mortgage and payable on demand.

5.5 Damages and Insurance and Condemnation Proceeds.

5.5.1 The following claims, causes of action, awards, payments and rights to payment are subject to the Borrower’s rights to use such proceeds as provided in the Credit Agreement:

(a) All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;

(b) All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it;

(c) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

(d) All interest which may accrue on any of the foregoing.

5.5.2 Trustor shall promptly notify Beneficiary in writing if:

(a) Any damage occurs or any injury or loss is sustained in the amount of $1,000,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(b) Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or material part of the Property.

5.5.3 Subject to the Credit Agreement, including, without limitation, Section 2.13 thereof, if Beneficiary chooses to do so, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Beneficiary may make any compromise or settlement of such action or proceeding; provided, however, that, prior to the occurrence of an Event of Default, Beneficiary shall not settle or compromise any such action or proceeding without the prior written consent of Trustor (which consent shall not be unreasonably withheld or delayed). Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance. Trustor hereby irrevocably appoints Beneficiary as its true and lawful mandatory and attorney-in-fact for all such purposes. The power of attorney granted hereunder

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is coupled with an interest and is irrevocable. Trustor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Beneficiary.

5.5.4 All proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to (collectively, “Proceeds”) shall be administered in accordance with the terms of the Credit Agreement, including, without limitation, Section 2.13 thereof. Any and all Proceeds (including, without limitation, any Net Claims Proceeds) held by Beneficiary from time to time shall be collateral for the Secured Obligations, and Trustor hereby grants to Beneficiary a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under Chapter 9. Trustor shall execute and deliver to Beneficiary and the Lenders any and all documents reasonably requested by Beneficiary in order to confirm, create and perfect such security interest in and lien on such Proceeds.

5.5.5 Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable laws which provide for allocation of condemnation proceeds between a property owner and a lienholder up to the principal amount of Secured Obligations under the Credit Agreement, and any other law or successor statute of similar import. Trustor hereby specifically, unconditionally and irrevocably waives all right to recover against Beneficiary or any Lender (or any officer, employee, agent or representative of Beneficiary or any Lender) for any loss incurred by Trustor from any cause insured against or required by any Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

5.6 Maintenance and Preservation of Property.

5.6.1 Subject to Section 6.5 of the Credit Agreement, Trustor shall keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

5.6.2 Subject to the terms of Section 2.13 of the Credit Agreement, if all or part of the Property becomes damaged or destroyed and Trustor elects to repair and/or restore all or part of the Property, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices. If Trustor elects to repair and/or restore all or part of the Property, Trustor shall be obligated to repair and/or restore the Property in accordance with the immediately preceding sentence even if no insurance proceeds are available or the available insurance proceeds are not sufficient to pay for the entire cost of such repair and/or restoration.

5.6.3 Trustor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction, equitable servitude or Contractual Obligation affecting the Property (except to the extent such violation is being contested by Trustor in good faith by appropriate proceedings or such violation would not cause a Material Adverse Effect).

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Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it that invalidates any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Mortgage or the Loan Documents.

5.6.4 Trustor shall not commit or allow material waste of the Property.

5.6.5 Should Trustor fail to perform its obligations under this Section 5.6, Beneficiary, at its sole option, shall have the right, but not the obligation, to advance funds for the protection, preservation, repair or recovery of the Property, and all amounts so advanced by Beneficiary, together with interest thereon at 2.0% above the Base Rate from the fifth day following the date of demand for payment by Beneficiary until repaid, shall be secured by this Mortgage and payable on demand.

5.7 Insurance.

5.7.1 Trustor shall maintain with financially sound and reputable insurance companies insurance on all of its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.7.2 When any insurance policy required hereunder expires, Trustor shall furnish Beneficiary with proof acceptable to Beneficiary that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired.

5.7.3 Should Trustor fail to procure any of the insurance required by this Section 5.7, Beneficiary, at its sole option, shall have the right, but not the obligation, to purchase such insurance and all amounts advanced by Beneficiary for such purpose, together with interest thereon at the rate provided for in Section 2.16(c)(ii) of the Credit Agreement shall be secured by this Mortgage and payable on demand.

5.8 [Intentionally Left Blank.]

5.9 Releases, Extensions, Modifications and Additional Security.

5.9.1 From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Beneficiary’s action(s) be credited on the Secured Obligations:

(a) Release any person liable for payment of any Secured Obligation, except as permitted by Section 10.15 of the Credit Agreement;

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(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real, immovable, movable or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) Alter, substitute or release any property securing the Secured Obligations;

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property;

(g) Join in any subordination or other agreement affecting this Mortgage or the lien or security interest of it; or

(h) Release the Property or any part of it from the lien of this Mortgage, in accordance with the Credit Agreement.

5.10 Termination of Mortgage. In the event that (i) Trustor has requested Beneficiary release the Property, or portions thereof, from the lien of this Mortgage pursuant to a Disposition permitted under the terms of the Credit Agreement, or (ii) all Secured Obligations (other than contingent indemnity obligations and obligations in respect of the Specified Hedge Agreements) are paid and performed in full and neither Trustor nor Beneficiary is bound, to one another or to a third party, to permit the incurrence of additional Secured Obligations, Trustor may give notice to Beneficiary of its intent to terminate this Mortgage and may request that Beneficiary execute a release of this Mortgage, or partial release, at the expense of Trustor. Such termination shall not become effective, and Beneficiary shall not be obligated to execute such a release, until sixty (60) days after Beneficiary has actually received such notice in the manner required by Section 9.11 hereof and until Beneficiary has determined, in good faith, that Trustor is entitled to terminate this Mortgage and obtain such release under the terms of this Section 5.10.

5.11 Compensation, Exculpation, Indemnification.

5.11.1 Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary when the law provides no maximum limit, for any services that Beneficiary may render in connection with this Mortgage, including Beneficiary’s providing a statement of the Secured Obligations or Beneficiary’s rendering of services in connection with a release or termination of this Mortgage. Trustor shall also pay or reimburse all of Beneficiary’s costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary in any efforts to enforce any terms of this Mortgage to the extent provided in Section 9.7 of the Credit Agreement. If Beneficiary chooses to dispose of the Property through more than one Foreclosure Sale, Trustor shall pay all

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costs, expenses or other advances that may be incurred or made by Beneficiary in each of such Foreclosure Sales.

5.11.2 Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

(a) Beneficiary’s exercise of, or failure to exercise, any rights, remedies or powers granted to Beneficiary in this Mortgage;

(b) Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Mortgage; or

(c) Any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease or operate the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the gross negligence or willful misconduct of Beneficiary.

Trustor hereby expressly waives and releases all liability (other than liability for loss caused by the gross negligence or willful misconduct of Beneficiary) of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

5.11.3 Trustor agrees to, and does hereby, indemnify Beneficiary and the Lenders and their respective agents, employees, officers, directors, consultants, shareholders, attorneys and Keepers (collectively, the “Indemnitees”) to the extent provided in Section 9.7 of the Credit Agreement.

5.12 Defense and Notice of Claims and Actions. At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Mortgage and the rights and powers of Beneficiary created under it, against all adverse claims. Trustor shall give Beneficiary prompt notice in writing if any claim is asserted in writing which does or could affect the title to or right of possession of the Property (other than personal property the loss of which would not disrupt the operations of Trustor), or the security of this Mortgage or the rights and powers of Beneficiary under this Mortgage, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.13 [Intentionally Left Blank.]

5.14 Subrogation. Beneficiary shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Mortgage or with the proceeds of any Secured Obligations secured by this Mortgage.

5.15 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time upon reasonable written advance notice to enter and visit the Property for the purpose of performing appraisals. In addition, Beneficiary and its agents and representatives shall have the right at any reasonable time upon

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reasonable written advance notice to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Beneficiary or its agents and representatives have no duty, however, to visit or observe the Property or to conduct tests, and no site visit or observation by Beneficiary or its agents or representatives shall impose any liability on Beneficiary or any other person entitled to indemnification pursuant to Section 9.7 of the Credit Agreement (collectively, the “Indemnified Parties”). In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Materials of Environmental Concern are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Environmental Law, or any other applicable Law. Neither Trustor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Trustor or any other person against, or to inform Trustor or any other person of, any Materials of Environmental Concern or any other adverse condition affecting the Property. Beneficiary shall give Trustor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Trustor’s use of the Property in exercising any rights provided in this Section.

5.16 Notice of Change. Trustor shall give Beneficiary prior written notice of (a) any change in the location of Trustor’s place of business or its chief executive office if it has more than one place of business, (b) any change in the location of its Books and Records, and (c) any change to Trustor’s name, jurisdiction of formation, entity structure or federal employer identification number. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property, the removal of which would disrupt the operations of Trustor (including the Books and Records), will be located on the Land.

5.17 Title Insurance. At any time and from time to time, Trustor, at its sole cost and expense, shall deliver to Beneficiary title insurance endorsements and reinsurance as Beneficiary may reasonably request with respect to the priority of this Mortgage, issued by title insurance companies, all in form and substance and reasonably satisfactory to Beneficiary, with respect to this Mortgage, including, without limitation, endorsements insuring that each Loan advance is secured by this Mortgage (without any exception not set forth in the policy of title insurance insuring this Mortgage other than (i) liens for taxes and assessments not yet due and payable and (ii) Permitted Encumbrances insured to be subordinate to this Mortgage), and endorsements insuring the priority of this Mortgage over any mechanic’s lien.

6. Defaults and Remedies.

6.1 Events of Default. Trustor will be in default under this Mortgage upon the occurrence of any Event of Default (as defined in the Credit Agreement or any other Loan Document) or any other default herein (subject to any cure periods applicable to defaults under the Loan Documents as provided in the Credit Agreement).

6.2 Remedies. At any time after and during the continuance of an Event of Default, and provided that Beneficiary has received any consents or approvals of any other Lenders to the extent required under the Credit Agreement, Beneficiary will be entitled to exercise any or all of the following rights and remedies and any other rights and/or remedies available to Beneficiary at law or in equity (subject to any restrictions on those rights and remedies imposed by

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applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

6.2.1 Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately without notice to or demand upon Borrower, Trustor or any other person or entity. Trustor acknowledges that Beneficiary and the Lenders are making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Borrower and Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract.

6.2.2 Receiver or Keeper. Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver or Keeper for the Property; and Beneficiary, to the extent permitted by applicable law, may request, in connection with any foreclosure proceeding hereunder, that the Louisiana Gaming Control Board petition a District Court of the State of Louisiana for the appointment of a supervisor to conduct the normal gaming activities on the Property concurrently with or following such foreclosure proceeding.

6.2.3 Entry. Beneficiary, in person, by agent or by court-appointed receiver or Keeper, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, without limitation: taking and possessing all of Trustor’s or the then owner’s Books and Records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Trustor; completing construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor’s mandatory and attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform such acts and execute such documents as Beneficiary in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments. Regardless of any provision of this Mortgage or the Credit Agreement, Beneficiary shall not be considered to have accepted any personal or movable property in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary has given express written notice of Beneficiary’s election of that remedy in accordance with La. R.S. § 10:9-505, as it may be amended or recodified from time to time.

6.2.4 Cure; Protection of Security. Beneficiary may cure any breach or default of Trustor and, if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which either may in its absolute discretion consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, without limitation: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Beneficiary’s sole judgment) is or may be senior in priority to this Mortgage, such judgment of Beneficiary to be conclusive as among the parties to

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this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage and the other Loan Documents; otherwise caring for and protecting, preserving, repairing or recovering any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Section 6.2.4 upon giving Trustor prior written notice of such action(s), or if Beneficiary has reasonably determined that providing such prior written notice is not feasible, then substantially concurrent written notice of such action(s).

6.2.5 Chapter 9 Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under Chapter 9, as amended or recodified from time to time.

6.2.6 Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of any of the covenants or other terms of this Mortgage.

6.2.7 Power of Sale. Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(a) Sales of Personal Property.

(i) Beneficiary may elect to treat as personal property any Property which is intangible or which are fixtures, as defined in Chapter 9, which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of immovable property, in any manner permitted by Chapter 9, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default.

(ii) In connection with any sale or other disposition of such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale as required by Chapter 9. Once per week during the three weeks immediately preceding such sale, Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

6.2.8 Foreclosure Sales.

(a) For purposes of executory process under applicable Louisiana law, Trustor hereby acknowledges the Secured Obligations, CONFESSES JUDGMENT

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thereon and consents that judgment be rendered and signed, whether during the court’s term or during vacation, in favor of the Beneficiary, for the full amount of the Secured Obligations, including but not limited to the Notes, the Credit Agreement, the other Loan Documents and the other Secured Obligations, in principal, interest, costs and attorney’s fees, together with all charges and expenses whatsoever owing pursuant to this Mortgage. Upon the occurrence and during the continuance of an Event of Default, and in addition to all of its rights, powers and remedies under this Mortgage and applicable law, Beneficiary may, at its option, cause all or any part of the Property to be seized and sold (any such sale or disposition being referred to herein as a “Foreclosure Sale”) under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Secured Obligations, without appraisement to the highest bidder, for cash or upon such terms as Beneficiary deems acceptable. Trustor hereby waives all and every appraisement of the Property and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Property seized and sold under executory or other legal process. Trustor agrees to waive, and does hereby specifically waive:

(i) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

(ii) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

(iii) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

(iv) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

(v) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure;

(vi) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

(vii) all pleas of division and discussion with respect to the Secured Obligations.

In the event Beneficiary elects, at its option, to enter suite via ordinaria on the Secured Obligations, in addition to the foregoing confession of judgment, Trustor hereby waives citation, other legal process and legal delays and hereby consents that judgment for the unpaid principal due on the Secured Obligations, together with interest, attorneys’ fees, costs and other charges that may be due on the Secured Obligations, be rendered and signed immediately.

(b) Pursuant to the authority contained in La. R.S. 9:5136 through 9:5140.2, as the same may hereafter be amended or supplemented Trustor and Beneficiary do hereby expressly designate Beneficiary or its designee to be keeper or

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receiver (“Keeper”) for the benefit of Beneficiary or any assignee of Beneficiary, such designation to take effect immediately upon any seizure of any of the Property under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by Beneficiary. The Keeper shall be entitled to a reasonable fee and to the reimbursement of all reasonable out-of-pocket expenses incurred by it as Keeper, and the payment of such fees and expenses shall be secured by the mortgage, assignment and security interest in the Property granted in this Mortgage.

6.2.9 Other Permitted Remedies. Beneficiary and the Lenders may refuse to make any advance to, or issue any Letter of Credit for the account of Borrower or Trustor. Beneficiary and the Lenders may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, all water permits and rights relating to the Property; provided, however, that, notwithstanding the foregoing or any other provision contained in this Mortgage, the remedies provided by this Mortgage shall not include the right to take any action that violates applicable Gaming Laws.

6.3 Credit Bids. At any Foreclosure Sale, any person, including Trustor or Beneficiary, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such Property, Beneficiary may settle for the purchase price by crediting against the sales price of the Property or any part thereof any or all of the outstanding Secured Obligations (including without limitation the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary or the Lenders under Section 5.11) or otherwise in such order and proportions as Beneficiary in its absolute discretion may choose.

6.4 Application of Foreclosure Sale Proceeds. Beneficiary shall apply the proceeds of any Foreclosure Sale or other sale or disposition pursuant to Section 6.2 hereof in the manner required by applicable law; provided that all proceeds that are to be applied against the Secured Obligations shall, except as otherwise required by applicable law, be applied against the Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of proceeds set forth in the Credit Agreement).

6.5 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale or other sale or disposition which Beneficiary may receive or collect under Section 6.2, or otherwise, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Beneficiary or any receiver or Keeper;

(b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Credit Agreement); and

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(c) Third, to remit the remainder, if any, to the person or persons entitled to it. Beneficiary shall have no liability for any funds which it does not actually receive.

7. Leasehold Mortgage Provisions. The provisions of this Article 7 shall apply in the event that, and so long as, any portion of the Property consists of Mortgagor’s interests as tenant under any lease or leases encumbered by this Mortgage (collectively, including the Existing Ground Lease, the “Ground Leases”). Unless otherwise expressly provided, the lien of this Mortgage shall encumber all of Trustor’s rights and interests under and in connection with any Ground Lease, including without limitation, renewal and extension rights, options to expand, and purchase options (all of which rights shall be collectively referred to herein as a “Ground Leasehold”). Trustor hereby agrees, with respect to each Ground Lease, as follows:

7.1 Trustor shall timely perform its obligations in connection with each Ground Lease. Without limiting the generality of Section 6.2.4 above, Trustor specifically acknowledges Beneficiary’s right, while any default by Trustor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Beneficiary deems necessary to protect its interests with respect thereto, and Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Beneficiary reasonably deems necessary to preserve its or Trustor’s rights with respect to any Ground Lease. Any amounts advanced by Beneficiary pursuant to this Section shall be included in the Secured Obligations.

7.2 Except as not prohibited by the Credit Agreement, Trustor shall not, without Beneficiary’s prior written consent, modify, or cause or permit the termination of, any Ground Lease, or waive or in any way release the landlord under any Ground Lease of or from any obligation or condition.

7.3 Trustor shall notify Beneficiary promptly in writing of (i) the occurrence of any material default by the landlord under any Ground Lease, and (ii) the receipt by Trustor of any notice claiming the occurrence of any default by Trustor under any Ground Lease or the occurrence of any event which, with the passage of time or the giving of notice or both, would constitute a material default by Trustor under any Ground Lease (and Trustor shall also promptly deliver a copy of any such notice to Beneficiary) or would otherwise permit the landlord under such Ground Lease to terminate the Ground Lease.

7.4 Unless Beneficiary otherwise consents in writing, so long as any Secured Obligation remains outstanding, neither the fee title to, nor any other estate or interest in, the real property subject to any Ground Lease shall merge with any Ground Leasehold, notwithstanding the union of such estates in the landlord or the tenant or in a third party. Any acquisition of the landlord’s interest in any Ground Lease by Trustor or any affiliate of Trustor shall be accomplished in such a manner as to avoid a merger of the interests of Landlord and tenant unless Beneficiary consents to such merger in writing.

7.5 If Trustor acquires fee title to any portion of the real property subject to any Ground Lease, this Mortgage shall automatically be a lien on such fee title.

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7.6 Unless otherwise expressly obligated to do so by the terms and provisions of any Lease (and then only to the extent of any such obligation), Trustor shall not subordinate any Ground Lease or Ground Leasehold to any mortgage or other encumbrance of, or lien on, any interest in the real property subject to such Ground Leasehold without the prior written consent of Beneficiary. Any such prohibited subordination without such consent shall, at Beneficiary’s option, be void.

7.7 All material subleases entered into by Trustor with respect to all or any portion of the Property (and all existing subleases modified by Trustor) shall provide that such subleases are subordinate to the lien of this Mortgage and any modifications of this Mortgage and the obligations secured hereby and that, if Beneficiary forecloses under this Mortgage or enters into a new lease with any landlord under any Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or in any other document or agreement, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease.

7.8 Trustor shall exercise any option or right to renew or extend the term of any Ground Lease prior to the date of termination of any such option or right, shall give immediate written notice thereof to Beneficiary, and shall execute, deliver and record any documents requested by Beneficiary to evidence the lien of this Mortgage on such extended or renewed lease term unless such Ground Lease is not renewed or extended as permitted pursuant to the Credit Agreement. If Trustor fails to exercise any such option or right as required herein, Beneficiary may exercise the option or right as Trustor’s agent and attorney-in-fact pursuant to this Mortgage, or in Beneficiary’s own name or in the name of and on behalf of a nominee of Beneficiary, as Beneficiary chooses in its absolute discretion; provided, if Trustor shall fail to exercise any option or right to renew or extend the term of any Ground Lease, Trustor shall give Beneficiary reasonable prior notice. Beneficiary shall thereafter provide Trustor prior written notice of such action(s), or if Beneficiary reasonably determines that providing such prior written notice is not feasible, then substantially concurrent written notice of such action(s).

7.9 As security for the Secured Obligations, Trustor hereby assigns to Beneficiary a security interest in all prepaid rents and security deposits and all other security which the landlords under the Ground Leases hold for the performance of Trustor’s obligations thereunder.

7.10 Promptly upon demand by Beneficiary, Trustor shall use reasonable efforts to obtain from the landlord under any Ground Lease and furnish to Beneficiary an estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

7.11 Intentionally Deleted.

7.12 To the extent permitted by law, the price payable by Trustor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Mortgage shall include all rents and other amounts paid and other sums advanced by Beneficiary on behalf of Trustor as the tenant under the Ground Leases.

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7.13 In addition to all other Events of Default described in this Mortgage, the occurrence of any of the following shall be an Event of Default hereunder:

(a) A breach or default by Trustor under any Ground Lease, subject to any applicable cure period; or

(b) The occurrence of any event or circumstance which gives the landlord under any Ground Lease a right to terminate such Ground Lease.

7.14 As used in this Mortgage, the “Bankruptcy Code” shall mean 11 U.S.C. §§ 101, et seq., as modified and/or recodified from time to time. Notwithstanding anything to the contrary contained herein with respect to any Ground Lease:

(a) The lien of this Mortgage attaches to all of Trustor’s rights under subsection 365(h) of the Bankruptcy Code, including without limitation, any and all elections to be made thereunder, any and all rights under any Ground Lease which Trustor is entitled to retain pursuant to 11 U.S.C. § 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Ground Lease by the landlord thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. § 365(h)(1)(B).

(b) Trustor acknowledges and agrees that, by the terms hereof and by operation of 11 U.S.C. § 365(h)(1)(D), Beneficiary has, and until this Mortgage has been fully reconveyed continuously shall have, whether before or after any default under any of the Secured Obligations or the taking of any action to enforce any of Beneficiary’s rights and remedies under this Mortgage or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the “365(h) Election”) whether (i) any Ground Lease that has been rejected under the Bankruptcy Code by the landlord thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. § 365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C. § 365(h)(1)(A)(ii), should be retained pursuant to that subsection. To the extent that, notwithstanding the preceding sentence and 11 U.S.C. § 365(h)(1)(D), Trustor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, Trustor hereby absolutely assigns and conveys to Beneficiary any and all such rights, and all of Trustor’s right, title and interest therein, which may be used and exercised by Beneficiary completely, exclusively, and without any restriction whatsoever, in Beneficiary’s sole and absolute discretion, whether before or after any default upon any of the Secured Obligations, the taking of any action to enforce any of Beneficiary’s rights and remedies under this Mortgage, or any foreclosure sale hereunder. Trustor hereby unconditionally and irrevocably appoints Beneficiary as its attorney-in-fact (which appointment is coupled with an interest) to exercise Trustor’s right, if any, to make, or participate in, or otherwise in any matter affecting the making of, the 365(h) Election with respect to any Ground Lease. Trustor shall not in any manner impede or interfere with any action taken by Beneficiary and, at the request of Beneficiary, Trustor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election

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with respect to any Ground Lease; provided such action and such Election are consistent with all applicable Laws, in such manner as Beneficiary determines in its sole and absolute discretion. Unless and until instructed to do so by Beneficiary (as determined by Beneficiary in its sole and absolute discretion), Trustor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, including in particular, but without limitation, any election to treat any Ground Lease as terminated. Beneficiary shall have no obligation whatsoever to Trustor or any other person or entity in connection with the making of the 365(h) Election with respect to any Ground Lease or any instruction by Beneficiary to Trustor given, withheld or delayed in respect thereof, nor shall Beneficiary have any liability to Trustor or any other person or entity arising from any of the same.

(c) As security for the Secured Obligations, Trustor hereby irrevocably assigns to Beneficiary all of Trustor’s rights to damages arising from any rejection by any landlord (or any trustee thereof) of any Ground Lease under the Bankruptcy Code. Beneficiary and Trustor shall proceed jointly or in the name of Trustor in respect of any claim or proceeding relating to the rejection of any Ground Lease, including without limitation, the right to file and prosecute any proofs of claim, complaints, motions and other documents, provided the same shall be well grounded in fact or law, in any case in respect of such landlord under the Bankruptcy Code. This assignment shall continue in effect until all of the Secured Obligations have been satisfied in full. Any amounts received by Beneficiary or Trustor as damages arising from the rejection of any Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Beneficiary (including attorneys’ fees) in connection with this subsection (c) and then in accordance with other applicable provisions of this Mortgage.

(d) If, pursuant to the Bankruptcy Code, Trustor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance of the landlord’s obligations after the rejection by the landlord (or any trustee thereof) of such Ground Lease, Trustor shall, prior to effecting such offset, notify Beneficiary in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Beneficiary objects, Trustor shall not effect any offset of the amounts to which Beneficiary objects. If Beneficiary fails to object within 10 days following receipt of such notice, Trustor may offset the amounts set forth in Trustor’s notice.

(e) If any legal proceeding is commenced with respect to any Ground Lease in connection with any case under the Bankruptcy Code, Beneficiary and Trustor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Trustor and Beneficiary. Trustor shall, upon demand, pay to Beneficiary all costs (including attorneys’ fees) reasonably incurred by Beneficiary in connection with any such proceeding.

(f) Trustor shall immediately notify Beneficiary orally upon learning of any filing by or against any landlord of a petition under the Bankruptcy Code. Trustor shall thereafter promptly give written notice of such filing to Beneficiary, setting forth any information available to Trustor with respect to the date of such filing, the court in

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FORM OF MORTGAGE

which such petition was filed, and the relief sought therein. Trustor shall promptly deliver to Beneficiary all notices, pleadings and other documents received by Trustor in connection with any such proceeding.

7.15 No maintenance, repair or other obligation of Trustor hereunder which relates to the “Property” shall apply to any Ground Leasehold with respect to which the applicable Ground Lease imposes such obligation on the landlord so long as (a) Trustor does not own the landlord’s interest; (b) such landlord is performing such obligation in accordance with the terms of such Ground Lease; and (c) the Ground Lease has not been rejected by the landlord (or any trustee thereof) under the Bankruptcy Code.

7.16 The generality of the provisions of this Mortgage shall not be limited by any provision of this Article 7 that sets forth particular obligations of Trustor as the tenant under the Ground Leases.

7.17 Trustor hereby represents and warrants to Beneficiary as follows:

(a) The Ground Leases are in full force and effect;

(b) Trustor owns the entire tenant’s interest under the Ground Leases and has the right under the Ground Leases to execute this Mortgage; and

(c) No default under the Existing Ground Leases remains uncured, nor has any event occurred which, with the passage of time or service of notice or both, would constitute such a default.

7.18 Upon the expiration of any Ground Lease, or any early termination by Trustor of such Ground Lease as provided herein, Beneficiary agrees to release the parcel leased pursuant such Ground Lease from the Property and any lien secured on the parcel leased pursuant such Ground Lease by this Mortgage.

8. Suretyship Provisions. The following provisions shall apply to the extent that all or any portion of the obligations secured hereby now or hereafter constitute obligations of person(s) other than, or in addition to, Trustor, including, without limitation, the Borrower:

8.1 Conditions to Exercise of Rights. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Secured Obligation, (a) to proceed against Borrower or any other person, or against any other collateral assigned to or encumber in favor of Beneficiary by Trustor or Borrower or any other person, (b) to pursue any other right or remedy in Beneficiary’s power, (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to or encumber in favor of Beneficiary by Borrower or any other person (other than Trustor), or otherwise to comply with La. R.S. § 10:9-504 (as modified or recodified from time to time) with respect to any such personal property collateral, or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any

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FORM OF MORTGAGE

Secured Obligation or any collateral (other than the Property) for any Secured Obligation. Trustor also waives any defense in any way related to the foregoing.

8.2 Waiver of Defenses. Trustor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of Borrower or any other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Secured Obligation, by Borrower or any other person, for purposes other than the purposes represented to Trustor by Borrower or otherwise intended or understood by Trustor or Borrower; (d) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of Borrower or any other person or any collateral for any Secured Obligation; (e) the unenforceability or invalidity of any collateral assignment or encumbrance (other than this Mortgage) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Secured Obligation; (f) any failure of Beneficiary to marshal assets in favor of Trustor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate, or (h) any election of remedies by Beneficiary that impairs any subrogation or other right of Trustor to proceed against Borrower or any other person, including any loss of rights resulting from deficiency judgment laws relating to foreclosures of immovable property or other laws limiting, qualifying or discharging obligations or remedies (including La. R.S. §§ 13:4106 through 13:4108.3, inclusive, as modified or recodified from time to time); (l) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (j) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (I) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

The Trustor waives all rights and defenses that the Trustor may have because Borrower’s debt is secured by immovable property. This means, among other things:

(1)	The Beneficiary may foreclose, under this Mortgage, without first foreclosing on any immovable or personal property collateral pledged by Borrower or any other person.

(2)	If the Beneficiary forecloses on any immovable property collateral pledged or otherwise encumbered by Borrower or any other person:

(A)	The amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	The Beneficiary may foreclose on any such immovable property collateral even if the Beneficiary, by foreclosing on such immovable property

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FORM OF MORTGAGE

collateral, has destroyed any right the Trustor may have to collect from Borrower or any other person.

This is an unconditional and irrevocable waiver of any and all rights and defenses the Trustor may have because Borrower’s debt is secured by immovable property.

The Trustor also waives all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as a foreclosure with respect to security for a guaranteed obligation, has destroyed the Trustor’s rights of subrogation and reimbursement against the principal by operation of applicable law or otherwise.

8.3 Subrogation. Trustor hereby waives, until such time as all Secured Obligations are fully paid and performed, (a) all rights of subrogation against Borrower or any other person that relates to any Secured Obligation, (b) all rights to enforce any remedy Beneficiary may now or hereafter have against Borrower or any other person, and (c) all rights to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligation.

8.4 Trustor Information. Trustor warrants and agrees that: (a) Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the creditworthiness of Borrower or any other person or the prospects of repayment of any Secured Obligation from sources other than the Property; (b) Trustor has established and/or will establish adequate means of obtaining from Borrower and each other person liable, directly or through a guaranty or pledge or encumbrance of collateral, for the repayment of the Secured Obligations, on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of Borrower and each such other person; (c) Trustor assumes full responsibility for keeping informed with respect to the business operations, if any, and financial condition of Borrower and each such other person; and (d) Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary or any of the Lenders with respect to Borrower or other person, including, without limitation information relating to Borrower’s or other person’s business operations or financial condition.

8.5 Other Rights of Sureties. Trustor hereby waives all other rights it may now or hereafter have, whether or not similar to any, of the foregoing, by reason of laws of the State of Louisiana pertaining to sureties or suretyship.

8.6 Reinstatement of Lien. Beneficiary’s rights hereunder shall be reinstated and revived, and the enforceability of this Mortgage shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower or any other person.

8.7 Subordination. Until all of the Secured Obligations have been fully paid and performed, (a) Trustor hereby agrees that all existing and future indebtedness and other obligations of Borrower and of each “other person” described in Section 8.3 or 8.4 hereof to Trustor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of Borrower or other person, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all

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FORM OF MORTGAGE

Secured Obligations; (b) unless an Event of Default has occurred and is continuing, Trustor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, Borrower or other person, with respect to any Subordinated Debt is received by Trustor, such payment or distribution shall be held in trust and immediately paid over to Beneficiary, is hereby assigned to Beneficiary as security for the Secured Obligations, and shall be held by Beneficiary in a non-interest bearing account until all Secured Obligations have been fully paid and performed.

8.8 Lawfulness and Reasonableness. Trustor warrants that all of the waivers in this Mortgage are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, other Lenders, Borrower and other persons, or against collateral. Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

9. Miscellaneous Provisions.

9.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Mortgage. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Mortgage and to the Property. If there is a conflict between the terms of this Mortgage and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

9.2 No Waiver or Cure.

9.2.1 Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Trustor. Consent by Beneficiary to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s consent to be obtained in any future or other instance.

9.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Mortgage or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed in full and all other defaults under the Loan Documents have been cured); or impair the security of this Mortgage; or prejudice Beneficiary or any receiver or Keeper in the exercise of any right or remedy afforded any of them under this Mortgage; or be construed as an affirmation by Beneficiary of any tenancy, Lease or option, or a subordination of the lien, encumbrance or security interest of this Mortgage:

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(a) Beneficiary, its agent or a receiver or Keeper takes possession of all or any part of the Property in the manner provided in Section 6.2.3 or otherwise.

(b) Beneficiary or a receiver or Keeper collects and applies Rents as permitted under Sections 2.3 and 6.5 or exercises Trustor’s right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

(c) Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to or encumber in favor of Beneficiary under Section 1.1 or 5.5 or otherwise; provided such application is in accordance with the provisions of the Credit Agreement.

(d) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.15.

(e) Beneficiary receives any sums under this Mortgage or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f) Beneficiary, or any receiver or Keeper invokes any right or remedy provided under this Mortgage.

9.3 Powers of Beneficiary.

9.3.1 [Intentionally Left Blank.]

9.3.2 If Beneficiary performs any act which it is empowered or authorized to perform under this Mortgage, including, without limitation, any act permitted by Section 5.9 or Section 6.2.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or encumbrance or security interest of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor shall not be released or changed if Beneficiary grants any successor in interest to Borrower or Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by the original Trustor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

9.3.3 Beneficiary may take any of the actions permitted under Sections 6.2.2 and/or 6.2.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under, or notice of seizure given with respect to, this Mortgage.

9.3.4 From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in enforcing the rights and remedies created under this

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FORM OF MORTGAGE

Mortgage. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in enforcing these rights and remedies.

9.4 Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on or security interest in the Property unless Beneficiary consents to a merger in writing.

9.5 Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Louisiana.

9.6 Successors in Interest. The terms, covenants and conditions of this Mortgage shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

9.7 Interpretation.

9.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Mortgage are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” The word “person” includes individuals and entities.

9.7.2 The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, reimbursement and indemnity obligations, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

9.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Mortgage. All Exhibits and/or Schedules attached to this Mortgage are hereby incorporated in this Mortgage.

9.8 In-House Counsel Fees. Whenever Trustor is obligated to pay or reimburse Beneficiary for reasonable attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

9.9 Waiver of Marshalling. To the extent permitted by applicable law, Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order. Each successor and assign of Trustor, including any holder of a lien or encumbrance or security interest subordinate to this Mortgage, by acceptance of its interest or lien or encumbrance or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

9.10 Severability. Any provision in this Mortgage that is held to be inoperative, unenforceable or invalid as to any party or circumstance or in any jurisdiction shall, as to that party or circumstance or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any

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other party or circumstance or in any other jurisdiction, and to this end the provisions of this Mortgage are declared to be severable.

9.11 Statute of Frauds Clause. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

9.12 Assignment of Rents After Commencement of Foreclosure. The right of Beneficiary to collect and receive the Rents or to take possession of the Property, or to exercise any of the rights or powers herein granted to Beneficiary shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien of this Mortgage, including any period allowed by law for the redemption of the Property after any foreclosure sale.

9.13 Continuation of Foreclosure. In the event any foreclosure advertisement is running or has run at the time of an appointment of a substitute Trustee, the substitute Trustee may, to the extent permitted by applicable law, consummate the advertised sale without the necessity of republishing such advertisement.

9.14 Notices. Trustor hereby requests that a copy of all notices required hereunder or by applicable law be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under Chapter 9, as amended or recodified from time to time. Beneficiary’s address given below is the address for Beneficiary as secured party under Chapter 9, as amended or recodified from time to time.

Address Where	Address Where
Notices to Trustor	Notices to Beneficiary
Are to Be Sent:	Are to Be Sent:

PNK (BOSSIER CITY), INC.	Lehman Commercial Paper Inc.
c/o Pinnacle Entertainment, Inc. 3800 Howard Hughes Parkway, Suite 1800 Las Vegas, NV 89109	745 7th Avenue 19th Floor New York, NY 10019 Attention: Diane Albanese
Telephone: (702) 784-7777
Telecopier: (702) 784-7778
Attention: Chief Financial Officer

9.15 Waiver of Trial by Jury. To the extent permitted by law, Trustor and Beneficiary hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising our of on in any way connected with this Mortgage.

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THUS DONE AND PASSED, in the State of California, County of Los Angeles, on the          day of December, 2005, in the presence of the undersigned competent witnesses, who hereunder sign their names with Trustor and me, Notary, after due reading of the whole.

WITNESSES:	TRUSTOR:

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:
Name:
Title:
NOTARY PUBLIC
My Commission Expires:__________________________

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FORM OF MORTGAGE

THUS DONE AND PASSED, in the State of California, County of Los Angeles, on the          day of December, 2005, in the presence of the undersigned competent witnesses, who hereunder sign their names with Trustor and me, Notary, after due reading of the whole.

WITNESSES:	BENEFICIARY:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Name:
Title:
NOTARY PUBLIC
My Commission Expires:__________________________

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FORM OF MORTGAGE

EXHIBIT A to MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF PROCEEDS executed as of December __, 2005, by PNK (BOSSIER CITY), INC., a Louisiana corporation, as “Trustor”, in favor of LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent, as “Beneficiary.”

PROPERTY DESCRIPTION

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EXHIBIT C-2

FORM OF AMENDED AND RESTATED MORTGAGE

THIS AMENDED AND RESTATED DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION 443.055 R.S.MO. THE TOTAL PRINCIPAL AMOUNT OF THE FUTURE ADVANCES AND FUTURE OBLIGATIONS WHICH MAY BE SECURED HEREBY IS $750,000,000.

AMENDED AND RESTATED DEED OF TRUST WITH ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

(Cover Page)

Dated as of December __, 2005

Grantor:	Casino Magic Corp., a Minnesota corporation

Grantor’s Address:	c/o Pinnacle Entertainment, Inc. 3800 Howard Hughes Parkway, Suite 1800 Las Vegas, NV 89109

Trustee:	L&GST Corporation

Trustee’s Address:	2345 Grand Boulevard, Suite 2400
Kansas City, Missouri 64108

Grantee:	LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

Grantee’s Address:	745 7th Avenue, 19 floor, New York, NY 10019
Attn: Diane Albanese

Legal Description:	See Exhibit A attached hereto at page A-1 of this document

Reference Prior Documents:	Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing dated December 17, 2003 and recorded December 22, 2003 as Daily No. 227, in Book 12222003, at Page 0227 in the official real estate records of the City of St. Louis, Missouri.

First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated August 26, 2004 and recorded September 7, 2004 in Book 09072004, at Page 0487 in the official real estate records of the City of St. Louis, Missouri.

FORM OF AMENDED AND RESTATED MORTGAGE

THIS DOCUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

Attention: Paul Fuhrman, Esq.

Phone: (213) 891-8079

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FORM OF AMENDED AND RESTATED MORTGAGE

AMENDED AND RESTATED MORTGAGE

with Assignment of Rents, Security Agreement and

Fixture Filing

NOTE: THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING AND A LINE OF CREDIT TO BE USED PRIMARILY FOR COMMERCIAL PURPOSES.

NOTE: THE OBLIGATIONS SECURED HEREBY PROVIDE FOR PERIODIC INCREASES AND/OR DECREASES IN THE APPLICABLE INTEREST RATE.

THIS AMENDED AND RESTATED DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION 443.055 R.S.MO. THE TOTAL PRINCIPAL AMOUNT OF THE FUTURE ADVANCES AND FUTURE OBLIGATIONS WHICH MAY BE SECURED HEREBY IS $750,000,000.

THIS AMENDED AND RESTATED DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING, dated as of December __, 2005 (the “Deed of Trust”), by CASINO MAGIC CORP., a Minnesota corporation (“Grantor” for recording purposes only; hereinafter referred to as “Trustor”), as trustor, L&GST Corporation, a corporation, as trustee (“Trustee”), and LEHMAN COMMERCIAL PAPER INC., as “Administrative Agent” for the “Lenders” (as each of those terms is defined in the Credit Agreement), as beneficiary and secured party (“Beneficiary”) is made with reference to that certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of December 17, 2003 and recorded on December 22, 2003, as amended by that certain First Amendment to Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated August 26, 2004 and recorded on September 7, 2004 (as amended, the “Existing Deed of Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in that certain Second Amended and Restated Credit Agreement dated as of December __, 2005 among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), Beneficiary, BEAR STEARNS CORPORATE LENDING, INC., as Syndication Agent, and each of the Lenders which executed such agreement (as it may be amended, restated, amended and restated, modified, supplemented, or replaced from time to time, the “Credit Agreement”). The Existing Deed of Trust is being amended and restated in part to amend and restate the acknowledgment in the Existing Deed of Trust and also to reflect the changes being made to the Secured Obligations hereunder by the Credit Agreement.

Promissory notes heretofore requested by Lenders are being executed and delivered substantially concurrently with the execution of the Credit Agreement. Effective as of the date hereof (the “Effective Date”), the Existing Credit Agreement is being amended and restated, among other things, to extend the term of the term loan facility and the revolving loan facility, to increase the aggregate principal amount of the credit facilities thereunder from

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FORM OF AMENDED AND RESTATED MORTGAGE

$400,000,000 to $750,000,000, and to permit (subject to certain conditions and agreement of lenders to provide the same) an additional incremental facility of $250,000,000 (which would cause the total of the credit facilities to equal $1,000,000,000).

1. Grant in Trust and Secured Obligations.

1.1 Grant in Trust. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2, Trustor hereby irrevocably and unconditionally grants, bargains, conveys, sells, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) All that certain real estate situated in the City of St. Louis, State of Missouri, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all existing and future easements and rights affording access to it (the “Land”); together with

(b) All buildings, structures and improvements now located or later to be constructed on the Land, including, without limitation, all parking areas, roads, driveways, walks, fences, walls, docks, berms, landscaping, recreation facilities, drainage facilities, lighting facilities and other site improvements (the “Improvements”); together with

(c) All existing and future appurtenances, privileges, easements, franchises, hereditaments and tenements of the Land, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Land, all development rights and credits, air rights, water, water courses, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock (together with the statutory right to file applications to change, and any and all applications to change), easements, rights of way, rights of ingress and egress, drainage rights, gores or strips of land, any land lying in the streets, highways, ways, sidewalks, alleys, passages, roads or avenues, open or proposed, in front of or adjoining the Land and Improvements, any land in the bed of any body of water adjacent to the Land, any land adjoining the Land created by artificial means or by accretion, all air space and rights to use such air space, and all development and similar rights; together with

(d) Subject to Article 2, below, all existing and future leases, subleases, subtenancies, licenses (except for gaming licenses and liquor licenses that are not transferable), occupancy agreements, concessions and any other agreement devising any portion of the Property or relating to the use and enjoyment of all or any part of the Land and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing, whether written or oral and whether in existence at or upon the recordation of this Deed of Trust or entered into after the recordation of this Deed of Trust (some or all collectively, as the context may require, “Leases,” which shall not include the Ground Leases), and all rents, security deposits, royalties, issues, profits,

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receipts, earnings, revenue, income, products and proceeds and other benefits of the Land and Improvements, whether now due, past due or to become due, including, without limitation, all prepaid rents, security deposits, fixed, additional and contingent rents, deficiency rents and liquidated damages, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning, cable and other utilities and services, green fees, cart rental fees, instruction fees, membership charges, restaurant, snack bar and pro shop revenues, liquidated damages, and all other rights to payments (some or all collectively, as the context may require, “Rents”); together with

(e) All goods, materials, supplies, chattels, furniture, fixtures, equipment, machinery and other property now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Land and Improvements, whether stored on the Land or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all kitchen and laundry appliances, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and property of every kind and description, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

(f) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Land or Improvements; together with

(g) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds of real property and personal property taxes, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Trustor with third parties (including all utility deposits), contract rights, general intangibles, development and use rights, governmental permits and licenses (except for gaming licenses and liquor licenses that are not transferable), authorizations, certificates, variances, consents and approvals, applications, architectural and engineering plans, specifications and drawings, as-built drawings, guaranties, warranties, management agreements, operating and/or licensing agreements, supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, cable, and other utilities, property and title insurance policies and proceeds thereof, chattel paper, instruments, documents, notes, certificates of deposit, securities, other investments, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the

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Land or to any business now or later to be conducted on it, or to the Land and Improvements generally; together with

(h) Subject to the Borrower’s rights to use proceeds under the Credit Agreement, all proceeds, including all rights and claims to, dividends of and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies (whether or not such policies are required hereunder or under one of the other Loan Documents) and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Land, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(i) All books and records pertaining to any and all of the property described above, including computer readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

(j) All proceeds of, additions and accretions to, substitutions and replacements for, changes in, and greater right, title and interest in, to and under or derived from, any of the property described above and all extensions, improvements, betterments, renewals, substitutions and replacements thereof and additions and appurtenances thereto, including all proceeds of any voluntary or involuntary disposition or claim, right and remedy respecting any such property (arising out of any judgment, condemnation or award, or otherwise arising) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or its proceeds.

Trustor shall and will warrant and forever defend the Property in the quiet and peaceable possession of the Trustee, its successors and assigns against all and every person or persons lawfully claiming or to claim the whole or any part thereof. Trustor agrees that any greater title to the Property hereafter acquired by Trustor during the term hereof shall be subject hereto.

1.2 Secured Obligations.

1.2.1 Trustor makes the grant, bargain, conveyance, sale, transfer and assignment set forth in Section 1.1 and grants the security interest set forth in Article 3 for the purpose of securing the following obligations (collectively, the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(a) The payment and performance of all indebtedness and other obligations of Trustor under the Subsidiary Guaranty;

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(b) The payment and performance of all obligations of Trustor under this Deed of Trust;

(c) The payment and performance of all future advances and other obligations that Trustor or any other person may owe to Beneficiary and/or any Lenders (whether as principal, surety or guarantor), when a writing evidences Trustor’s and Beneficiary’s agreement that such advances or obligations be secured by this Deed of Trust; and

(d) The payment and performance of all modifications, amendments, extensions and renewals, however evidenced, of any of the Secured Obligations described in clause (a), (b) or (c), above.

1.2.2 In addition to the indebtedness evidenced by the Notes and all other Secured Obligations, this Deed of Trust, to the fullest extent permitted by the Laws of the State of Missouri, shall secure also and constitute a Lien on the Property for all future advances made by the Beneficiary to Borrower and future obligations incurred by Borrower to Beneficiary in connection with the Property to the same extent as if such future advances were made or such future obligations incurred on the date of the execution of this Deed of Trust. The total amount of the indebtedness that may be secured by this Deed of Trust shall not exceed a maximum principal amount equal to $750,000,000.00 whether such advances are obligatory or made at the option of the Beneficiary, plus future advances and/or future obligations made or incurred for the reasonable protection of the security or to enable completion of a contemplated improvement, all as contemplated by Subsection 3 of Section 443.055, Missouri Revised Statutes, and this instrument is to be governed by said Section 443.055.

1.2.3 All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Credit Agreement or the other Loan Documents which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

1.2.4 The maturity date of the Secured Obligations, being the date the last installment or other payment is due, is to be not later than December __, 2011 for the Term Loan Maturity Date, and December __, 2010 for the Revolving Credit Termination Date, subject to earlier maturity as provided for in the Credit Agreement.

2. Assignment of Rents and Leases.

2.1 Assignment. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and sets over to Beneficiary all of the right, title and interest which Trustor now has or may later acquire in and to the Rents and the Leases, and confers upon Beneficiary the right to collect such Rents and enforce the provisions of the Leases with or without taking possession of the Property. This is an absolute assignment, not an assignment for security only.

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2.2 Grant of License. Beneficiary hereby confers upon Trustor a license (“License”) to collect and retain the Rents as they become due and payable; provided that if an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its absolute discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust; provided further that until Beneficiary has terminated the License as provided herein, Trustor may continue to collect and retain the Rents pursuant to the License.

2.3 Collection and Application of Rents. Subject to the License granted to Trustor under Section 2.2, Beneficiary has the right, power and authority to collect any and all Rents and exercise Trustor’s right, title and interest under the Leases. Trustor hereby appoints Beneficiary its attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform any and all of the following acts, if and at the times when Beneficiary in its absolute discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents and any other right, title and interest of Trustor under the Leases;

(b) Give receipts, releases and satisfactions for any and all Rents and any other obligations and duties under the Leases; or

(c) Sue either in the name of Trustor or in the name of Beneficiary for any and all Rents and to enforce any other obligations and duties under the Leases.

Beneficiary’s right to the Rents and the Leases does not depend on whether or not Beneficiary takes possession of the Property as permitted under Section 6.2.3 hereof, or as permitted under applicable law. In Beneficiary’s absolute discretion, Beneficiary may choose to collect Rents and exercise the right, title and interest of Trustor under the Leases either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.5. If an Event of Default shall have occurred and Beneficiary is in possession of all or part of the Property and is collecting and applying Rents and exercising any right, title and interest of Trustor under the Leases as permitted under this Deed of Trust, then Beneficiary, Trustee and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law and in equity, including the right to exercise the power of sale granted under Section 1.1 and Section 6.2.7.

2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property or maintain the Leases. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be:

(a) a “mortgagee in possession” for any purpose;

(b) responsible for performing any of the obligations under any Lease;

(c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

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(d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5 Leasing. Without Beneficiary’s prior written consent, Trustor shall not accept any deposit or prepayment of Rents for any period exceeding one (1) month, and Trustor shall not lease the Property or any part of it except strictly in accordance with the Loan Documents. Trustor shall not apply any Rents-in any manner prohibited by the Loan Documents.

3. Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Deed of Trust to create a lien on and security interest in the Property, and an absolute assignment of the Rents and the Leases, all in favor of Beneficiary. The parties acknowledge that some of the Property and some of the Rents and Leases may be determined under applicable law to be personal property or fixtures. To the extent such Property, Rents or Leases constitute personal property, Trustor, as debtor, hereby grants to Beneficiary, as secured party, a security interest in all such Property, Rents and Leases, to secure payment and performance of the Secured Obligations, and Trustor, as debtor, also has granted a security interest in such Property, Rents and Leases pursuant to that certain Security Agreement of even date herewith, executed by Trustor and certain other parties, as debtor, in favor of Beneficiary, as secured party. This Deed of Trust constitutes a security agreement under the Missouri Uniform Commercial Code, as amended or recodified from time to time, covering all such Property, Rents and Leases. To the extent such Property, Rents or Leases are not real property encumbered by the lien created by Section 1.1, above, and are not absolutely assigned by the assignment set forth in Section 2.1, above, it is the intention of the parties that such Property, Rents and/or Leases shall constitute “proceeds, products, offspring, or profits” and/or “rents” of the Land and Improvements, and/or “fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in ... lodging properties,” as applicable (as such terms are defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented).

3.2 Financing Statements. Trustor hereby authorizes Beneficiary to execute one or more financing statements and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s security interest in any Property, Rents or Leases. As provided in Section 5.11, Trustor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. If Trustor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it.

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4. Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under the Missouri Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Land or Improvements. In connection therewith, the addresses of Trustor, as debtor, and Beneficiary, as secured party, are as set forth in Section 9.16 below. The foregoing address of Beneficiary, as secured party, is also the address from which information concerning the security interest may be obtained by any interested party. The property subject to this fixture filing is described in Section 1.1, above. Portions of the property subject to this fixture filing as identified in this Section are or are to become fixtures related to the real estate described in Exhibit A attached hereto.

5. Rights and Duties of the Parties.

5.1 Representations and Warranties. Trustor represents and warrants that, except as previously disclosed to Beneficiary in Schedule 7.3(f) attached to the Credit Agreement:

(a) This Deed of Trust creates a first and prior lien on and security interest in the Property, subject only to the Liens permitted by Section 7.3 of the Credit Agreement, and other encumbrances and rights permitted by this Deed of Trust;

(b) The Property includes all material property and rights which may be reasonably necessary or desirable for the use, if any, of the Property;

(c) Trustor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below; and

(d) This Deed of Trust does not encumber Land on which Improvements are located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except any Land on which Improvements are located as to which flood insurance as required by Regulation H has been obtained and is in full force and effect as required by the Credit Agreement.

5.2 Taxes and Assessments. To the extent required under the Credit Agreement, Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on or security interest in all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. If any such taxes, levies, charges or assessments become delinquent, Beneficiary may require Trustor to present evidence that they have been paid in full, on ten days’ written notice by Beneficiary to Trustor. This Section 5.2 is subject to the right granted to Trustor in the Credit Agreement to contest in good faith certain taxes, assessments, charges and levies. Trustor’s failure to pay any immaterial tax shall not constitute an Event of Default hereunder to the extent Trustor is excused from paying such tax pursuant to Section 4.10 of the Credit Agreement.

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5.3 Performance of Secured Obligations. Trustor shall promptly pay and perform, or cause the payment and performance of, each Secured Obligation in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Trustor shall promptly discharge any lien on or security interest in the Property to which Beneficiary has not consented in writing, except any Liens permitted by Section 7.3 of the Credit Agreement. Subject to any applicable rights to contest set forth in the Credit Agreement: (a) Trustor shall pay when due each obligation secured by or reducible to a lien, security interest, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, security interest, charge or encumbrance is or would be senior or subordinate to this Deed of Trust; and (b) should Trustor fail to perform its obligations under this Section 5.4, Beneficiary, at its option, shall have the right, but not the obligation, to advance funds which may be necessary to protect and preserve Beneficiary’s liens hereunder, and to discharge Trustor’s obligations under this Section 5.4, and all amounts so advanced by Beneficiary, together with interest thereon at the rate provided for in Section 2.16(c)(ii) of the Credit Agreement from the fifth day following the date of demand for payment by Beneficiary until repaid, shall be secured by this Deed of Trust and payable on demand.

5.5 Damages and Insurance and Condemnation Proceeds.

5.5.1 The following claims, causes of action, awards, payments and rights to payment are subject to Borrower’s rights to use proceeds as provided in the Credit Agreement:

(a) All awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;

(b) All other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Property, or for damage or injury to or decrease in value of all or part of the Property or any interest in it;

(c) All proceeds of any insurance policies payable because of loss sustained to all or part of the Property; and

(d) All interest which may accrue on any of the foregoing.

5.5.2 Trustor shall promptly notify Beneficiary in writing if:

(a) Any damage occurs or any injury or loss is sustained in the amount of $1,000,000 or more to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

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(b) Any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or material part of the Property.

5.5.3 Subject to the terms of the Credit Agreement, including, without limitation, Section 2.13 thereof, if Beneficiary chooses to do so, Beneficiary may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and Beneficiary may make any compromise or settlement of such action or proceeding; provided, however, that, prior to the occurrence of an Event of Default, Beneficiary shall not settle or compromise any such action or proceeding without the prior written consent of Trustor (which consent shall not be unreasonably withheld or delayed). Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance. Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact for all such purposes. The power of attorney granted hereunder is coupled with an interest and is irrevocable. Trustor shall not settle, adjust or compromise any such action or proceeding without the prior written approval of Beneficiary.

5.5.4 All proceeds of these assigned claims, other property and rights which Trustor may receive or be entitled to (collectively, “Proceeds”) shall be administered in accordance with the terms of the Credit Agreement, including, without limitation, Section 2.13 thereof. Any and all Proceeds (including, without limitation, any Net Claims Proceeds) held by Beneficiary from time to time shall be collateral for the Secured Obligations, and Trustor hereby grants to Beneficiary a security interest in and lien on such Proceeds and all rights and remedies available under applicable laws with respect to such Proceeds, including, without limitation, all rights and remedies under the Missouri Uniform Commercial Code. Trustor shall execute and deliver to Beneficiary and the Lenders any and all documents reasonably requested by Beneficiary in order to confirm, create and perfect such security interest in and lien on such Proceeds.

5.5.5 Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under applicable law which provide for allocation of condemnation proceeds between a property owner and a lienholder up to the principal amount of Secured Obligations under the Credit Agreement, and any other law or successor statute of similar import. Trustor hereby specifically, unconditionally and irrevocably waives all right to recover against Beneficiary or any Lender (or any officer, employee, agent or representative of Beneficiary or any Lender) for any loss incurred by Trustor from any cause insured against or required by any. Loan Document to be insured against; provided, however, that this waiver of subrogation shall not be effective with respect to any insurance policy if the coverage thereunder would be materially reduced or impaired as a result.

5.6 Maintenance and Preservation of Property.

5.6.1 Trustor shall keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

5.6.2 Subject to the terms of Section 2.13 of the Credit Agreement, if all or part of the Property becomes damaged or destroyed and Trustor elects to repair and/or restore

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all or part of the Property, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices. If, Trustor elects to repair and/or restore all or part of the Property, Trustor shall be obligated to repair and/or restore the Property in accordance with the immediately preceding sentence even if no insurance proceeds are available or the available insurance proceeds are not sufficient to pay for the entire cost of such repair and/or restoration.

5.6.3 Trustor shall not commit or allow any act upon or use of the Property which would violate: (i) any applicable law or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen (except to the extent that noncompliance would not cause a Material Adverse Effect or a License Revocation); or (ii) any public or private covenant, condition, restriction, equitable servitude, or Contractual Obligation affecting the Property (except to the extent such violation is being contested by Trustor in good faith by appropriate proceedings or such violation would not cause a Material Adverse Effect). Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, that invalidates any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Deed of Trust.

5.6.4 Trustor shall not commit or allow material waste of the Property.

5.6.5 Should Trustor fail to perform its obligations under this Section 5.6, Beneficiary, at its sole option, shall have the right, but not the obligation, to advance funds for the protection, preservation, repair or recovery of the Property, and all amounts so advanced by Beneficiary, together with interest thereon at 2.0% above the Base Rate from the fifth day following the date of demand for payment by Beneficiary until repaid, shall be secured by this Deed of Trust and payable on demand.

5.7 Insurance.

5.7.1 Trustor shall maintain with financially sound and reputable insurance companies insurance on all of its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

5.7.2 When any insurance policy required hereunder expires, Trustor shall furnish Beneficiary with proof acceptable to Beneficiary that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired. If Trustor fails to pay any such premium, Beneficiary shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it on behalf of the Lenders. Should Trustor fail to procure any of the insurance required by this Section 5.7, Beneficiary, at its sole discretion, shall have the right, but not the obligation, to purchase such insurance and all amounts advanced by Beneficiary for such purpose, together with interest thereon at the rate provided for in Section 2.16(c)(ii) of the Credit Agreement shall be secured by this Deed of Trust and payable on demand.

5.8 Trustee’s Acceptance of Trust. Trustee accepts this trust when this Deed of Trust is recorded.

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5.9 Releases, Extensions, Modifications and Additional Security.

5.9.1 From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by Beneficiary’s action(s) be credited on the Secured Obligations:

(a) Release any person liable for payment of any Secured Obligation, except as permitted by Section 10.15 of the Credit Agreement;

(b) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(c) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

(d) Alter, substitute or release any property securing the Secured Obligations.

5.9.2 From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

(a) Consent to the making of any plat or map of the Property or any part of it;

(b) Join in granting any easement or creating any restriction affecting the Property;

(c) Join in any subordination or other agreement affecting this Deed of Trust or the lien or security interest of it; or

(d) Reconvey the Property or any part of it without any warranty, in accordance with the Credit Agreement.

5.10 Reconveyance. When Trustee receives Beneficiary’s written request for reconveyance pursuant to a Disposition permitted under the terms of the Credit Agreement, and all fees and other sums owing to Trustee (other than contingent indemnity obligations and obligations in respect of the Specified Hedge Agreements) by Trustor under Section 5.11, Trustee shall reconvey the Property, or portions thereof, or so much of it as is then held under this Deed of Trust, without warranty, to the person or persons legally entitled to it. Such person or persons shall pay any costs of recordation. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be

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conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

5.11 Compensation, Exculpation, Indemnification.

5.11.1 Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary and Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary’s providing a statement of the Secured Obligations or Trustee’s rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of Beneficiary’s and Trustee’s reasonable costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust, to the extent provided in Section 9.7 of the Credit Agreement. If Beneficiary chooses to dispose of the Property through more than one Foreclosure Sale, Trustor shall pay all costs, expenses or other advances that may be incurred or made by Trustee or Beneficiary in each of such Foreclosure Sales.

5.11.2 Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

(a) Beneficiary’s exercise of, or failure to exercise, any rights, remedies or powers granted to Beneficiary in this Deed of Trust;

(b) Beneficiary’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

(c) Any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease or operate the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the gross negligence or willful misconduct of Beneficiary.

Trustor hereby expressly waives and releases all liability (other than liability for loss caused by the gross negligence or willful misconduct of Beneficiary) of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

Trustor agrees to indemnify Trustee, Beneficiary and the Lenders (collectively, the “Indemnitees”) to the extent provided for in Section 9.7 of the Credit Agreement.

5.11.3 Trustor shall pay all obligations to pay money arising under this Section 5.11 immediately upon demand by Trustee or Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Notes in favor of Beneficiary, and shall bear interest from the date of the obligation arises at 2.0% above the Base Rate.

5.12 Defense and Notice of Claims and Actions. At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the

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Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted in writing which does or could affect the title to or right of possession of the Property (other than personal property, the loss of which would not disrupt the operations of the Trustor), or the security of this Deed of Trust or the rights and powers of Beneficiary or Trustee under this Deed of Trust, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.13 Substitution of Trustee. From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office(s) of the recorder(s) of the City. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

5.14 Subrogation. Beneficiary shall be subrogated to the liens and security interests of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.15 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time upon reasonable written advance notice to enter and visit the Property for the purpose of performing appraisals. In addition, Beneficiary and its agents and representatives shall have the right at any reasonable time upon reasonable written advance notice to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. The Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit or observation by Beneficiary or its agents or representatives shall impose any liability on Beneficiary or any other person entitled to indemnification pursuant to Section 9.7 of the Credit Agreement (collectively, the “Indemnified Parties”). In no event shall any site visit, observation or testing by any Indemnified Party be a representation that Materials of Environmental Concern are or are not present in, on, or under the Property, or that there has been or shall be compliance with any Environmental Law, or any other applicable Law. Neither Trustor nor any other party is entitled to rely on any site visit, observation or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Trustor or any other party against, or to inform Trustor or any other party of, any Materials of Environmental Concern or any other adverse condition affecting the Property. Beneficiary shall give Trustor reasonable notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Trustor’s use of the Property in exercising any rights provided in this Section.

5.16 Notice of Change. Trustor shall give Beneficiary prior written notice of (a) any change in the location of Trustor’s place of business or its chief executive office if it has more than one place of business, (b) any change in the location of its Books and Records, and (c) any change to Trustor’s name, entity structure, or jurisdiction of formation. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (including the

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Books and Records), the removal of which would disrupt the operations of Trustor, will be located on the Land.

5.17 Title Insurance. At any time and from time to time Trustor, at its sole cost and expense, shall deliver to Beneficiary such title insurance endorsements and reinsurance as Beneficiary may reasonably request with respect to the priority of this Deed of Trust, issued by title insurance companies, all in form and substance and reasonably satisfactory to Beneficiary, with respect to this Deed of Trust, including, without limitation, ALTA endorsements insuring that each advance is secured by this Deed of Trust (without any exception not set forth in the policy of title insurance insuring this Deed of Trust other than (i) liens for taxes and assessments not yet due and payable and (ii) Permitted Encumbrances insured to be subordinate to this Deed of Trust), and ALTA endorsements insuring the priority of the Deed of Trust over any mechanic’s lien.

6. Defaults and Remedies.

6.1 Events of Default. Trustor will be in default under this Deed of Trust upon the occurrence of any Event of Default (as defined in the Credit Agreement or any other Loan Document) or any other default herein (subject to any cure periods applicable to defaults under the Loan Documents as provided in the Credit Agreement).

6.2 Remedies. At any time after and during the continuance of an Event of Default and provided that Beneficiary has received any consents or approvals of any other Lenders to the extent required under the Credit Agreement, Beneficiary and Trustee will be entitled to exercise any or all of the following rights and remedies and any other rights and/or remedies available to Beneficiary at law or in equity (subject to any restrictions on those rights and remedies imposed by applicable Gaming Laws), all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

6.2.1 Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately. Trustor acknowledges that Beneficiary and the Lenders are making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract.

6.2.2 Receiver. Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property. Beneficiary may obtain the appointment of such a receiver without the necessity of proving either the depreciation of the inadequacy of the value of the security or the insolvency of Trustor or any person who may be legally or equitably liable to pay monies secured hereby, and Trustor and each such person waive each such proof and consent to the appointment of a receiver.

6.2.3 Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include, without limitation: taking and possessing all of Trustor’s or the then owner’s Books and Records; entering into, enforcing, modifying, or canceling Leases

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on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; collecting and receiving any payment of money owing to Trustor; completing construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor’s attorney-in-fact (which appointment is irrevocable and coupled with an interest) to perform such acts and execute such documents as Beneficiary in its absolute discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments. Regardless of any provision of this Deed of Trust or the Credit Agreement, Beneficiary shall not be considered to have accepted any property in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary has given express written notice of Beneficiary’s election of that remedy.

6.2.4 Cure, Protection of Security. Either Beneficiary or Trustee may cure any breach or default of Trustor and, if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Property and/or do any and all other things which either may in its absolute discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include, without limitation: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien, security interest or claim of lien or security interest which (in Beneficiary’s or Trustee’s sole judgment) is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust and the other Loan Documents; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted under this Section 6.2.4 upon giving Trustor prior written notice of such action(s) as reasonably determined by Beneficiary, or, if Beneficiary has determined that providing such prior written notice is not feasible, then substantially concurrent written notice of such action(s).

6.2.5 Uniform Commercial Code Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the Missouri Uniform Commercial Code, as amended or recodified from time to time.

6.2.6 Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of any of the covenants or other terms of this Deed of Trust.

6.2.7 Power of Sale. Under the power of sale hereby granted, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law. The Trustee shall, at the request of the Beneficiary, proceed to sell the Property as one parcel in its entirety or any part thereof either in mass or in parcels, at the absolute discretion of Trustee, at a public venue, to the highest bidder for cash at the door of the Court House or other location then customarily employed for that

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purpose in the county or city where the Property is located, first giving notice of the time and place of sale, and a description of the Property to be sold, by advertisement published and as is provided by the laws of the State of Missouri then in effect, and upon sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed, in relation to the non-payment of the money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale and receipt of the proceeds of sale, shall be presumptive evidence of the truth of such statements or recital.

(a) Sales of Personal Property.

(i) For purposes of this power of sale, Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by Article 9 of the Missouri Uniform Commercial Code, as amended or recodified from time to time, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation.

(ii) In connection with any sale or other disposition of such personal property, Trustor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale as required by Article 9 of the Missouri Uniform Commercial Code. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation pursuant to the notice requirements contained in Article 9 of the Missouri Uniform Commercial Code. Upon receipt of any written request, Beneficiary will make such personal property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding any provision to the contrary, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the personal property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(b) Trustee’s Sales of Real Property or Mixed Collateral.

(i) Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Article 9 of the Missouri Uniform Commercial Code, as amended or recodified from time to time. Trustor agrees that such a sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and

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personal property together in accordance with Article 9 of the Missouri Uniform Commercial Code, as amended or recodified from time to time, will sometimes be referred to as a “Trustee’s Sale.”

(ii) Before any Trustee’s Sale, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any Trustee’s Sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary’s request shall, postpone any Trustee’s Sale by public announcement at the time and place noticed for that sale.

(iii) At any Trustee’s Sale, Trustee shall sell the property being sold at a public auction to the highest bidder at public auction for cash in lawful money of the United States. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee’s Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

(vi) The Trustee may sell and convey the Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of the Beneficiary in respect to the Secured Obligations or this Deed of Trust or in respect to any matter of business whatsoever. The making of oath or giving of bond by Trustee or any successor Trustee is expressly waived.

(v) The Trustee hereby lets the Property to the Trustor until a sale be had under the foregoing provisions, upon the following terms and conditions, such letting being to wit: The Trustor and every and all persons claiming or possessing the Property, or any part thereof, by, through or under Trustor shall pay rent therefore during said term at the rate of one cent per month, payable monthly upon demand, and shall surrender immediate peaceable possession of said premises, to the purchaser thereof, under such sale, without notice or demand therefore. Should possession not be surrendered as provided for herein the purchaser shall be entitled to institute proceedings for possession as aforesaid.

6.2.8 Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Beneficiary may:

(a) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(b) Elect to dispose of the lots, parcels and/or items through a single consolidated Trustee’s Sale or disposition to be held or made under the power of sale granted in Sections 1.1 and 6.2.7, or in connection with judicial proceedings, or by virtue

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of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition being referred to herein as a “Foreclosure Sale”).

If Beneficiary or Trustee chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens or security interests of this Deed of Trust on any part of the Property which has not been sold until all of the Secured Obligations have been paid in full and the Commitment has been fully and finally terminated.

6.2.9 Other Permitted Remedies. Beneficiary and the Lenders may refuse to make any advance to, or issue any Letter of Credit for the account of, Borrower or Trustor. Beneficiary and the Lenders may exercise any and all other rights and remedies available under the Loan Documents and applicable law, including, without limitation, the right to file applications to change, and to exercise all other rights and remedies available under applicable law with respect to, all water permits and rights relating to the Property; provided however that, notwithstanding the foregoing or any other provision contained in this Deed of Trust, the remedies provided by this Deed of Trust shall not include the right to take any action that violates applicable Gaming Laws.

6.3 Credit Bids. At any Foreclosure Sale, any person (other than Trustor), including Trustee or Beneficiary, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting against the sales price of the Property or any part thereof any or all of the outstanding Secured Obligations (including without limitation the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary, the Lenders or Trustee under Section 5.11) in such order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of payments set forth in the Credit Agreement).

6.4 Application of Foreclosure Sale Proceeds. The Trustee shall receive the proceeds of such sale out of which the Trustee shall pay: First, the cost and expenses of executing this trust, including compensation to the Trustee and to any attorneys employed by him or the Beneficiary for their services; second, to the Beneficiary, upon the usual vouchers therefor, all amounts paid for insurance, taxes, lien claims, and other payments made by Beneficiary as provided herein, with interest thereon as provided herein; third, the amount on the Secured Obligations then due and unpaid; fourth, the amount due on any junior encumbrances, with interest; fifth, the remainder of such proceeds, if any, shall be paid to Trustor or as otherwise provided by law. The Beneficiary may bid and become purchaser at any sale under this Deed of Trust. The power of sale hereunder shall not be exhausted by any one or more such sales (or attempts to sell) as to all or any portion of the Property remaining unsold, but shall continue unimpaired until all of the Property has been sold or the Secured Obligations and all other indebtedness of Borrower and Trustor to Beneficiary secured hereby shall have been paid in full. Except as otherwise required by applicable law, the foregoing proceeds be applied against the

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Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to any applicable provisions for priority of application of proceeds set forth in the Credit Agreement).

6.5 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.2, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver;

(b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its absolute discretion may choose (subject to the provisions for priority of application of payments set forth in the Credit Agreement); and

(c) Third, to remit the remainder, if any, to the person or persons entitled to it. Beneficiary shall have no liability for any funds which it does not actually receive.

7. Leasehold Deed of Trust Provisions. The provisions of this Article 7 shall apply in the event that, and so long as, any portion of the Property consists of Mortgagor’s interests as tenant under any lease or leases encumbered by this Deed of Trust (collectively, including the Existing Ground Lease, the “Ground Leases”). Unless otherwise expressly provided, the lien of this Deed of Trust shall encumber all of Trustor’s rights and interests under and in connection with any Ground Lease, including without limitation, renewal and extension rights, options to expand, and purchase options (all of which rights shall be collectively referred to herein as a “Ground Leasehold”). Trustor hereby agrees, with respect to each Ground Lease, as follows:

7.1 Trustor shall timely perform its obligations in connection with each Ground Lease. Without limiting the generality of Section 6.2.4 above, Trustor specifically acknowledges Beneficiary’s right, while any default by Trustor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Beneficiary deems necessary to protect its interests with respect thereto, and Trustor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact (which appointment is irrevocable and coupled with an interest) in its name or otherwise to execute all documents, and perform all other acts, which Beneficiary reasonably deems necessary to preserve its or Trustor’s rights with respect to any Ground Lease. Any amounts advanced by Beneficiary pursuant to this Section shall be included in the Secured Obligations.

7.2 Except as not prohibited by the Credit Agreement, Trustor shall not, without Beneficiary’s prior written consent, modify, or cause or permit the termination of, any Ground Lease, or waive or in any way release the landlord under any Ground Lease of or from any obligation or condition.

7.3 Trustor shall notify Beneficiary promptly in writing of (i) the occurrence of any material default by the landlord under any Ground Lease, and (ii) the receipt by Trustor of any notice claiming the occurrence of any default by Trustor under any Ground Lease or the

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occurrence of any event which, with the passage of time or the giving of notice or both, would constitute a material default by Trustor under any Ground Lease (and Trustor shall also promptly deliver a copy of any such notice to Beneficiary) or would otherwise permit the landlord under such Ground Lease to terminate the Ground Lease.

7.4 Unless Beneficiary otherwise consents in writing, so long as any Secured Obligation remains outstanding, neither the fee title to, nor any other estate or interest in, the real property subject to any Ground Lease shall merge with any Ground Leasehold, notwithstanding the union of such estates in the landlord or the tenant or in a third party. Any acquisition of the landlord’s interest in any Ground Lease by Trustor or any affiliate of Trustor shall be accomplished in such a manner as to avoid a merger of the interests of Landlord and tenant unless Beneficiary consents to such merger in writing.

7.5 If Trustor acquires fee title to any portion of the real property subject to any Ground Lease, this Deed of Trust shall automatically be a lien on such fee title.

7.6 Unless otherwise expressly obligated to do so by the terms and provisions of any Lease (and then only to the extent of any such obligation), Trustor shall not subordinate any Ground Lease or Ground Leasehold to any Deed of Trust or other encumbrance of, or lien on, any interest in the real property subject to such Ground Leasehold without the prior written consent of Beneficiary. Any such prohibited subordination without such consent shall, at Beneficiary’s option, be void.

7.7 All material subleases entered into by Trustor with respect to all or any portion of the Property (and all existing subleases modified by Trustor) shall provide that such subleases are subordinate to the lien of this Deed of Trust and any modifications of this Deed of Trust and the obligations secured hereby and that, if Beneficiary forecloses under this Deed of Trust or enters into a new lease with any landlord under any Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or in any other document or agreement, the subtenant shall attorn to Beneficiary or its assignee and the sublease shall remain in full force and effect in accordance with its terms notwithstanding the termination of the applicable Ground Lease.

7.8 Trustor shall exercise any option or right to renew or extend the term of any Ground Lease prior to the date of termination of any such option or right, shall give immediate written notice thereof to Beneficiary, and shall execute, deliver and record any documents requested by Beneficiary to evidence the lien of this Deed of Trust on such extended or renewed lease term unless such Ground Lease is not renewed or extended as permitted pursuant to the Credit Agreement. If Trustor fails to exercise any such option or right as required herein, Beneficiary may exercise the option or right as Trustor’s agent and attorney-in-fact pursuant to this Deed of Trust, or in Beneficiary’s own name or in the name of and on behalf of a nominee of Beneficiary, as Beneficiary chooses in its absolute discretion; provided, if Trustor shall fail to exercise any option or right to renew or extend the term of any Ground Lease, Trustor shall give Beneficiary reasonable prior notice. Beneficiary shall thereafter provide Trustor prior written notice of such action(s) as reasonably determined by Beneficiary; if such prior written notice is not feasible, then substantially concurrent written notice of such action.

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7.9 As security for the Secured Obligations, Trustor hereby assigns to Beneficiary a security interest in all prepaid rents and security deposits and all other security which the landlords under the Ground Leases hold for the performance of Trustor’s obligations thereunder.

7.10 Promptly upon demand by Beneficiary, Trustor shall use reasonable efforts to obtain from the landlord under any Ground Lease and furnish to Beneficiary an estoppel certificate of such landlord stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

7.11 Intentionally Deleted.

7.12 To the extent permitted by law, the price payable by Trustor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Deed of Trust shall include all rents and other amounts paid and other sums advanced by Beneficiary on behalf of Trustor as the tenant under the Ground Leases.

7.13 In addition to all other Events of Default described in this Deed of Trust, the occurrence of any of the following shall be an Event of Default hereunder:

(a) A breach or default by Trustor under any Ground Lease, subject to any applicable cure period; or

(b) The occurrence of any event or circumstance which gives the landlord under any Ground Lease a right to terminate such Ground Lease.

7.14 As used in this Deed of Trust, the “Bankruptcy Code” shall mean 11 U.S.C. §§ 101, et seq., as modified and/or recodified from time to time. Notwithstanding anything to the contrary contained herein with respect to any Ground Lease:

(a) The lien of this Deed of Trust attaches to all of Trustor’s rights under subsection 365(h) of the Bankruptcy Code, including without limitation, any and all elections to be made thereunder, any and all rights under any Ground Lease which Trustor is entitled to retain pursuant to 11 U.S.C. § 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Ground Lease by the landlord thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. § 365(h)(1)(B).

(b) Trustor acknowledges and agrees that, by the terms hereof and by operation of 11 U.S.C. § 365(h)(1)(D), Beneficiary has, and until this Deed of Trust has been fully reconveyed continuously shall have, whether before or after any default under any of the Secured Obligations or the taking of any action to enforce any of Beneficiary’s rights and remedies under this Deed of Trust or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the “365(h) Election”) whether (i) any Ground Lease that has been rejected under the Bankruptcy Code by the landlord thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. § 365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C. § 365(h)(1)(A)(ii),

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should be retained pursuant to that subsection. To the extent that, notwithstanding the preceding sentence and 11 U.S.C. § 365(h)(1)(D), Trustor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, Trustor hereby absolutely assigns and conveys to Beneficiary any and all such rights, and all of Trustor’s right, title and interest therein, which may be used and exercised by Beneficiary completely, exclusively, and without any restriction whatsoever, in Beneficiary’s sole and absolute discretion, whether before or after any default upon any of the Secured Obligations, the taking of any action to enforce any of Beneficiary’s rights and remedies under this Deed of Trust, or any foreclosure sale hereunder. Trustor hereby unconditionally and irrevocably appoints Beneficiary as its attorney-in-fact (which appointment is coupled with an interest) to exercise Trustor’s right, if any, to make, or participate in, or otherwise in any matter affecting the making of, the 365(h) Election with respect to any Ground Lease. Trustor shall not in any manner impede or interfere with any action taken by Beneficiary and, at the request of Beneficiary, Trustor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, in such manner as Beneficiary determines in its sole and absolute discretion; provided, such action and such Election are consistent with all applicable Laws. Unless and until instructed to do so by Beneficiary (as determined by Beneficiary in its sole and absolute discretion), Trustor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to any Ground Lease, including in particular, but without limitation, any election to treat any Ground Lease as terminated. Beneficiary shall have no obligation whatsoever to Trustor or any other person or entity in connection with the making of the 365(h) Election with respect to any Ground Lease or any instruction by Beneficiary to Trustor given, withheld or delayed in respect thereof, nor shall Beneficiary have any liability to Trustor or any other person or entity arising from any of the same.

(c) As security for the Secured Obligations, Trustor hereby irrevocably assigns to Beneficiary all of Trustor’s rights to damages arising from any rejection by any landlord (or any trustee thereof) of any Ground Lease under the Bankruptcy Code. Beneficiary and Trustor shall proceed jointly or in the name of Trustor in respect of any claim or proceeding relating to the rejection of any Ground Lease, including without limitation, the right to file and prosecute any proofs of claim, complaints, motions and other documents, provided the same shall be well grounded in fact or law, in any case in respect of such landlord under the Bankruptcy Code. This assignment shall continue in effect until all of the Secured Obligations have been satisfied in full. Any amounts received by Beneficiary or Trustor as damages arising from the rejection of any Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Beneficiary (including attorneys’ fees) in connection with this subsection (c) and then in accordance with other applicable provisions of this Deed of Trust.

(d) If, pursuant to the Bankruptcy Code, Trustor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance of the landlord’s obligations after the rejection by the landlord (or any trustee thereof) of such Ground Lease, Trustor shall, prior to effecting such offset, notify

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Beneficiary in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Beneficiary objects, Trustor shall not effect any offset of the amounts to which Beneficiary objects. If Beneficiary fails to object within 10 days following receipt of such notice, Trustor may offset the amounts set forth in Trustor’s notice.

(e) If any legal proceeding is commenced with respect to any Ground Lease in connection with any case under the Bankruptcy Code, Beneficiary and Trustor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Trustor and Beneficiary. Trustor shall, upon demand, pay to Beneficiary all costs (including attorneys’ fees) reasonably incurred by Beneficiary in connection with any such proceeding.

(f) Trustor shall immediately notify Beneficiary orally upon learning of any filing by or against any landlord of a petition under the Bankruptcy Code. Trustor shall thereafter promptly give written notice of such filing to Beneficiary, setting forth any information available to Trustor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein. Trustor shall promptly deliver to Beneficiary all notices, pleadings and other documents received by Trustor in connection with any such proceeding.

7.15 No maintenance, repair or other obligation of Trustor hereunder which relates to the “Property” shall apply to any Ground Leasehold with respect to which the applicable Ground Lease imposes such obligation on the landlord so long as (a) Trustor does not own the landlord’s interest; (b) such landlord is performing such obligation in accordance with the terms of such Ground Lease; and (c) the Ground Lease has not been rejected by the landlord (or any trustee thereof) under the Bankruptcy Code.

7.16 The generality of the provisions of this Deed of Trust shall not be limited by any provision of this Article 7 that sets forth particular obligations of Trustor as the tenant under the Ground Leases.

7.17 Trustor hereby represents and warrants to Beneficiary as follows:

(a) The Ground Leases are in full force and effect;

(b) Trustor owns the entire tenant’s interest under the Ground Leases and has the right under the Ground Leases to execute this Deed of Trust; and

(c) No default under the Existing Ground Leases remains uncured, nor has any event occurred which, with the passage of time or service of notice or both, would constitute such a default.

7.18 Upon the expiration of any Ground Lease, or any early termination by Trustor of such Ground Lease as provided herein, Beneficiary agrees to release the parcel leased pursuant to such Ground Lease from the Property and any lien secured on the parcel leased pursuant to such Ground Lease by this Deed of Trust.

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8. Suretyship Provisions.

The following provisions shall apply to the extent that all or any portion of the obligations secured hereby now or hereafter constitute obligations of person(s) other than, or in addition to, Trustor:

8.1 Conditions to Exercise of Rights. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Secured Obligation, (a) to proceed against Borrower or any other person, or against any other collateral assigned to Beneficiary by Trustor or Borrower or any other person, (b) to pursue any other right or remedy in Beneficiary’s power, (c) to give notice of the time, place or terms of public or private sale of real or personal property collateral assigned to Beneficiary by Borrower or any other person (other than Trustor), or otherwise to comply with the applicable provisions of the Missouri Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral, or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Property) for any Secured Obligation. Trustor also waives any defense in any way related to the foregoing.

8.2 Waiver of Defenses. Trustor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of Borrower or any other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Secured Obligation, by Borrower or any other person, for purposes other than the purposes represented to Trustor by Borrower or otherwise intended or understood by Trustor or Borrower; (d) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of Borrower or any other person or any collateral for any Secured Obligation, (e) the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien which secures any Secured Obligation; (f) any failure of Beneficiary to marshal assets in favor of Trustor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (h) any election of remedies by Beneficiary that impairs any subrogation or other right of Trustor to proceed against Borrower or any other person, including any loss of rights resulting. from anti-deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (j) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (1) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person.

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FORM OF AMENDED AND RESTATED MORTGAGE

The Trustor waives all rights and defenses that the Trustor may have because Borrower’s debt is secured by real property. This means, among other things:

(1)	The Beneficiary may foreclose, judicially or non judicially, under this Deed of Trust, without first foreclosing on any real or personal property collateral pledged by Borrower or any other person.

(2)	If the Beneficiary forecloses on any real property collateral pledged by Borrower or any other person:

(A)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	The Beneficiary may foreclose on any such real property collateral even if the Beneficiary, by foreclosing on such real property collateral, has destroyed any right the Trustor may have to collect from Borrower or any other person.

This is an unconditional and irrevocable waiver of any rights and defenses the Trustor may have because Borrower’s debt secured by real property.

The Trustor also waives all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Trustor’s rights of subrogation and reimbursement against the principal by the operation of any applicable law or otherwise.

8.3 Subrogation. Trustor hereby waives, until such time as all Secured Obligations are fully performed, (a) any right of subrogation against Borrower or any other person that relates to any Secured Obligation, (b) any right to enforce any remedy Beneficiary may now or hereafter have against Borrower or any other person, and (c) any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligation.

8.4 Trustor Information. Trustor warrants and agrees: (a) that Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the creditworthiness of Borrower or any other person or the prospects of repayment of any Secured Obligation from sources other than the Property; (b) that Trustor has established and/or will establish adequate means of obtaining from Borrower and each other person liable, directly or through a guaranty or pledge of collateral, for the repayment of the loan, on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower and each such other person; (c) that Trustor assumes full responsibility for keeping informed with respect to the business operations, if any, and financial condition of Borrower and each such other person; and (d) that Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary with respect to Borrower or other person, including without limitation information relating to Borrower’s or other person’s business operations or financial condition.

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8.5 Other Rights of Sureties. Trustor hereby waives all other rights it may now or hereafter have, whether or not similar to any of the foregoing, by reason of laws of the State of Missouri and New York pertaining to sureties.

8.6 Reinstatement of Lien. Beneficiary’s rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower or any other person.

8.7 Subordination. Until all of the Secured Obligations have been fully paid and performed, (a) Trustor hereby agrees that all existing and future indebtedness and other obligations of Borrower to Trustor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) unless an Event of Default has occurred and is continuing, Trustor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, Borrower with respect to any Subordinated Debt is received by Trustor, such payment or distribution shall be held in trust and immediately paid over to Beneficiary, is hereby assigned to Beneficiary as security for the Secured Obligations, and shall be held by Beneficiary in an interest bearing account until all Secured Obligations have been fully paid and performed.

8.8 Lawfulness and Reasonableness. Trustor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, Borrower and other persons, or against collateral. Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, such waiver shall be effective to the fullest extent permitted by law.

9. Miscellaneous Provisions.

9.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property. If there is a conflict between the terms of this Deed of Trust and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

9.2 No Waiver or Cure.

9.2.1 Each waiver by Beneficiary or Trustee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to

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any other or subsequent act or omission or to waive the requirement for Beneficiary’s or Trustee’s consent to be obtained in any future or other instance.

9.2.2 If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien or security interest of this Deed of Trust.

(a) Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Section 6.2.3.

(b) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.5 or exercises Trustor’s right, title and interest under the Leases, either with or without taking possession of all or any part of the Property.

(c) Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5, provided such application is in accordance with the Credit Agreement.

(d) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.15.

(e) Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f) Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

9.3 Powers of Beneficiary and Trustee.

9.3.1 Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

9.3.2 If either Beneficiary or Trustee performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.9 or Section 6.2.4, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien or security interest of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor shall not be released or changed if Beneficiary grants any successor in interest to Borrower or

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Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Beneficiary shall not be required to comply with any demand by any original Trustor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

9.3.3 Beneficiary may take any of the actions permitted under Sections 6.2.2 and/or 6.2.3 regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

9.3.4 From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

9.4 Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on or security interest in the Property unless Beneficiary consents to a merger in writing.

9.5 Applicable Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding the foregoing, the parties agree that:

9.5.1 The procedures governing the enforcement by Beneficiary and Trustee of provisional remedies against Trustor directly relating to the Property, including, by way of illustration but not limitation, any such actions for replevin, for claim of delivery of property, or for the appointment of a receiver, shall be governed by the laws of the State of Missouri.

9.5.2 The laws of the State of Missouri shall apply to the extent, but only to the extent, necessary in order to create, to perfect, and to foreclose the security interests and liens created hereby; provided, however, that nothing in this Section shall in any event be construed to provide that the substantive law of the State of Missouri shall apply to the obligations and indebtedness secured by this Deed of Trust or evidenced by the other Loan Documents, which are and shall continue to be governed by the substantive law of the State of New York.

9.6 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

9.7 Interpretation.

9.7.1 Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do

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not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

9.7.2 The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, reimbursement and indemnity obligations, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

9.7.3 No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. All Exhibits and/or Schedules attached to this Deed of Trust are hereby incorporated in this Deed of Trust.

9.8 In-House Counsel Fees. Whenever Trustor is obligated to pay or reimburse Beneficiary or Trustee for reasonable attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

9.9 Waiver of Marshalling. To the extent permitted by applicable law, Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require foreclosure sales of assets in a particular order. Each successor and assign of Trustor, including any holder of a lien or security interest subordinate to this Deed of Trust by acceptance of its interest or lien or security interest, agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

9.10 Severability. Any provision in this Deed of Trust that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of this Deed of Trust are declared to be severable.

9.11 Statute of Frauds Clause. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

9.12 Future Advances. In the event any person legally entitled thereto shall at any time deliver or cause to be delivered to the Beneficiary a notice pursuant to subsection 6 or 8 of Section 443.055 of the Missouri Revised Statutes electing to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date of such notice, then upon receipt of such notice, and in addition to Beneficiary’s other rights and remedies hereunder, Beneficiary shall have no further obligation under the Loan Documents or otherwise to advance monies to or for the account of Borrower, notwithstanding anything in the Loan Documents or this Deed of Trust to the contrary. Moreover, any request by Borrower for an advance under the Loan Documents shall constitute a certification that no such notice of lien termination has been given.

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FORM OF AMENDED AND RESTATED MORTGAGE

9.13 Assignment of Rents After Commencement of Foreclosure. The right of Beneficiary to collect and receive the Rents or to take possession of the Property, or to exercise any of the rights or powers herein granted to Beneficiary shall, to the extent not prohibited by law, also extend to the period from and after the filing of any suit to foreclose the lien of this Deed of Trust, including any period allowed by law for the redemption of the Property after any foreclosure sale.

9.14 Insurance Requirements. The following notice is required to be provided verbatim pursuant to Section 427.120 of the Missouri Revised Statues:

“Unless you provide evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing . evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you’ will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”

9.15 Continuation of Foreclosure. In the event any foreclosure advertisement is running or has run at the time of an appointment of a substitute Trustee, the substitute Trustee may, to the extent permitted by applicable law, consummate the advertised sale without the necessity of republishing such advertisement.

9.16 Notices. Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under the Missouri Uniform Commercial Code, as amended or recodified from time to time. Beneficiary’s address given below is the address for Beneficiary as secured party under the Missouri Uniform Commercial Code, as amended or recodified from time to time.

Addresses Where

Notices to Trustor

Are to Be Sent:

Casino Magic Corp.

c/o Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway, Suite 1800

Las Vegas, NV 89109

Telephone: (702) 784-7778

Telecopier: (702) 784-7777

Attention: Chief Financial Officer

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Address Where Notices to Beneficiary Are to Be Sent:	Address Where Notices to Trustee Are to Be Sent:

Lehman Commercial Paper Inc. 745 7th Avenue, 19th Floor New York, NY 10019 Attention: Diane Albanese	L&GST Corporation 2345 Grand Boulevard, Suite 2400 Kansas City, Missouri 64108 Attention: Jerome Riffel

8.17 Waiver of Trial by Jury. To the extent permitted by law, Trustor and Beneficiary hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising our of on in any way connected with this Deed of Trust.

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IN WITNESS WHEREOF, this Deed of Trust has been executed as of the date first written above.

“Trustor” or “Grantor”

CASINO MAGIC CORP., a Minnesota corporation

By:
By:
Name:
Title:

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FORM OF AMENDED AND RESTATED MORTGAGE

STATE OF	)
	)	SS.
OF	)

On this              day of December, 2005, before me appeared                                                                                                   , to me personally known, who, being by me duly sworn, did say that [she/he] is the                                         of CASINO MAGIC CORP., a Minnesota corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said                                          acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the [County/City] and State aforesaid on the day and year first above written.

Name(print):
(black or dark ink)
Notary Public in and for said State
Commission Expires:

PLEASE AFFIX SEAL FIRMLY AND CLEARLY IN THIS BOX

36

EXHIBIT A

(Legal Description of Land)

EXHIBIT A to DEED OF TRUST executed as of December     , 2005, by CASINO MAGIC CORP., a Minnesota corporation, as (“Grantor”), L&GST Corporation, as trustee (“Trustee”), for the benefit of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent for the Lenders, as “Beneficiary.”

A-1

EXHIBIT D

FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

THIS AMENDED AND RESTATED PREFERRED SHIP MORTGAGE (“Mortgage”) on the vessel Mary’s Prize No. 1028011, dated December     , 2005, is made by PNK (BOSSIER CITY), INC., a Louisiana corporation (“Owner”), in favor of LEHMAN COMMERCIAL PAPER INC., in its capacity as Administrative Agent (herein, “Mortgagee”) for the benefit of itself and the “Lenders” party to the Credit Agreement as defined below (such parties being referred to herein collectively and individually as “Lenders”). Any capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement (as defined below in Recital D).

RECITALS

A. Owner is the sole owner of the whole of the Vessel named (and as defined) herein and a subsidiary of Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), and has agreed to give this Mortgage as security for the Secured Obligations described below.

B. The total amount of this Mortgage is $750,000,000 plus interest and performance of mortgage covenants and the discharge amount is the same as the total amount.

C. Borrower is a party to that certain Amended and Restated Credit Agreement, dated as of August 27, 2004 as amended by that certain First Amendment to the Amended and Restated Credit Agreement, dated as of October 11, 2005 (as amended, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto (the “Existing Lenders”), and the Mortgagee, as administrative agent for such Existing Lenders, under which Borrower borrowed funds pursuant to a revolving credit facility and term loans as provided in the Existing Credit Agreement.

D. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005, by and among Borrower, the Lenders and the Mortgagee as administrative agent for such Lenders (as the same may be further amended, restated, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Existing Credit Agreement is being amended and restated, among other things, to extend the term of the term loan facility and the revolving loan facility, to increase the aggregate principal amount of the credit facilities thereunder from $400,000,000 to $750,000,000, and to permit (subject to certain conditions and agreement of lenders to provide the same) an additional incremental facility of $250,000,000 (which would cause the total of the credit facilities to equal $1,000,000,000).

E. Owner is a party to that certain Preferred Ship Mortgage, dated as of December 17, 2003, as amended by that certain Amendment to the Preferred Ship Mortgage, dated as of August 27, 2004 (as amended, the “Existing Mortgage”), under which Owner agreed to grant a security interest in the Vessel to Mortgagee, as administrative agent for the Existing Lenders, for the ratable benefit of such Existing Lenders.

F. It is a condition precedent to the extension of credit facilities under the Credit Agreement that this Mortgage be executed to provide security for Owner’s “Guarantied Obligations” under that certain Second Amended and Restated Subsidiary Guaranty dated as of

FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

December     , 2005 (the “Subsidiary Guaranty”), made by the Owner and other “Guarantors” (as defined therein) in favor of the Lenders (the “Secured Obligations”). Owner expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

AGREEMENT

NOW, in consideration of the premises and for other good and valuable consideration, receipt of all of which is acknowledged, and to secure payment of the Secured Obligations and the performance of all covenants relating hereto and thereto, Owner mortgages and conveys unto Mortgagee, its successors and assigns, the whole of the Vessel named (and as defined) below and as further described in the most recent Certificate of Documentation issued and identified as follows:

Name of Vessel:	Mary’s Prize

Official No.:	1028011	Gross Tons:	6,370	Net Tons:	1,930

Certificate issued by:	National Vessel Documentation Center

Date of Issuance:	November 15, 2004

together with (i) all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, radar, sonar, navigational devices and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements whether on board or removed, (ii) the foregoing Certificate of Documentation, which is included herein by reference, and (iii) all earnings, freight, sub-freights, charter hires and sub-charter hires, if any, all of which shall be included in the term “Vessel”;

TO HAVE AND TO HOLD all and singular the Vessel unto Mortgagee, its successors and assigns, forever, upon the terms herein set forth for the enforcement of the Secured Obligations, including, without limitation, to secure performance of, and compliance with all agreements, covenants, terms and conditions in, this Mortgage and the Subsidiary Guaranty;

PROVIDED, HOWEVER, this Mortgage shall cease, if Owner, or its successors or assigns (i) perform and observe all and singular the terms, covenants and agreements secured hereby and set forth herein, (ii) cease to be a Subsidiary as a result of a transaction permitted under the terms of the Credit Agreement, or (iii) secure a release of this Mortgage in accordance with Section 10.l5 of the Credit Agreement; otherwise this Mortgage is to remain in full force and effect.

Nothing in any agreement or other document evidencing the Secured Obligations or in any other agreement between the parties shall be deemed a waiver by Mortgagee of any of the benefits of Chapter 313 of Title 46, U.S. Code (“Chapter 313”) unless such waiver is contained in a written agreement specifically stating that it is the intention of the Mortgagee to waive such benefits.

Owner agrees to perform the Secured Obligations, with interest as provided by the terms thereof, and to perform and observe the further terms, covenants and agreements contained herein, and to hold the Vessel subject thereto.

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

Owner is organized and is and shall continue in good standing under the laws of the State of Louisiana and is authorized to do business and is in good standing in each other state where the nature of Owner’s activities (including, without limitation, operation of the Vessel) requires it to be so authorized and in good standing, except where failure to so qualify or be in good standing would not constitute a Material Adverse Effect.

ARTICLE I.

PARTICULAR COVENANTS OF OWNER

Owner covenants:

1.1 Owner is and continues to be a citizen of the United States entitled to own and operate the Vessel under her certificate of documentation, which Owner shall maintain in full force and effect. All actions necessary for the execution, delivery and performance of this Mortgage and the Subsidiary Guaranty have been duly taken, and each such agreement or instrument is the valid and legally binding obligation of Owner and enforceable against Owner according to its respective terms.

1.2 Owner lawfully owns and possesses the Vessel free from all liens and encumbrances whatsoever (except as may be expressly permitted by the terms hereof or of the Credit Agreement) and shall warrant and defend title to and possession of all and every part for the benefit of Mortgagee against all persons, subject to Liens permitted under Section 7.3 of the Credit Agreement. Owner shall not set up against Mortgagee and/or any assignee of this Mortgage any claim of Owner against Mortgagee and/or assignee under any past or future transaction.

1.3 All risk of loss, damage or destruction to or arising from the Vessel shall at all times be on Owner. Owner shall maintain at all times throughout the term of this Mortgage and at Owner’s sole expense, the policies of insurance required to be maintained by the Owner pursuant to the terms of the Credit Agreement, which shall additionally insure the Vessel. The insurance required hereby shall be in such amounts, against such risks, in such form and with such insurers as responsible companies engaged in similar businesses and owning similar assets would maintain and shall otherwise be satisfactory to Mortgagee. In no event shall Mortgagee be responsible for premiums, warranties, conditions or representations to any insurer or any agent thereof. The insurance maintained by Owner shall be primary without any right of contribution from insurance which may be maintained by Mortgagee. Owner shall furnish to Mortgagee a certificate or other evidence satisfactory to Mortgagee that such insurance coverage is in effect. However, Mortgagee shall be under no duty to ascertain the existence or adequacy of such insurance.

1.4 Owner shall comply with and shall not permit the Vessel to be operated contrary to any provision of the insurance policies covering the Vessel or contrary to any provision of laws, treaties, conventions, rules, regulations or orders of the United States, any state and/or any other jurisdiction where operated. Owner shall not abandon the Vessel in any foreign port, nor, without the prior written consent of Mortgagee, permit the Vessel to venture outside the territorial waters of the United States. Unless otherwise permitted under the Credit Agreement, Owner shall do everything necessary from time to time to establish and maintain this Mortgage as a Preferred Ship Mortgage pursuant to Chapter 313.

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

1.5 Owner agrees to indemnify and hold Mortgagee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments or suits (and all costs, fees and expenses related thereto), arising out of or related to this Mortgage, the Vessel, or Mortgagee’s interest therein and the manufacture, purchase, possession, use, selection, operation or condition of the Vessel or any part thereof.

1.6 Neither the Owner nor any agent, master or charterer has the right, power or authority to create, incur or permit to be placed or imposed on the Vessel in whole or in part any lien other than for Mortgagee or for crew’s wages or salvage and other than Liens permitted under the Credit Agreement.

1.7 Owner will carry or cause to be carried a properly certified copy of this Mortgage on board the Vessel with the documents of the Vessel to be exhibited to any and all persons having business with the Vessel which might give rise to a maritime lien thereon or to any sale, conveyance, mortgage or lease thereof, and to any representative of Mortgagee; and will cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of the Vessel a notice, framed under glass, typewritten in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide and nine inches high, reading as follows:

“NOTICE OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

This vessel is owned by PNK (Bossier City), Inc., a Louisiana corporation, and is subject to an Amended and Restated Preferred Ship Mortgage in favor of Lehman Commercial Paper Inc., as Mortgagee in its capacity as Administrative Agent for itself and the Lenders party to a certain credit facility. Under the terms of the Amended and Restated Preferred Ship Mortgage, neither the owner, any charterer, the master, nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this vessel, its freight, profits or hire, any lien whatsoever, other than the liens explicitly permitted by the terms of the Amended and Restated Preferred Ship Mortgage.”

1.8 Owner shall pay, when due, all taxes, assessments, governmental charges, fines and penalties lawfully imposed and promptly, discharge any and all Liens upon the Vessel, other than taxes, assessments, governmental charges, fines and penalties and Liens which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in conformity with GAAP so long as the Vessel is not in jeopardy of being seized, levied upon or forfeited as a result of such unpaid tax, assessment, governmental charge or Lien. Except as permitted by Section 6.5 of the Credit Agreement, Owner shall, at its own expense, at all times maintain the Vessel in thorough repair and working order and shall make all proper renewals and replacements. Except as permitted by Section 6.5 of the Credit Agreement, Owner shall, at its own expense, at all times maintain and preserve the Vessel and all its equipment, outfit and appurtenances tight, staunch, strong, in good condition, working order and repair and (to the extent necessary or desirable for its present use) in all respects seaworthy, and if classed by the American Bureau of Shipping or other classification

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

society, will keep the Vessel in such condition as to entitle her to such classification. Owner shall immediately notify Mortgagee of any casualty or damage to the Vessel in an amount equal to or in excess of $500,000, or of the disappearance thereof.

1.9 If the Vessel shall be libeled, attached, detained, seized or levied upon or taken into custody under process or under color of any authority, Owner shall forthwith notify Mortgagee by telegram, confirmed by letter, and immediately get it released, and in any event within fifteen (15) days after such libel, attachment, detention, seizure, levy or taking into custody. If any lien or encumbrance, other than as permitted by Paragraph 1.6, is claimed against the Vessel, which would constitute a prior lien to this Mortgage or would adversely affect the value of Mortgagee’s security, Mortgagee may, in its discretion, pay and discharge such lien or encumbrance.

1.10 Owner and any charterer shall at all times afford Mortgagee complete opportunity to inspect the Vessel and cargoes and papers, and to examine Owner’s and any charterer’s related accounts and records; and shall certify from time to time, at such intervals as Mortgagee shall determine, that all wages and all other claims which might give rise to a lien upon the Vessel have been paid (except as otherwise permitted by Paragraph 1.6).

1.11 Except as otherwise permitted under the Credit Agreement, Owner shall not (a) sell, mortgage, deliver or lease the Vessel, nor charter the Vessel, nor in any manner transfer or agree to sell, mortgage, lease, charter, deliver or otherwise transfer, to any person, any interest or control in the Vessel, except with the prior written consent of Mortgagee, and then only if (i) to persons, and for uses, lawful for American vessels and (ii) the insurance required to be maintained hereby is unaffected or adequately replaced to the satisfaction of Mortgagee; nor (b) without the prior written consent of Mortgagee, merge or consolidate with any other person, firm or corporation, or dissolve. Paragraphs 1.6, 1.7 and 1.10 hereof, and this Paragraph 1.11, shall be included in any charter party with respect to the Vessel.

1.12 From time to time, Owner shall execute and deliver such other and further instruments and assurance as, in the opinion of Mortgagee’s counsel, may reasonably be required to subject the Vessel more effectively to the lien of this Mortgage and as security for the performance of the Secured Obligations and for operation of the Vessel as provided herein, and to arrange sales as provided in Paragraph 2.1(c) of Article II.

ARTICLE II.

DEFAULT

2.1 If an “Event of Default” (under and as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement), then, Mortgagee may:

(a) Declare the Secured Obligations to be, and they shall be, due and payable; and/or

(b) Recover judgment for, and collect out of any property of Owner, any amount due; and/or collect all earned charter hire and freight monies relating to

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

services performed by the Vessel, if any, Owner assigning to Mortgagee all such charter hire and freight monies then owing; and/or

(c) Retake the Vessel, with or without legal process, at any time, at any place, and, without being responsible for loss or damage, hold and in Mortgagee’s or in Owner’s name lease, charter, operate or otherwise use the Vessel for such time and on such terms as Mortgagee may deem advisable, being accountable only for net profits, if any, and with the right to dock the Vessel free of charge at Owner’s premises or elsewhere at Owner’s expense; and/or sell the Vessel, free from any claim by Owner of any nature whatsoever, in any manner permitted by law; to the extent so permitted, such sale may be public or private, without notice, without having the Vessel present, and Mortgagee may become the purchaser.

For such purpose Mortgagee and its agents are irrevocably appointed the true and lawful attorneys of Owner in its name and stead to make all necessary transfers of the Vessel thus sold.

2.2 In the event the Vessel shall be arrested or detained by any officer of any court or by any other authority, Owner authorizes Mortgagee, its officers, representatives and appointees, in the name of Owner or of Mortgagee, to receive or to take possession, and to defend any action and/or discharge any lien.

2.3 Each and every power or remedy given to Mortgagee shall be cumulative, and in addition to all powers or remedies now or later existing in admiralty, in equity, at law or by statute, and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy, and no waiver of any default shall waive any other default. In any suit Mortgagee shall be entitled to obtain appointment of a receiver of the Vessel and its earnings, who shall have full rights and powers to use and operate the Vessel, and to obtain a decree ordering and directing its sale and disposition.

2.4 The net proceeds of any judicial or other sale, and any lease, charter, management, operation or other use of the Vessel by Mortgagee, of any claim for damages, of any judgment, and any insurance received by Mortgagee (except to the extent paid to Owner or applied in payment of repairs or otherwise for Owner’s benefit) shall be applied as follows:

FIRST:	To the payment of all Attorney Costs, court costs, and any other expenses, losses, charges, damages incurred or advances made by Mortgagee or Lenders in order to protect their rights or caused by Owner’s failure to perform any of the Secured Obligations or any other obligations hereunder, with interest on all such amounts at the rate set forth in Section 2.16 of the Credit Agreement, and to provide adequate indemnity against any liens for which priority over this Mortgage is claimed;

SECOND:	To the payment of the Secured Obligations, and any other obligations of Owner hereunder, together with interest thereon, all in such order of application as may be required or permitted by the Loan Documents. Mortgagee shall be entitled to collect any deficiency from Owner. Owner shall be entitled to any surplus, subject to setoff in favor of Mortgagee or any Lender for any other indebtedness of Owner under the Loan Documents.

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

2.5 All advances and expenditures which Mortgagee or any Lender in their discretion may make for repairs, insurance, payment of liens or other claims, defense of suits, or for any other related purpose, and all damages sustained by Mortgagee or any Lender because of defaults, shall be repaid by Owner on demand with interest at a rate per annum equal to the interest rate then applicable to Obligations under the Credit Agreement, and until so paid shall be a debt due from Owner to Mortgagee or such Lender, secured by the lien hereof. Neither Mortgagee nor any Lender shall be obligated to make any such advances or expenditures, but if made, the Owner is not relieved of any obligation.

ARTICLE III.

POSSESSION UNTIL EVENT OF DEFAULT

Unless an Event of Default shall have occurred and is continuing, Owner shall be permitted to retain actual possession and use of the Vessel.

ARTICLE IV.

SUNDRY PROVISIONS

All covenants and agreements of Owner shall bind Owner and its successors and assigns, and shall inure to the benefit of Mortgagee and Lenders and their respective successors and assigns. In case any term or provision of this Mortgage shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other term or provision of the Mortgage, and this Mortgage shall be construed as if such invalid or unenforceable term or provision was nonexistent.

For purposes of Section 102(c) of Public Law 100-710 (46 U.S.C. § 31321(b)(3)), the total amount that is or may become secured by this Mortgage (excluding interest, expenses and fees) is $750,000,000; and the discharge amount is the same as the total amount and, although it is not intended that this Mortgage include any property other than the Vessel, if any determination is made at any time that for any reason this Mortgage does include any property other than a “vessel” within the meaning of Section 31322 of Title 46 of the United States Code, then such property may be separately discharged from the lien of the Mortgage.

The parties hereto acknowledge that certain exercises of rights and remedies hereunder may require compliance with applicable Gaming Laws, including the Louisiana Gaming Control Law, La. R.S. 27:1, et seq., together with the regulations applicable to Riverboat Gaming, La. Admin. Code Tit. 42, Part XIII.

Notwithstanding any other provisions of this Mortgage to the contrary, nothing in this Mortgage shall (i) effect any transfer of any ownership interest in Mortgagor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or similar agreement with respect to any certificate of suitability or any owner’s license heretofore or hereinafter issued to any person, including

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

Mortgagor, all within the meaning of La. R.S. 27:31 and La. Admin. Code Tit. 42, Pt. XIII, Ch. 25, particularly, and any other applicable provisions of the Louisiana Gaming Control Law.

If there is a conflict between this Mortgage and the Credit Agreement, the terms of the Credit Agreement shall control.

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FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

IN WITNESS WHEREOF, on the day and year first above written, Owner has caused this Mortgage to be executed in its name by its properly authorized officer.

Owner-Mortgagor:

PNK (BOSSIER CITY), INC., a Louisiana corporation,

By:
Name:
Title:

[Preferred Ship Mortgage (PNK (Bossier City), Inc.)

Signature Page]

S-1

FORM OF AMENDED AND RESTATED PREFERRED SHIP MORTGAGE

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC. as Administrative Agent, and for and on behalf of the Lenders

By:

Title:

Address:

[Preferred Ship Mortgage (PNK (Bossier City), Inc.)

Signature Page]

S-2

EXHIBIT E

FORM OF SECOND AMENDED AND RESTATED

SECURITY AGREEMENT

This SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 14, 2005 (“Effective Date”), is made by PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), and other Persons signatory hereto as Grantors (as defined below) in favor of LEHMAN COMMERCIAL PAPER INC., as the Administrative Agent (“Administrative Agent”) under the Second Amended and Restated Credit Agreement referred to below for, the ratable benefit of each of the Lenders which are parties to the Second Amended and Restated Credit Agreement from time to time (each a “Lender” and collectively the “Lenders”), with reference to the following facts:

RECITALS

A. Borrower, certain lenders and Lehman Commercial Paper Inc., as administrative agent for such lenders, have entered into that certain Amended and Restated Credit Agreement, dated as of August 27, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2005 (the “Existing Credit Agreement”), pursuant to which such lenders have agreed to lend to Borrower certain amounts, all in accordance with and subject to the terms and conditions set forth in the Existing Credit Agreement, and all other loan documents.

B. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 14, 2005 by and among Borrower, the Lenders and the Administrative Agent (as the same may be further amended, restated, amended and restated, extended, renewed, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), the Existing Credit Agreement is being amended and restated, among other things, to extend the term of the loan facilities, increase the aggregate principal amount of credit facilities thereunder from $400,000,000 to $750,000,000, and to permit, subject to certain conditions and agreement of lenders to provide the same, an additional incremental facility of $250,000,000 (which would cause the aggregate principal amount of the credit facilities to equal $1,000,000,000), in accordance with and subject to the terms and conditions set forth in the Second Amended and Restated Credit Agreement, and all other Loan Documents (as defined in the Second Amended and Restated Credit Agreement).

C. Borrower and certain of its subsidiaries (“Existing Grantors”) are a party to that certain Amended and Restated Security Agreement, dated as of August 27, 2004 (the “Existing Security Agreement”), under which Existing Grantors agreed to grant a security interest in the certain collateral to Lehman Commercial Paper Inc., as administrative agent for certain lenders party to the Existing Credit Agreement (“Existing Secured Party”), for the ratable benefit of such lenders.

D. The Second Amended and Restated Credit Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall amend and restate the Existing Security Agreement by entering into this Agreement (each, as defined below).

E. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

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AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantors hereby jointly and severally represent, warrant, covenant, agree, assign and grant as follows:

1. Definitions. This Agreement is the Security Agreement referred to in the Second Amended and Restated Credit Agreement. Terms defined in the Second Amended and Restated Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Second Amended and Restated Credit Agreement. Terms defined in the New York Uniform Commercial Code and not otherwise defined in this Agreement or in the Second Amended and Restated Credit Agreement shall have the meanings defined for those terms in the New York Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Agreement” means this Second Amended and Restated Security Agreement, and any further extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto pursuant to Section 14 hereof.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Collateral” means and includes all present and future right, title and interest of Grantors, or any one or more of them, in or to any Property or assets whatsoever, and all rights and powers of Grantors, or any one or more of them, to transfer any interest in or to any Property or assets whatsoever, including, without limitation, any and all of the following Property;

(a) All present and future accounts, accounts receivable, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, chattel paper (whether tangible or electronic), security agreements, guaranties, letters of credit, letter-of-credit rights, undertakings, surety bonds, insurance policies (whether or not required by the terms of the Loan Documents), commercial tort claims, notes and drafts, and all forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(b) All present and future general intangibles, all tax refunds of every kind and nature to which any Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, reserves, loans, royalties, cost savings, deferred payments, goodwill, choses in action, liquidated damages, rights to indemnification, trade secrets, computer programs, software, customer lists, trademarks (including any applications therefor), trade names, patents (including any applications therefor), licenses (except for Gaming Licenses and Liquor Licenses, each to the extent not transferable),

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copyrights (including any applications therefor), technology, processes, proprietary information and insurance proceeds of which any Grantor is a beneficiary;

(c) Whether characterized as accounts, general intangibles or otherwise, all rents (including, without limitation, prepaid rents, fixed, additional and contingent rents), issues, profits, receipts, earnings, revenue, income, security deposits, occupancy charges, hotel room charges, cabana charges, casino revenues, show ticket revenues, food and beverage revenues, room service revenues, merchandise sales revenues, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, instruction fees, membership charges, restaurant and snack bar revenues;

(d) All present and future deposit accounts of any Grantor, including, without limitation, any demand, time, savings, passbook or like account maintained by any Grantor with any bank, savings and loan association, credit union or like organization, and all money, Cash and Cash Equivalents of any Grantor, whether or not deposited in any such deposit account;

(e) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to any Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(f) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, video lottery terminals, slot machines and other gaming devices and associated equipment (including, without limitation, gaming devices and associated equipment as defined in Nevada Revised Statutes Chapter 463, Missouri Revised Statutes Chapter 313, the Mississippi Gaming Control Act or by similar provisions under other applicable Laws), catalogs, machinery, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles, aircraft, documented and undocumented vessels, ships and other watercraft, and all other goods used in connection with or in the conduct of any Grantor’s business including all goods as defined in Section 9102(44) of the UCC;

(g) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing;

(h) All present and future stocks, investment property, bonds, debentures, securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, partnership interests, limited liability company membership or other interests, joint venture interests, certificates of deposit, Investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

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(i) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(j) All present and future marine vessels of any kind, together with (i) all masts, boilers, cables, engines, machinery, bowsprits, sails, rigging, anchors, chains, tackle, apparel, furniture, fittings, tools, pumps, equipment, radar, sonar, navigational devices and supplies, and all fishing and other appurtenances and accessories and additions, improvements and replacements whether on board or removed, (ii) all certificates of documentation, title instruments and other registration instruments and licenses and registrations relating thereto, whether tangible or intangible, and (iii) all earnings, freight, sub-freights, charter hires and sub-charter hires, if any;

(k) All other tangible and intangible Property of any Grantor;

(l) All rights, remedies, powers and/or privileges of any Grantor with respect to any of the foregoing; and

(m) Any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, promissory notes, documents, instruments, certificates of deposit, chattel paper, investment property, letter-of-credit-rights, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided that the term “Collateral”, as used in this Agreement, shall not include the following: (i) interests pledged pursuant to the Pledge Agreement (Gaming Regulated), interests pledged pursuant to the Post Closing Gaming Pledges or the Pledge Agreement (General), (ii) real property or any interest therein, (iii) any Property in which a security interest may not be granted under Gaming Laws or Liquor Laws, or other applicable law, or under the term of any license, permit or authorization issued by a Gaming Board, Liquor Authority or other Governmental Authority, or which would require a finding of suitability or similar approval or procedure by a Gaming Board, Liquor Authority or other Governmental Authority prior to being given as collateral security, (iv) any property owned as of the date hereof by OGLE HAUS, LLC, an Indiana limited liability company, (v) intangible Property of any Grantor registered with foreign authorities, (vi) Prospective Trademark Rights, (vii) any interest in Capital Stock of Foreign Unrestricted Subsidiaries, any certificate or other evidence of such Capital Stock, and all Distributions with respect thereto, (viii) any interest in Capital Stock of an Unrestricted Subsidiary created or acquired for purposes of the transactions permitted under Section 7.7(l), (n) and (s) and any certificate or other evidence of such Capital Stock and all Distributions with respect thereto, to the extent a grant of the security interest in such Capital Stock is prohibited by the terms of the formation or organizational documents of such Unrestricted Subsidiary or agreements by which such Unrestricted Subsidiary or its assets are bound, (ix) any interest in Capital Stock of any Foreign Restricted Subsidiary in excess of 66% of the total outstanding Capital Stock, any certificate or other evidence of such Capital Stock and all Distributions with respect thereto, (x) all interest in Capital Stock of Foreign Restricted Subsidiary, to the extent a grant of the security interest in such Capital Stock would result in an adverse tax, foreign gaming

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or foreign law consequence that is material for or with respect to such Subsidiary, a certificate or other evidence of such Capital Stock and all Distributions with respect thereto and (xi) any aircraft owned as of the date hereof by Grantors and any aircraft subject to a lien permitted under Section 7.7(s) of the Second Amended and Restated Credit Agreement.

“Distribution” means all interest, premiums, dividends, distributions, redemption payments, liquidation payments, other collections and payments, other investment property and other products and proceeds of any kind, with respect to any investment collateral or other investment property.

“Grantors” means Borrower and those Subsidiaries of Borrower, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 14 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Subsidiaries of Borrower are parties hereto, the term “Grantors” shall refer solely to Borrower. The term “Grantors” shall include New Grantors.

“New Grantors” means, cumulatively, upon becoming a party to this Agreement, PNK (CHILE 1), LLC, a Delaware limited liability company and PNK (CHILE 2), LLC, a Delaware limited liability company.

“Prospective Trademark Rights” means any applications for registration, intent-to-use registrations, and other prospective rights in trademarks and the likes of Grantors which do not presently constitute Trademarks.

“Secured Obligations” means (i) with respect to the Borrower, any and all Obligations (other than contingent indemnity obligations and obligations in respect of any Specified Hedge Agreement) of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Second Amended and Restated Credit Agreement, the Notes, any Specified Hedge Agreements and to one or more of the Loan Documents, and (ii) with respect to any other Grantor, the obligations of such Grantor under the Subsidiary Guaranty made by such Grantor in favor of Secured Party; in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor or any other Person.

“Secured Party” means the Administrative Agent who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of the Lenders which are parties to the Second Amended and Restated Credit Agreement from time to time and which, subject to the terms and conditions of the Second Amended and Restated Credit Agreement, shall exercise any right, remedy, privilege or power of Secured Party hereunder.

“Trademarks” shall mean all of Grantors’ right, title and interest in and to all of Grantors’ trademarks, trade names, trade styles and service marks; all prints and labels on which said trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; all registrations and recording relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or any other

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countries, and all reissues, extensions and renewals thereof; in each case excluding however Prospective Trademark Rights.

2. Further Assurances. At any time and from time to time at the request of Secured Party, each Grantor, as applicable shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party’s continuing security interests confirmed pursuant to Section 3 of this Agreement for the benefit of the Secured Party and for the ratable benefit of the Lenders. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to maintain the perfected security interests confirmed in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party’s request, each Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantors will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, other Investments or the like, Grantors hereby consent and agree upon demand of Secured Party (a) to notify any securities intermediary, depositary institution or other bailee therefor, and any issuer thereof, obligor thereon or registrar, transfer agent or trustee thereof, of the security interest of Secured Party therein, (b) to require any such party to execute and deliver to Secured Party such acknowledgments, instruments, control agreements or other agreements as may be necessary for Secured Party to maintain the perfection of such security interest; and (c) that any such party shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

3. Security Agreement. For valuable consideration, (i) Existing Grantors and each of them hereby confirm its continuing assignment and pledge to Secured Party as successor to the Existing Secured Party, and its continuing grant to Secured Party as successor to the Existing Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them and (ii) New Grantors and each of them hereby assign and pledge to Secured Party and grant to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured

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Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Grantors’ Agreements. Grantors agree and acknowledge that: (a) in the event any Grantor changes its name or its address as either are set forth herein or in the Second Amended and Restated Credit Agreement, such Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within thirty (30) Business’ Days; and (b) as of the Effective Date, all securities intermediary, depositary institution or other bailee for the Deposit Accounts that are necessary for Secured Party to maintain the perfection of its security interest in such Deposit Accounts in accordance with Section 9104 of the UCC are listed in Schedule I hereto.

5. Secured Party’s Rights Regarding Collateral. At any time (whether or not an Event of Default has occurred), at the expense of each Grantor with regard to the portion of the Collateral owned by it, subject to compliance with Gaming Laws and Liquor Laws, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to, on reasonable prior notice, perform any obligation of any Grantor under this Agreement or any obligation of any other Person under the Loan Documents, if such Grantor or Person, as the case may be, has to perform such obligation and has failed to do so. Secured Party shall at all reasonable times on reasonable prior notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantors shall be carried out by Secured Party through Grantors’ independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral as provided in Section 8. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

6. Collections on the Collateral. Except as otherwise provided in any Loan Document, Grantors shall have the right to use and to continue to make collections on and receive the proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party and upon notice of such election to Grantors, Grantors’ rights to make collections on and receive the proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantors in trust for Secured Party and immediately delivered in kind to Secured Party (subject to compliance with applicable Gaming Laws). Any remittance received by any Grantor from any Person shall be presumed to relate to

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the Collateral and to be subject to Secured Party’s security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party if it so elects in the notice to Grantors shall have the sole right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of the appropriate Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral (subject to compliance with applicable Gaming Laws); and each Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the appropriate Grantor, to the same extent as though it were manually executed by the duly authorized officer of the appropriate Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest of dishonor and all other notices of every kind and nature with respect to any such instrument.

7. Possession of Collateral by Secured Party. All the Collateral heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest-bearing or non-interest-bearing account, in Secured Party’s sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantors’ obligations with respect thereto, or otherwise, subject to compliance with the requirements of any applicable Gaming Laws. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantors, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary action to preserve rights against any Person with respect to any Collateral.

8. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Second Amended and Restated Credit Agreement, subject to compliance with the requirements of any applicable Gaming Laws and Liquor Laws, Secured

8

Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantors and without affecting the obligations of Grantors hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party, provided, however, that Secured Party shall first apply for and receive all approvals of applicable Gaming Boards to the extent required for the sale or disposition of slot machines and other gaming property, equipment or devices; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral, and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and each Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantors maybe applied by Secured Party without notice to Grantors to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of each Grantor, use such of its supplies,

9

equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by such Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of any Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (n) to receive, open and dispose of all mail addressed to any Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to the appropriate Grantor such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable. Grantors will, at Secured Party’s request, assemble the Collateral (or any part thereof, as requested) and make it available to Secured Party at places which Secured Party may reasonably designate (subject to the approval of any applicable Gaming Board), whether at the premises of Grantors or elsewhere (provided, however, that Grantors shall not be required to deliver Collateral consisting of gaming devices to a location in a jurisdiction where possession of such items is unlawful), and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantors for the purpose of Secured Party’s taking possession of such Collateral or storing the same or removing or putting such Collateral in salable form or selling or disposing of same.

Upon the occurrence and during the continuance of an Event of Default, subject to compliance with the requirements of any applicable Gaming Laws, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantors hereby expressly consent upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantors’ places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral being within the view of prospective purchasers. With respect to any Collateral located within or subject to the jurisdiction of a Gaming Board, Secured Party may also request, in connection therewith, such Gaming Board to petition such local judicial or administrative tribunal or other authority as may be deemed appropriate by Secured Party for the appointment of a supervisor or similar official to conduct the normal gaming activities on the premises following the appointment of a receiver or similar remedy. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantors expressly waive any right to direct the order and manner of sale of any Collateral. Subject to applicable Laws, Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable and documented Attorney Costs) of retaking, holding, storing, processing and preparing for sale

10

or lease, selling, leasing, collecting, liquidating the Collateral and the like, and then to the satisfaction of the Secured Obligations with application as to any particular Secured Obligations to be in the order set forth in the Second Amended and Restated Credit Agreement or other Loan Documents. Grantors and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. Notwithstanding the foregoing or any other provision contained in this Agreement, the remedies provided by this Agreement shall in no way include the right to take any action in contravention of any applicable Gaming Laws.

Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to the Grantor thereof, such notice as may be required by the applicable Uniform Commercial Code of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notices hereunder and agrees that such Grantor shall be deemed to have conclusively received any such notice when received by Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

9. Attorney-in-Fact. Each Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes; subject to compliance with the requirements of any applicable Gaming Laws: (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which any Grantor is obligated to do under this Agreement, at the expense of the Grantor so obligated and without any obligation to do so; (c) to prepare, sign, file and/or record, for any Grantor, in the name of the appropriate Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured

11

Party’s security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

10. Costs and Expenses. Each Grantor agrees to pay to Secured Party a costs and expenses (including, without limitation, reasonable and documented Attorney Costs) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable and documented advances, charges, costs and expenses, including reasonable Attorney Costs, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of any Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Secured Party by each Grantor, immediately upon demand, together with interest thereon at the rate then applicable to Obligations under the Second Amended and Restated Credit Agreement.

11. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Each Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

12. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by any Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Second Amended and Restated Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference. If there is a conflict between the terms of this Agreement and the terms of the Second Amended and Restated Credit Agreement, the terms of the Second Amended and Restated Credit Agreement shall control.

13. Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the

12

Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

14. Additional Grantors. From time to time following the Effective Date, additional Persons may become parties hereto, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as the Secured Party may require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby, provided, however, that prior approval of the applicable Gaming Board must be obtained for the pledge of the capital stock of any additional Grantor regulated thereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Property granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

15. Release of Grantors. This Agreement and all obligations of Grantors hereunder shall be released when (i) all Secured Obligations (other than contingent indemnification obligations and obligations in respect of Specified Hedge Agreements) have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Obligations of Grantors hereunder shall be released with respect to any item or portion of Collateral (i) when such item or portion of Collateral is sold or to be sold as part of or in connection with any Disposition permitted under the Second Amended and Restated Credit Agreement or under any other Loan Document (including, without limitation, any Disposition of Designated Sale Assets permitted under the Second Amended and Restated Credit Agreement) or in connection with any transaction otherwise permitted under the Second Amended and Restated Credit Agreement (ii) if such release is approved, authorized or ratified as required in Section 10.15 of the Second Amended and Restated Credit Agreement. Upon such release of Grantors’ obligations hereunder, Secured Party shall promptly return any pledged Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantors.

16. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Second Amended and Restated Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral pledged hereunder), title, right or power deemed necessary for the purposes of such appointment.

17. Application of Gaming Laws and Liquor Laws. This Agreement is subject to the Gaming Laws and the Liquor Laws. Without limiting the foregoing, the Lenders and Secured

13

Party acknowledge that (i) they are subject to being called forward by the Gaming Board or the Liquor Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Boards and the Liquor Authorities. The Lenders and Secured Party agree to cooperate with the Gaming Board and the Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Board and the Liquor Authorities.

18. Amendment, Waiver, Etc. This Agreement shall not be amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except in the manner permitted by the terms of the Second Amended and Restated Credit Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

20. Financing Statement Property Description. To perfect the security interests granted under this Agreement, Grantor expressly authorizes Secured Party to file financing statements naming Grantor as debtor with the Collateral description “all assets of the debtor”, “all personal property of the debtor” or other words to that effect, except that such financing statements shall not include or grant or purport to grant any security interest in any Liquor License or any Gaming License of any Grantor or other items of Property otherwise excluded as Collateral pursuant to provisions hereof.

21. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the local Laws of New York.

22. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages to Follow]

14

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantors”

PINNACLE ENTERTAINMENT, INC.,
a Delaware corporation

BILOXI CASINO CORP.,
a Mississippi corporation

CASINO MAGIC CORP.,
a Minnesota corporation

CASINO ONE CORPORATION,
a Mississippi corporation

HP/COMPTON, INC.,
a California corporation

PNK (BOSSIER CITY), INC.,
a Louisiana corporation

ST. LOUIS CASINO CORP.,
a Missouri corporation

By:
Name:
Title:

S-1	[Security Agreement Signature Page]

BELTERRA RESORT INDIANA, LLC,
a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

BOOMTOWN, LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC,
a California limited liability company

By:	HP/Compton, Inc.,
its sole member and Manager

By:
Name:
Title:

OGLE HAUS, LLC,
an Indiana limited liability company

By:	Belterra Resort Indiana, LLC,
its sole member

	By:	Pinnacle Entertainment, Inc.
its sole member

By:
Name:
Title:

S-2	[Security Agreement Signature Page]

PNK (LAKE CHARLES), L.L.C.,
a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member and manager

By:
Name:
Title:

PNK (RENO), LLC,
a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

PNK (ES), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

PNK (ST. LOUIS RE), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

S-3	[Security Agreement Signature Page]

PNK (ST. LOUIS 4S), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (CHILE 1), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (CHILE 2), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

S-4	[Security Agreement Signature Page]

LOUISIANA-I GAMING,
a Louisiana partnership in Commendam

By:	Boomtown, LLC, its General Partner

	By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC.
as Administrative Agent, and
for and on behalf of the Lenders

By:
Name:
Title:

S-5	[Security Agreement Signature Page]

SCHEDULE I

1

EXHIBIT A

TO

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                                 ,             , by                                              , a             (“Joining Party”), and delivered to LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (“Administrative Agent”), pursuant to the Second Amended and Restated Security Agreement dated as of December     , 2005 made by PINNACLE ENTERTAINMENT, INC. a Delaware corporation (the “Borrower”), and each of the other Grantors party thereto (each a “Grantor” and collectively the “Grantors”) in favor of the Administrative Agent and the Lenders described therein (collectively, and as it may be further amended, extended, supplemented or otherwise modified from time to time, the “Security Agreement”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Security Agreement.

RECITALS

(a) The Security Agreement was made by the Grantors in favor of the Administrative Agent for the ratable benefit of the Lenders that are parties to that certain Second Amended and Restated Credit Agreement dated as of December             , 2005, by and among the Borrower, the Lenders which are parties thereto and the Administrative Agent (the “Second Amended and Restated Credit Agreement”).

(b) Joining Party has become a Restricted Subsidiary of Borrower and is required pursuant to Section 6.10(c) of the Second Amended and Restated Credit Agreement to become a Grantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Second Amended and Restated Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 14 of the Security Agreement. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Security Agreement and will be bound by all terms, conditions, and duties applicable to a Grantor under the Security Agreement.

[Remainder of Page Intentionally Left Blank]

A-1

(2) The effective date of this Joinder is                                     ,             .

“Joining Party”

a

By:
Name:
Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Name:
Title:

A-2

EXHIBIT F

FORM OF SECOND AMENDED AND RESTATED

SUBSIDIARY GUARANTY

This SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY dated as of December 14, 2005 (the “Effective Date”), is made by Persons signatory hereto as the Guarantors (as defined below) jointly and severally in favor of LEHMAN COMMERCIAL PAPER INC., as the Administrative Agent (“Administrative Agent”), under the Second Amended and Restated Credit Agreement referred to below, and the Lenders that are party from time to time to that certain Second Amended and Restated Credit Agreement (as defined below in Recital B) (each a “Lender” and collectively “Lenders”), with reference to the following facts:

RECITALS

A. PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), certain lenders and Lehman Commercial Paper Inc., as administrative agent for such lenders, have entered into that certain Amended and Restated Credit Agreement, dated as of August 27, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2005 (the “Existing Credit Agreement”), pursuant to which such lenders have agreed to lend to Borrower certain amounts, all in accordance with and subject to the terms and conditions set forth in the Existing Credit Agreement, and all other Loan Documents (as defined in the Existing Credit Agreement).

B. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 14, 2005 by and among Borrower, the Lenders and the Administrative Agent (as the same may be further amended, extended, renewed, supplemented, restated, amended and restated, or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), the Existing Credit Agreement is being amended and restated, among other things, to extend the term of the loan facilities, increase the aggregate principal amount of credit facilities thereunder from $400,000,000 to $750,000,000 and to permit, subject to certain conditions and agreement of lenders to provide the same, an additional incremental facility of $250,000,000 (which would cause the aggregate principal amount of the credit facilities to equal $1,000,000,000).

C. Borrower and certain of its subsidiaries (“Existing Guarantors”) are a party to that certain Subsidiary Guaranty, dated as of August 27, 2004 (the “Existing Guaranty”), under which Existing Guarantors agreed to guaranty the obligations of Borrower under the Existing Credit Agreement and the loan documents that are ancillary thereto.

D. The Second Amended and Restated Credit Agreement provides, as a condition of the availability of such credit facilities, that Guarantors shall enter into this Guaranty (each, as defined below). Upon the execution of this Guaranty, the guarantees created under the Existing Guaranty will continue in full force and effect.

E. Each Guarantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

1

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

1. Definitions. This Guaranty (as defined below) is the Subsidiary Guaranty referred to in the Second Amended and Restated Credit Agreement and is one of the Loan Documents. Terms defined in the Second Amended and Restated Credit Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Second Amended and Restated Credit Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Guarantied Obligations” means all Obligations of Borrower or any party at any time and from time to time owed to Secured Party under one or more of the Loan Documents (but not including Obligations owed to Secured Party under this Guaranty and contingent indemnity obligations and obligations in respect of any Specified Hedge Agreement), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person.

“Guarantors” means the parties hereto as indicated on the signature pages hereof, and any additional Persons that become parties hereto as provided in Section 18 hereof, and each of them, and any one or more of them, jointly and severally.

“Guaranty” means this Second Amended and Restated Subsidiary Guaranty, and any further extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

“NRS” means the Nevada Revised Statues as may be amended from time to time.

“Secured Party” means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders), the Required Lenders or any Lenders acting with the consent of such Lenders who, subject to the terms hereof and of the Second Amended and Restated Credit Agreement, may exercise any right, remedy, privilege or power of Secured Party hereunder.

2. Guaranty of Guarantied Obligations. Guarantors hereby jointly and severally irrevocably and unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments,

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modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Second Amended and Restated Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

5. Subordination of Indebtedness of Borrower to Guarantors to the Guarantied Obligations. Each Guarantor agrees that, during the term of the Second Amended and Restated Credit Agreement:

(a) Any indebtedness of Borrower now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

(b) If Secured Party so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Secured Party and shall be paid over to Secured Party in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Guaranty.

(c) Should such Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Secured Party in accordance with Section 5(b) hereof, Secured Party as such Guarantor’s attorney-in-fact may do such acts and sign such documents in such Guarantor’s name as Secured Party considers necessary or desirable to effect such collection, enforcement and/or payment.

6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

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7. Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which such Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Secured Party in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Secured Party or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

Upon the occurrence and during the continuance of any Event of Default, Secured Party may enforce this Guaranty independently as to each Guarantor and independently of any other remedy or security the Secured Party at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Secured Party to marshal assets in favor of Borrower, and agrees that Secured Party may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantors agree that Secured Party and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Secured Party created or granted herein and the enforceability of this Guaranty with

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respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Secured Party to marshal assets in favor of Borrower or any other Person, (e) except as otherwise required by Law or as provided in this Guaranty, any failure of Secured Party to give notice of sale or other disposition of Collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise required by Law or as provided in this Guaranty, any failure of Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including, without limitation, any failure of Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Secured Party, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of creditor the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Secured Party for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the NRS, the benefits of the one-action rule under NRS Section 40.430, (q) any action taken by Secured Party that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

8. Condition of Borrower and its Restricted Subsidiaries. Each Guarantor represents and warrants to Secured Party that each Guarantor has established adequate means of obtaining from Borrower and its Restricted Subsidiaries, on a continuing basis, financial and other information

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pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Secured Party (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Secured Party during the life of this Guaranty. With respect to any of the Guarantied Obligations, Secured Party need not inquire into the powers of Borrower or any Restricted Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Secured Party, upon the occurrence of and during the continuance of any Event of Default and subject to compliance with the requirements of any applicable Gaming Laws, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. To the extent permitted by applicable Laws, each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Guarantors’ Obligations or the enforceability of this Guaranty or any rights of Secured Party created or granted hereby. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure §§ 580a, 580b, 580d or 726, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, or comparable provisions of the Laws of any other jurisdiction, and all other similar defenses it otherwise might or would have under California Law or other applicable Law. Without limiting the foregoing, each Guarantor waives all rights and defenses that it may have because any of the Guarantied Obligations of any other party are secured by real property. This means, among other things: (1) Secured Party may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by any other party, (2) if Secured Party forecloses on any real property collateral pledged by any other party: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (B) Secured Party may collect from such Guarantor even if Secured Party, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from such other party. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because any such other party’s debt is secured by real property.

10. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party until the Guarantied Obligations shall have been paid in full and all Commitments have been terminated or expired, Guarantors hereby expressly waive with respect to Borrower and its successors and

6

assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower; any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution (except as specifically provided in Section 11 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantors’ execution, delivery and/or performance of this Guaranty or any other Loan Document to which any Guarantor is a party. Guarantors agree that they shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantors by Borrower (as borrower or in any other capacity), Secured Party or any other such Person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrower and Secured Party and shall not limit or otherwise affect Guarantors’ liability hereunder, under any other Loan Document to which any Guarantor is a party, or the enforceability hereof or thereof.

11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that the Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provisions of this Section 11 shall in no respect limit the obligations and liabilities of any Guarantor to Secured Party, and, subject to the provisions of Section 17 below, each Guarantor shall remain liable to Secured Party for the full amount guaranteed by such Guarantor hereunder. The “proportionate share” of any Guarantor, for purposes of this Section 11, shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplication) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

12. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Guarantor hereby waives discharge under NRS Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

13. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against Borrower, Secured Party or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

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14. Representations and Warranties. Each Guarantor hereby makes each and every representation and warranty that is applicable to such Guarantor set forth in Section 4 of the Second Amended and Restated Credit Agreement as if set forth in full herein.

15. Costs and Expenses. Each Guarantor agrees to pay to Secured Party all reasonable and documented costs and expenses (including, without limitation, reasonable and documented Attorney Costs) incurred by Secured Party in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable and documented advances, charges, costs and expenses, including reasonable and documented Attorney Costs, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Secured Party by each Guarantor, immediately upon demand, together with interest thereon at the rate then applicable to Obligations under the Second Amended and Restated Credit Agreement.

16. Construction of this Guaranty. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of Secured Party in order to accomplish its stated purpose.

17. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of all Guarantors hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a “fraudulent transfer”, “fraudulent conveyance”, or terms of similar import, under applicable state or federal Law, including, without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any, time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

18. Additional Guarantors. Any other Person may become an additional Guarantor under and become bound by the terms and conditions of this Guaranty by executing and delivering to Secured Party an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Secured Party may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Guaranty, and the identity, authority and capacity of each Responsible Official thereof then authorized to act on its behalf. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Guarantors, each such additional Guarantor shall be as fully a party hereto as if such Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its

8

obligations hereunder and under any other Loan Document shall not be affected or diminished by the addition or release of additional Guarantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to become an additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

19. Release of Guarantors. This Guaranty and all Obligations of Guarantors hereunder shall be released when all Obligations (other than contingent indemnification obligations and obligations in respect of any Specified Hedge Agreements) of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Any Guarantor shall be promptly released from its Obligations hereunder if (i) such Person ceases to be a Restricted Subsidiary as a result of a transaction not prohibited under the terms of the Second Amended and Restated Credit Agreement or (ii) if such release is approved, authorized or ratified as required in Section 10.15 of the Second Amended and Restated Credit Agreement. Upon such release of any or all such Guarantors’ Obligations hereunder, Administrative Agent shall promptly endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of Secured Party’s rights arising under this Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

20. Application of Gaming Laws and Liquor Laws. This Guaranty is subject to the Gaming Laws and the Liquor Laws. Without limiting the foregoing, the Lenders and Secured Party acknowledge that (i) they are subject to being called forward by the Gaming Board or the Liquor Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all right, remedies and powers in or under this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Board and the Liquor Authorities. The Lenders and Secured Party agree to cooperate with the Gaming Board and the Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Board and the Liquor Authorities.

21. Miscellaneous. Each of the Guarantors consents and agrees to the obligations and other terms imposed upon such Guarantor, and each of the Loan Documents to which such Guarantor is party, by the terms of the Second Amended and Restated Credit Agreement, including, without limitation, the representations, covenants and conditions set forth in the Second Amended and Restated Credit Agreement. Without limiting the foregoing:

(a) Neither this Guaranty nor any other Loan Document to which any Guarantor is party shall be amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except in such manner as may be permitted by the terms of the Second Amended and Restated Credit Agreement.

(b) Any Loan Document to which any Guarantor is party may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

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(c) Except to the extent otherwise provided therein, each Loan Document to which any Guarantor is party shall be governed by, and construed and enforced in accordance with, the local Laws of New York.

(d) Any notice, request, demand or other communication required or permitted under this Guaranty or any other Loan Document to which any Guarantor is party shall be in writing and shall be deemed to be properly given if done in accordance with Section 10.2 of the Second Amended and Restated Credit Agreement. The notice address for each Guarantor is set forth on the signature pages hereof.

(e) If there is a conflict between the terms of this Guaranty and the terms of the Second Amended and Restated Credit Agreement, the terms of the Second Amended and Restated Credit Agreement shall control.

22. Waiver of Right to Trial by Jury. EACH GUARANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS GUARANTY, THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GUARANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

“Guarantors”

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:
Name:
Title:

[Subsidiary Guaranty
S-1	Signature Page]

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc.,
its sole member and manager

By:
Name:
Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resort Indiana, LLC,
its sole member

	By:	Pinnacle Entertainment, Inc. its sole member

By:
Name:
Title:

[Subsidiary Guaranty
S-2	Signature Page]

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member and manager

By:
Name:
Title:

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC., its General Partner

	By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

[Subsidiary Guaranty
S-3	Signature Page]

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc.,
its sole member

By:
Name:
Title:

[Subsidiary Guaranty
S-4	Signature Page]

Notice address for all Guarantors:

c/o Pinnacle Entertainment, Inc. 3800 Howard Hughes Parkway Suite 1800 Las Vegas, NV 89109 Telephone: (702) 784-7777 Facsimile: (702) 784-7778 Attn: Chief Financial Officer

[Subsidiary Guaranty
S-5	Signature Page]

EXHIBIT A

TO

SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                     , 20    , by                                                  , a                                                   (“Joining Party”), and delivered to LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (the “Administrative Agent”), pursuant to the Second Amended and Restated Subsidiary Guaranty dated as of December     , 2005 (as may be amended, extended, renewed, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each of the Guarantors party thereto (each a “Guarantor”, and collectively, the “Guarantors”) in favor of the Administrative Agent and the Lenders that are party to the Second Amended and Restated Credit Agreement referred to below (the “Lenders”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

RECITALS

(a) The Guaranty was made by the Guarantors in favor of the Administrative Agent and the Lenders that are parties to that certain Second Amended and Restated Credit Agreement dated as of December             , 2005, by and among PINNACLE ENTERTAINMENT, INC., a Delaware corporation, the Lenders, and the Administrative Agent (the “Second Amended and Restated Credit Agreement”).

(b) Joining Party has become a Restricted Subsidiary of Borrower and is required pursuant to Section 6.10(c) the Second Amended and Restated Credit Agreement to become an additional Guarantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Second Amended and Restated Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Guarantor” under and pursuant to Section 18 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and, will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

(2) The effective date of this Joinder is                         , 20    .

EXHIBIT A-1

“Joining Party”

By:
Name:
Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Name:
Title:

EXHIBIT A-2

EXHIBIT G

SECOND AMENDED AND RESTATED

TRADEMARK COLLATERAL ASSIGNMENT

This AMENDED AND RESTATED TRADEMARK COLLATERAL ASSIGNMENT is made and entered into as of December 14, 2005 (the “Effective Date”) by PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), and the other Persons signatory hereto as Grantors (as defined below), in favor of LEHMAN COMMERCIAL PAPER INC., as the administrative agent (“Administrative Agent”) under the Second Amended and Restated Credit Agreement (defined below) for the ratable benefit of each of the Lenders which are parties to the Second Amended and Restated Credit Agreement from time to time with reference to the following facts:

RECITALS

A. Borrower, certain lenders and Lehman Commercial Paper Inc., as administrative agent for such lenders, have entered into that certain Amended and Restated Credit Agreement, dated as of August 27, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of October 11, 2005 (together, the “Existing Credit Agreement”), pursuant to which such lenders have agreed to lend to Borrower certain amounts, all in accordance with and subject to the terms and conditions set forth in the Existing Credit Agreement, and all other Loan Documents (as defined in the Existing Credit Agreement).

B. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 14, 2005 by and among Borrower, the Lenders and the Administrative Agent (as the same further may be amended, extended, renewed, supplemented, restated, amended and restated or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”), the Existing Credit Agreement is being amended and restated, among other things, to extend the term of the loan facilities, increase the aggregate principal amount of the credit facilities thereunder, from $400,000,000 to $750,000,000, and to permit, subject to certain conditions and agreements of lenders to provide the same, an additional incremental facility of $250,000,000 (which would cause the aggregate principal amount of such credit facilities to equal $1,000,000,000).

C. Borrower and certain of its subsidiaries (“Existing Grantors”) are a party to that certain Trademark Collateral Assignment, dated as of August 27, 2004 (the “Existing Assignment”), under which Existing Grantors agreed to grant a security interest in the certain collateral to Lehman Commercial Paper Inc., as administrative agent for certain lenders under the Existing Credit Agreement (“Existing Secured Party”), for the ratable benefit of such Existing Secured Party.

D. The Second Amended and Restated Credit Agreement provides, as a condition of the availability of such credit facilities, that Grantors shall amend and restate the Existing Assignment by entering into this Assignment (each, as defined below). Upon the execution of this Assignment, the liens created under the Existing Assignment will continue in full force and effect.

E. Each Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby jointly and severally represent, warrant, covenant and agree as follows:

1. Definitions. This Assignment (as defined below) is the Amended and Restated Trademark Collateral Assignment referred to in the Second Amended and Restated Credit Agreement. Terms defined in the Second Amended and Restated Credit Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Second Amended and Restated Credit Agreement. As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

“Assignment” means this Second Amended and Restated Trademark Collateral Assignment wherein a security interest in the Collateral is granted pursuant to Section 3, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable and documented expenses and disbursements of internal counsel.

“Collateral” means and includes all of the following: (a) all of Grantors’ right, title, and interest in and to all of Grantors’ trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all registrations and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof and all reissues, extensions, and renewals thereof (collectively, the “Trademarks”); (b) the goodwill of the business symbolized by each of the Trademarks; and (c) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto; provided, however, that the “Collateral” shall not include Trademarks registered with foreign authorities; and provided further, that any Prospective Trademark Rights shall be excluded from the “Collateral” for purposes hereof (and shall not be subject to the provisions of this Assignment). Schedule 1 hereto sets forth all the Trademarks of the Grantors registered with the USPTO.

“Grantors” means Borrower and those Subsidiaries of Borrower, if any, that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 10 hereof, and each of them, and any one or more of them, jointly and severally. At such times, if any, as no Subsidiaries of Borrower are parties hereto, the term “Grantors” shall refer solely to Borrower. The term “Grantors” shall include “New Grantors.”

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“Inter-Company Assignments and Licenses” mean those certain Intellectual Property Assignments and Intellectual Property License Agreements identified on Schedule 2 hereto, pursuant to which certain Restricted Subsidiaries of Borrower have heretofore transferred Trademarks to Borrower.

“New Grantors” mean, collectively, upon becoming a party to this Assignment, PNK (CHILE 1), LLC, a Delaware limited liability company, and PNK (CHILE 2), LLC, a Delaware limited liability company.

“Prospective Trademark Rights” means any applications for registration, intent-to-use registrations, and other prospective rights in trademarks and the likes of Grantors which do not as of the Effective Date constitute Trademarks.

“Secured Obligations” means (i) with respect to the Borrower, any and all Obligations (other than contingent indemnity obligations and obligations in respect of any Specified Hedge Agreement) of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Second Amended and Restated Credit Agreement, the Notes, any Specified Hedge Agreements and to one or more of the Loan Documents and (ii) with respect to any other Grantor, the obligations of such Grantor under the Subsidiary Guaranty made by such Grantor in favor of Secured Party and the Lenders; in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor or any other Person.

“Secured Party” means the Administrative Agent who shall receive and hold the assignments made hereunder for the ratable benefit of each of the Lenders which are parties to the Second Amended and Restated Credit Agreement from time to time and which, subject to the terms and conditions of the Second Amended and Restated Credit Agreement, shall exercise any right, remedy, privilege, or power of Secured Party hereunder.

2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Assignment is one of the “Loan Documents” referred to in the Second Amended and Restated Credit Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document as in effect on the Effective Date that are applicable to Loan Documents generally are fully applicable to this Assignment and are incorporated herein by this reference as though fully set forth in full.

3. Assignment. For valuable consideration, (i) Existing Grantors and each of them hereby jointly and severally confirm their continuing grant of a security interest in, and its continuing assignment and conveyance to Secured Party as successor to the Existing Secured Party, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, all of the Collateral existing as of the Effective Date or acquired thereafter and (ii) New Grantors and each of them hereby a grant security interest in, and assign and convey such security interest to Secured Party, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, all Collateral existing as of the Effective Date or acquired thereafter. This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all

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Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Grantor or any other Person or any other event or proceeding affecting any Person.

4. Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) Grantors will, at their expense, perform all acts and execute all documents necessary to maintain on and after the Effective Date the existence of the Collateral as valid, subsisting, and registered Trademarks, including, without limitation, the filing of any renewal affidavits and applications, it being acknowledged and agreed that Grantors shall only so maintain Collateral to the extent the same is necessary for the operation of Grantors’ business as currently conducted. To Grantors’ respective knowledge, the Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except as (i) provided in favor of Secured Party, or (ii) Liens not prohibited by Section 7.3 of the Second Amended and Restated Credit Agreement or otherwise not violative of the representations and warranties in Section 4.9 of the Second Amended and Restated Credit Agreement.

(b) As of the Effective Date, none of Grantors or their Subsidiaries has any Trademarks registered with the USPTO other than those described in Schedule 1.

(c) Grantors shall not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or nonexclusive license or sublicense relating thereto, or otherwise dispose of any of the Collateral, except as permitted herein or in the Second Amended and Restated Credit Agreement, without the prior written consent of Secured Party. Nothing in this Assignment shall be deemed a consent by Secured Party to any such action, except as such action is permitted hereunder or under the Second Amended and Restated Credit Agreement; provided, however, Secured Party acknowledges and approves the Inter-Company Assignments and Licenses.

(d) If any Grantor shall hereinafter obtain a registration of a Trademark with the USPTO, such Grantor shall promptly inform Secured Party of such registration in writing and, upon request of Secured Party, execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment to Secured Party of such Trademark. Each Grantor authorizes Secured Party to modify this Assignment by amending Schedule 1 to include as additional Collateral any such Trademark; and each Grantor shall, upon request of Secured Party from time to time, execute and deliver to Secured Party any and all assignments, agreements, instruments, documents and such other papers as may be requested by Secured Party to evidence the assignment of a security interest to Secured Party of each such Trademark.

(e) On or after the Effective Date, no Grantor will do any act, or omit to do any act, whereby any material Trademark may become abandoned, cancelled, invalidated,

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unenforceable, avoided, or avoidable, except that Grantor, or any of them, may take or omit to take any of the foregoing actions with respect to any Trademark that is no longer necessary for the conduct of the Grantors’ businesses as currently conducted, regardless whether the same was theretofore material.

(f) Grantors will render any assistance, as Secured Party may determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to maintain and protect Secured Party’s security interest in the Trademarks.

(g) Grantors retain all responsibility and liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including Attorney Costs) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(h) The execution, delivery and performance of this Assignment is within the power of Grantors and have been duly authorized by all necessary corporate or other entity action and to the best of each Grantor’s knowledge do not contravene any Law, rule, regulation or any judgment, decree or order of any tribunal or of any agreement to which any Grantor is a party or by which any of its property is bound.

(i) In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and sue for and diligently pursue damages for such infringement if such infringement could reasonably be expected to constitute a Material Adverse Effect; otherwise Grantors shall not be required to institute any such actions, and may do so in their own discretion. If any Grantor shall fail to take such action within one (1) month after such notice is given to Secured Party, Secured Party may, but shall not be required to, itself take such action in the name of any or all Grantors, and each Grantor hereby appoints Secured Party the true and lawful attorney of Grantors, for them and in their name, place and stead, on behalf of Grantors, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to Grantors, net of costs and Attorney Costs, to be applied to the Secured Obligations.

(j) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code, or other Law of the United States, the State of New York or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its rights hereunder or its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to

5

execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other security agreement recorded or filed with the USPTO or other appropriate federal governmental office with respect to Trademarks described on Schedule 1.

(k) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements, assignments, pledges and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors’ sole expense, such financing statements, assignments, pledges and other documents in any appropriate governmental office.

(l) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, without limitation, all filing or recording fees, court costs, collection charges, and Attorney Costs. Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Lenders to Grantors, shall be payable on demand, together with interest at the rate then applicable to Obligations under the Second Amended and Restated Credit Agreement, and shall be part of the Secured Obligations.

5. Inspection. At all reasonable times on reasonable prior notice, each Grantor hereby grants to Secured Party and its representatives the right to inspect such Grantor’s properties wherein the Trademarks are used and the products and records relating thereto.

6. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default under the Second Amended and Restated Credit Agreement in addition to all other rights and remedies of Secured Party, whether provided under Law, the Second Amended and Restated Credit Agreement or otherwise, Secured Party shall have the following rights and remedies, which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder:

(a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured

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Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories or possessions, and all foreign countries.

(c) Secured Party may assign, sell or otherwise dispose of or otherwise enforce its security interest in the Collateral, or any part thereof, either with or without special conditions or stipulations, and take all actions permitted by law in connection with such enforcement, except that Secured Party agrees to provide Grantors with five (5) days’ prior written notice of any proposed disposition of the Collateral. The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to the Grantor owning the same. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 6(c). Subject to compliance with the requirements of any applicable Law, Secured Party shall have the power to (i) buy the Collateral, or any part thereof, and (ii) execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper in connection with such assignment, sale, disposition or enforcement of the Collateral. In any such event, Grantors shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 6(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any registration or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, without limitation, any taxes, fees, and Attorney Costs.

(e) Secured Party may first apply the proceeds actually received from any such use, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof; including, without limitation, Attorney Costs, and all reasonable and documented travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Second Amended and Restated Credit Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, within ten (10) days of demand therefore, any such unpaid amount, together from the date the payment is due and payable hereunder with interest at the rate(s) set forth in the Second Amended and Restated Credit Agreement.

(f) In connection with any such license, use, assignment, sale, or other disposition of Collateral (or any part thereof), Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors’ customer lists and other records relating to the Trademarks and the distribution hereof.

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Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party’s rights and remedies, whether provided under Law, the Second Amended and Restated Credit Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

7. Certain Waivers.

(a) Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its rights following any Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto; excluding, however, rights to a judicial hearing existing under the applicable Gaming Laws.

(b) Secured Party shall not be required to marshal any present or future security for (including, without limitation, this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

(c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Second Amended and Restated Credit Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Second Amended and Restated Credit Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

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8. Costs and Expenses.

(a) (i) Grantors will reimburse for all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in implementing or subsequently amending this Assignment, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and Attorney Costs in connection with this Assignment, (ii) Grantors will pay or reimburse for all their costs and expenses incurred in connection with and in the enforcement of this Assignment to the extent provided for in Section 10.5 of the Second Amended and Restated Credit Agreement.

(b) Grantors agree to reimburse Secured Party for and indemnify it against, any and all documented losses, expenses and liabilities (including liabilities for penalties) of whatever kind or nature sustained and reasonably incurred in connection with any claim, demand, suit or legal or arbitration proceeding relating to this Assignment, or the exercise of any rights or powers hereunder, including Attorney Costs.

9. Continuing Effect. This Assignment shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount or must otherwise be restored or returned by Administrative Agent or any Lender, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10. Additional Grantors. The initial Grantors hereunder shall be Borrower and the Subsidiaries, if any, as are signatories hereto. From time to time following the Effective Date, additional Subsidiaries of Borrower may become parties hereto as required by the Second Amended and Restated Credit Agreement, as additional Grantors, by executing and delivering to Secured Party an Instrument of Joinder substantially in the form of Exhibit A, accompanied by such documentation as Secured Party may reasonably require in connection therewith, wherein such additional Grantors agree to become a party hereto and to be bound hereby. Upon delivery of such Instrument of Joinder to and acceptance thereof by Secured Party, notice of which acceptance is hereby waived by Grantors, each such additional Grantor shall be as fully a party hereto as if such Grantor were an original signatory hereof. Each Grantor expressly agrees that its Secured Obligations and the Liens upon its Collateral granted herein shall not be affected or diminished by the addition or release of additional Grantors hereunder, nor by any election of Secured Party not to cause any Subsidiary of Borrower to became an additional Grantor hereunder. This Assignment shall be fully effective as to any Grantor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

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11. Release of Grantors. This Assignment and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations (other than contingent indemnity obligations and obligations in respect of any Specified Hedge Agreements) have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding. This Assignment and Secured Obligations of Grantors with respect to any item or portion of Collateral shall be released (i) when such item or portion of Collateral is sold or to be sold as part of or in connection with any Disposition permitted under the Second Amended and Restated Credit Agreement or under any other Loan Document or in connection with any transaction otherwise not prohibited under the Second Amended and Restated Credit Agreement or (ii) if such release is approved, authorized or ratified in accordance with Section 10.5 of the Second Amended and Restated Credit Agreement. Upon any release of Grantors’ Secured Obligations hereunder, Secured Party shall promptly return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall promptly endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Assignment, all as reasonably requested by, and at the sole expense of, Grantors.

12. Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it in its capacity as Administrative Agent under the Second Amended and Restated Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

13. [Reserved]

14. Miscellaneous.

(a) This Assignment shall not be further amended, modified, supplemented, extended, terminated or waived (explicitly or by implication) except by a written instrument duly executed and delivered by Secured Party and Grantors (or in such other manner as may be permitted by the terms of the Second Amended and Restated Credit Agreement). Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

(c) This Assignment and all rights and obligations hereunder shall be governed by, and shall be construed and enforced in accordance with the Laws of the United States, and, to the extent that the Laws of the United States are not applicable, by the local Laws of New York.

(d) Any notice, request, demand or other communication required or permitted under this Assignment shall be in writing and shall be deemed to be properly

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given if done in accordance with Section 10.2 of the Second Amended and Restated Credit Agreement.

(e) If any term or provision of this Assignment conflicts with any term or provision of the Second Amended and Restated Credit Agreement, the term or provision of the Second Amended and Restated Credit Agreement shall control. If any term or provision of this Assignment conflicts with any term or provision of the Existing Assignment, the term or provision of this Assignment shall control. If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

15. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY OTHER WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER EXISTING AS OF THE EFFECTIVE DATE OR ARISING THEREAFTER AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each Grantor has executed this Assignment by its duly authorized officer as of the date first written above.

“Grantors” PINNACLE ENTERTAINMENT, INC., a Delaware corporation

BILOXI CASINO CORP., a Mississippi corporation

CASINO MAGIC CORP., a Minnesota corporation

CASINO ONE CORPORATION, a Mississippi corporation

HP/COMPTON, INC., a California corporation

PNK (BOSSIER CITY), INC., a Louisiana corporation

ST. LOUIS CASINO CORP., a Missouri corporation

By:
Name:
Title:

S-1	[Trademark Collateral Assignment (Pinnacle and Subsidiary Guarantors) Signature Page]

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

BOOMTOWN, LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a California limited liability company

By:	HP/Compton, Inc., its sole member and manager

By:
Name:
Title:

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resort Indiana, LLC, its sole member

	By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

S-2	[Trademark Collateral Assignment (Pinnacle and Subsidiary Guarantors) Signature Page]

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its sole member and manager

By:
Name:
Title:

PNK (RENO), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

S-3	[Trademark Collateral Assignment (Pinnacle and Subsidiary Guarantors) Signature Page]

LOUISIANA-I GAMING, a Louisiana partnership in Commendam

By:	Boomtown, LLC, its General Partner

	By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its sole member

By:
Name:
Title:

S-4	[Trademark Collateral Assignment (Pinnacle and Subsidiary Guarantors) Signature Page]

PNK (CHILE 1), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc. its sole member

By:
Name:
Title:

PNK (CHILE 2), LLC,
a Delaware limited liability company

By:	Pinnacle Entertainment, Inc. its sole member

By:
Name:
Title:

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

“Secured Party”

LEHMAN COMMERCIAL PAPER INC.
as Administrative Agent, and
for and on behalf of the Lenders

By:
Name:
Title:

S-5	[Trademark Collateral Assignment
(Pinnacle and Subsidiary Guarantors)
Signature Page]

SCHEDULE 1

Schedule 1

SCHEDULE 2

Schedule 2

EXHIBIT A

TO

AMENDED AND RESTATED TRADEMARK COLLATERAL ASSIGNMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                  20    , by                                         , a                                          (“Joining Party”), and delivered to Lehman Commercial Paper Inc., as Administrative Agent (“Administrative Agent”), pursuant to the Amended and Restated Trademark Collateral Assignment dated as of December     , 2005 made by Pinnacle Entertainment, Inc., a Delaware corporation (the “Borrower”), and each of the other Grantors party thereto (each a “Grantor” and collectively the “Grantors”) in favor of the Administrative Agent and the Lenders described therein (the “Trademark Assignment”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Trademark Assignment.

RECITALS

(a) The Trademark Assignment was made by the Grantors in favor of the Administrative Agent for the ratable benefit of the Lenders that are referred to in the Amended and Restated Trademark Collateral Assignment, by and among Borrower, the Lenders and the Administrative Agent.

(b) Joining Party has become a Restricted Subsidiary of Borrower and is required pursuant to Section 6.10(c) the Second Amended and Restated Credit Agreement to become a Grantor.

(c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Second Amended and Restated Credit Agreement.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1) By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 10 of the Trademark Assignment. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Trademark Assignment with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Trademark Assignment.

(2) Attached hereto as Schedule l is a complete list of all of Joining Party’s Trademarks registered with the USPTO as of the date hereof.

Exhibit A-1

(3) The effective date of this Joinder is                     , 20    .

“Joining Party”

________________________________ a ________________________

By:
Title:

ACKNOWLEDGED:

LEHMAN COMMERCIAL PAPER INC.
as Administrative Agent

By:
Title:

Exhibit A-2

SCHEDULE 1

to Instrument of Joinder

Existing USPTO-Registered Trademarks

Name of Joining Party:

Mark	Class	Registration Number	Registration Date

Schedule 1-1

EXHIBIT H

FORM OF

NOTICE OF BORROWING

December     , 2005

Lehman Commercial Paper Inc.,

    as Administrative Agent

3 World Financial Center

New York, New York 10285

Attention: Diane Albanese

Pinnacle Entertainment, Inc.

Ladies and Gentlemen:

Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among Pinnacle Entertainment, Inc., a Delaware corporation (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, and Lehman Commercial Paper Inc., as administrative agent (the “Administrative Agent”), the Borrower hereby gives the Administrative Agent irrevocable notice that the Borrower hereby requests a Loan or Swing Line Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan or Swing Line Loan:

1.	The Borrower hereby requests (Check one box only):

(a). A Loan under Revolving Commitment	☐

(b). A Swing Line Loan under Revolving Commitment	☐

(c). A Loan under the Term Commitment	☐

(d). A Loan under the Delayed Draw Term Loan Commitment	☐

2.	The aggregate amount of the proposed Loan is $ .

3.	The Business Day of the proposed Loan is

4.	Type of the proposed Loan elected (Check one box only):

(a). Base Rate Loan	☐

1

(b). Eurodollar Loan with an interest period of months.[1]	☐

In connection with the requested Loan or Swing Line Loan, the Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Loan, Swing Line Loan:

(a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b) No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed Loan or Swing Line Loan or the application of the proceeds thereof.

The Borrower agrees that, if prior to the time of the proposed Loan or Swing Line Loan any of the foregoing certifications shall cease to be true and correct, the Borrower shall forthwith notify the Administrative Agent thereof in writing (any such notice, a “Non-Compliance Notice”). Except to the extent, if any, that prior to the time of the proposed Loan or Swing Line Loan the Borrower shall deliver a Non-Compliance Notice to the Administrative Agent, each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed Loan or Swing Line Loan as if made on such date.

Very truly yours,

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:
Name:
Title:

[1]	Specify 1, 2, 3 or 6 months Interest Period (any other period is subject to certain consent requirements set forth in Section 10.1 of the Credit Agreement).

2

EXHIBIT I-1

FORM OF TERM NOTE

December 2005

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$

                     , 200

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                      or its registered assign at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of                      dollars ($                    ) (the “Loan”), together with interest thereon, in accordance with the terms set forth in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement absent manifest error shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Loan.

This Note (a) is one of the Term Notes referred to in the Second Amended and Restated Credit Agreement dated as of December         , 2005 (as the same may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any Event of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC. a Delaware corporation

By:
Name:
Title:

Schedule A

to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT I-2

FORM OF DELAYED DRAW TERM NOTE

December 2005

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	.
, 200

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                                                                       or its registered assign at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of                              dollars ($                ) (the “Loan”), together with interest thereon, in accordance with the terms set forth in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of the Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement absent manifest error shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Loan.

This Note (a) is one of the Delayed Draw Term Notes referred to in the Second Amended and Restated Credit Agreement dated as of December         , 2005 (as the same may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any Event of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC.
a Delaware corporation

By:
Name:
Title:

Schedule A

to Delayed Draw Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Delayed Draw Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT I-3

FORM OF REVOLVING CREDIT NOTE

December 2005

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$
, 200

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the several banks and other financial institutions or entities from time to time parties to the Credit Agreement ( as hereinafter defined) (the “Lenders”) or their registered assigns at the Payment Office specified in the Credit Agreement in lawful money of the United States and in immediately available funds, on or before the Revolving Credit Termination Date the principal amount of (a)                          dollars ($                        ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower, together with interest thereon, pursuant to the terms of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement absent manifest error shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

This Note (a) is one of the Revolving Credit Notes referred to in the Second Amended and Restated Credit Agreement dated as of December         , 2005 (as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents.

Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any Event of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC.
a Delaware corporation

By:
Name:
Title:

Schedule A

to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT I-4

FORM OF SWING LINE NOTE

December 2005

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$

                     , 200

FOR VALUE RECEIVED, the undersigned, PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), hereby promises to pay              (the “Swing Line Lender”) or its registered assigns at the payment office specified in the Credit Agreement (as herein defined) in lawful money of the United States and in immediately available funds, on or before the Revolving Credit Termination Date the principal amount of (a)              dollars ($            ), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower, together with interest thereon, pursuant to the terms of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereto or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement absent manifest error shall constitute prima facie evidence of the accuracy of the information so endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

This Note (a) is one of the Swing Line Notes referred to in the Second Amended and Restated Credit Agreement dated as of December     , 2005 (as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Lenders, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent, (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any Event of Default, all principal and all accrued interest then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

BY:
Name:
Title:

Schedule A

to Swing Line Note

LOANS AND REPAYMENTS OF SWING LINE LOANS

Date	Amount of Swing Line Loans	Amount of Principal of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

EXHIBIT J

FORM OF EXEMPTION CERTIFICATE

December 2005

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as the same may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”) among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, WELLS FARGO BANK, N.A., as lead arranger, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.                              (the “Non-U.S. Lender”) is providing this certificate pursuant to the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title::

Date:

EXHIBIT K

FORM OF CLOSING CERTIFICATE

Pursuant to Section 5.1(n) of the Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Credit Agreement”) (capitalized terms not otherwise defined herein are used herein as so defined in the Credit Agreement), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, WELLS FARGO BANK, N.A., as lead arranger, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, SOCIETE GENERALE, DUETSCHE BANK SECURITIES, INC. and WELLS FARGO BANK, N.A., ,as Joint Documentation Agents, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”), the undersigned, Stephen H. Capp, hereby certifies as follows this __ day of December, 2005:

1. That he is the chief financial officer or the treasurer of each of the entities listed below (individually, a “Company” and collectively, the “Companies”) (or, in the case of a limited liability company or a partnership, the chief financial officer or treasurer of the member and/or manager and/or managing member or partner of such limited liability company or partnership, respectively).

2. The representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof.

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made and/or Letters of Credit to be issued on the date hereof.

4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against each Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of each Company.

5. The execution, delivery and performance of each Loan Document to which each Company is a party and, in the case of Borrower, to borrow under the Credit Agreement, was duly authorized by resolutions duly adopted by the appropriate governing body of each applicable Company (the “Resolutions”), a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by this reference, and the Resolutions remain in full force and effect as of the date hereof and are the only corporate, limited liability company or partnership, as applicable, proceedings of each of Companies now in force relating to or affecting the matters referred to therein.

6. Attached hereto as Exhibit B are true, correct and complete copies of all the articles (or certificates) of incorporation (or, in the case of a limited liability company or a partnership, the certificates of formation or articles of organization) of each of the Companies.

7. Attached hereto as Exhibit C are true, correct and complete copies of all the bylaws (or, in the case of a limited liability company or a partnership, the operating agreement or partnership agreement) of each of the Companies.

8. Attached hereto as Exhibit D are Certificates of Good Standing or Certificates of Existence with respect to each Company from the issuing governmental agency of each Company’s respective jurisdiction of formation.

9. Attached hereto as Exhibit E are Certificates of Good Standing as foreign entities from the issuing governmental agency of each jurisdiction where each Company’s ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

10. Pursuant to the Resolutions, Daniel R. Lee and the undersigned, or in their absence any other appropriate officer of the Companies, have been designated to execute the Loan Documents referred to in the Resolutions to which each Company is a party.

This certificate is being delivered to the Administrative Agent pursuant to Section 5.1(n) of the Credit Agreement, and the Administrative Agent and the Lenders are authorized to rely on this Certificate in connection with the Credit Agreement and the transactions contemplated thereby. In addition, each legal counsel rendering an Opinion of Counsel is authorized to rely on this Certificate in connection with the Credit Agreement and the transactions contemplated thereby.

Pinnacle Entertainment, Inc., a Delaware corporation

BILOXI CASINO CORP., a Mississippi corporation

Casino Magic Corp., a Minnesota corporation

Casino One Corporation, a Mississippi corporation

HP/Compton, Inc., a California corporation

PNK (BOSSIER CITY), Inc., a Louisiana corporation

St. Louis Casino Corp., a Missouri corporation

By:
Stephen H. Capp
Chief Financial Officer or Treasurer

Belterra Resort Indiana, LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

Boomtown, LLC, a Delaware limited liability company

By:
Stephen H. Capp
Chief Financial Officer

Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company

By:	HP/Compton, Inc., its Sole Member and Manager

By:
Stephen H. Capp
Chief Financial Officer

Louisiana-I Gaming, a Louisiana Partnership in Commendam

By:	Boomtown, LLC,
its General Partner

By:
Stephen H. Capp
Chief Financial Officer

OGLE HAUS, LLC, an Indiana limited liability company

By:	Belterra Resort Indiana, LLC, its Sole Member

	By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp, Chief Financial Officer

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member and Manager

By:
Stephen H. Capp
Chief Financial Officer

PNK (Reno), LLC, a Nevada limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

PNK (ES), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	Pinnacle Entertainment, Inc., its Sole Member

By:
Stephen H. Capp
Chief Financial Officer

EXHIBIT O

FORM OF ASSIGNMENT AND ACCEPTANCE

December 2005

Reference is made to the Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as the same may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, LEHMAN BROTHERS INC. and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used and not defined herein shall have the meaning set forth in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below in paragraph 4), the interest described on Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility” collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor: (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, without limitation, if it is organized under the laws of a jurisdiction outside of the United States, its obligation pursuant to Section 2.21 of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the “Effective Date of Assignment” set forth in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date, to the Assignee for amounts which have accrued subsequent to the Effective Date, and to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[Signature page to follow]

Schedule 1

to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned		Commitment Percentage Assigned[1]
	$	_________	_____._____	%

[Name of Assignee]

By:
Title:

[1]	Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

LEHMAN COMMERCIAL PAPER INC.

By:
Title:

Assignment and Acceptance

Accepted:	Consented To:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent	PINNACLE ENTERTAINMENT, INC., a Delaware corporation[2]

By:	By:
Title:	Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:
Title:

[2]	The Borrower’s consent may not be required. Typically, the Credit Agreement provides that the consent of the Borrower is required unless the assignee already is a Lender under the Credit Agreement. Check Section 10.6 of the Credit Agreement to determine what is needed.

Assignment and Acceptance

EXHIBIT P

FORM OF SOLVENCY CERTIFICATE

December 2005

This Solvency Certificate (this “Certificate”) is delivered in connection with that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), each bank and other financial institution or entity from time to time party thereto, LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, WELLS FARGO BANK, N.A., as lead arranger, and LEHMAN BROTHERS COMMERCIAL PAPER INC., as administrative agent. Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

For purposes of this Certificate, “Transactions” means (i) the fulfillment of all conditions to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and the funding of such Loans and issuance of Letters of Credit, if any, on the Effective Date and the use of the proceeds thereof on the Effective Date, (ii) the execution and delivery of the Loan Documents, and (iii) the payment of all fees, costs and expenses associated with the foregoing.

I hereby certify on behalf of the Loan Parties as follows:

1. I am the duly qualified and acting chief financial officer of the Borrower and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of the Borrower and its Subsidiaries and the preparation of the financial statements of the Borrower and its Subsidiaries. I, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the negotiation and execution of the Credit Agreement and the other Loan Documents. In connection with the following certifications, I have reviewed the consolidated and consolidating financial statements of the Borrower.

2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower and its Restricted Subsidiaries for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement and the other Loan Documents. I am providing this Certificate solely in my capacity as an officer of the Borrower.

3. As of the date hereof, the representations and warranties set forth in Section 4.1(a) through (d) of the Credit Agreement are true and correct in all material respects.

4. In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents, I have caused the preparation of the projections that have been delivered to the Lenders (the “Projections”). A true, correct and complete copy of the Projections are attached hereto as Exhibit A. The Projections were prepared on the basis of information available as of the date thereof. The Projections were prepared based on good faith estimates of the Borrower’s senior management team. I know of no facts which have occurred since the date of the Projections through the date hereof which would lead me to believe that the

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Projections are inaccurate in any material respect. Based thereon, I believe that the Projections, taken as a whole over the periods reflected therein, provide reasonable estimates of future performance of the Loan Parties (it being understood that the Projections are by their nature inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved).

5. For purposes of delivering this Certificate, including the preparation of the Projections delivered herewith as Exhibit A and the Pro Forma Balance Sheet delivered pursuant to Section 4.1 of the Credit Agreement, I have:

(a) reviewed the appraisal valuation letters delivered or required to be delivered on or before the date hereof pursuant to the Loan Documents;

(b) consulted with counsel for the Loan Parties concerning, among other matters, pending and threatened litigation, uninsured risks, Guarantee Obligations and other contingent obligations, and I have determined that the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases other than those permitted hereunder or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives that are not reflected in the most recent financial statements referred to in Section 4.1 of the Credit Agreement;

(c) reviewed the audited consolidated and consolidating balance sheets of the Borrower as of                  , 200  , and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal years ended on such date;

(d) reviewed the unaudited consolidated and consolidating balance sheets of the Borrower as of                  , 200   and the related consolidated and consolidating statements of income and consolidated statements of cash flows for the fiscal quarter and the year-to-date ended on such date; and

(e) made such other investigations and inquiries as I have deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the Transactions.

Based upon the foregoing, I have reached the following conclusions:

(A) The Borrower and its Restricted Subsidiaries, taken as a whole, are not now, and the consummation of the Transactions will not render them, “insolvent” as defined below. I understand that in this context, “insolvent” means that the present fair salable value of assets of the Borrower and its Restricted Subsidiaries is less than the amount that will be required to pay their probable liability on existing debts as they become absolute and matured. I have assumed that in this context “fair salable value” means the price available upon the sale of such assets by a willing seller to a willing buyer, where material information as to the asset and the market for such asset is known to both, and where neither is under any compulsion to consummate the transaction. I also understand that (i) the term “debts” includes any liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed,

2

undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

(B) The Borrower and its Restricted Subsidiaries, taken as a whole, will not incur, and do not intend to incur or believe that they would incur, debts beyond their ability to pay as they mature as a result of the consummation of the Transactions. I have based my conclusion in part on the Projections which demonstrate that Borrower and its Restricted Subsidiaries, taken as a whole, will have sufficient cash flow and cash resources after paying all of their scheduled anticipated indebtedness (including, without limitation, in the case of the Borrower, scheduled payments by the Borrower under the Credit Agreement and the Notes and other indebtedness and liabilities permitted under the Credit Agreement). I have concluded that the realization on the current assets in the ordinary course of business of the Borrower and its Restricted Subsidiaries is expected to be sufficient to pay current recurring debt, current short-term debt and current long-term debt service of the Borrower and its Restricted Subsidiaries and that the cash flow and cash resources (including earnings plus non-cash charges to earnings and, to the extent permitted under the Credit Agreement, the disposition of assets held for sale and refinancings supported by such cash flow) of the Borrower and its Restricted Subsidiaries is expected to be sufficient to provide cash necessary to repay indebtedness and liabilities of the Borrower and its Restricted Subsidiaries (including, in the case of the Borrower, the indebtedness and liabilities of the Borrower under the Credit Agreement and the Notes and liabilities permitted under the Credit Agreement) as the same matures.

(C) The consummation of the Transactions will not leave Borrower and its Restricted Subsidiaries with property remaining in their hands constituting “unreasonably small capital.” I have assumed for purposes of reaching this conclusion that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Borrower and its Restricted Subsidiaries in light of the Projections and available credit capacity.

(D) No Loan Party has executed the Credit Agreement, the Notes, any Letters of Credit, any other Loan Documents, in each case, to which such Loan Party is a party or made any transfer or incurred any obligations in connection with the Transactions, with actual intent to hinder, delay or defraud either present or future creditors.

I understand that the Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit to the Borrower on the Effective Date pursuant to the Credit Agreement and the other Loan Documents.

I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete in all material respects and execute this Solvency Certificate as the Chief Financial Officer of the Borrower as of                  , 2005.

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[SIGNATURE PAGE TO FOLLOW]

4

IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate as of the date first written above.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:
Name:
Title:	Chief Financial Officer

5

EXHIBIT A

PROJECTIONS

See following pages

6

ANNEX 1 TO EXHIBIT A

SUPPORTING DETAILS FOR PROJECTIONS

See following pages

7

EXHIBIT Q

FORM OF

COLLATERAL ASSIGNMENT OF REDEVELOPMENT AGREEMENT

[Executed in connection with August 2004 Amended and Restated Credit Agreement]

THIS COLLATERAL ASSIGNMENT OF REDEVELOPMENT AGREEMENT (“Assignment”) is made as of                     , 2004, by and among PINNACLE ENTERTAINMENT, INC. (“Assignor”), LEHMAN COMMERCIAL PAPER INC. (in its capacity as administrative agent including its successors and assigns as Administrative Agent (“Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time parties to that certain Amended and Restated Credit Agreement executed as of                     , 2004 (as amended, restated, or amended and restated from time to time, the “Credit Agreement”) and the LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS (“LCRA”) with reference to the following facts:

RECITALS

A.	In connection with the development of certain real property located in the City of St. Louis, Missouri, as described on Exhibit A attached to the Redevelopment Agreement (defined below) and incorporated herein by this reference (the “Property”), Assignor and LCRA have entered into that certain Redevelopment Agreement, dated as of April 22, 2004 (as may be amended from time to time, the “Redevelopment Agreement”).

B.	Assignor’s subsidiaries currently hold a fee interest in the Property (such subsidiaries are referred to herein as “Owners”).

C.	Pursuant to the Credit Agreement, the Lenders have agreed to make certain credit facilities available to the Assignor, for the purpose of, among other things, the development of the Property.

D.	To secure Assignor’s Obligations under the Credit Agreement, Owners will each execute an Amendment to Deed of Trust with Assignment of Rents, Security Agreement in standard Missouri form (each, as may hereafter be amended, modified, supplemented or replaced from time to time, the “Mortgage”) in favor of Lenders and to be recorded against a portion of the Property owned by such Owner. The Credit Agreement and the Mortgages and all other documents defined in the Credit Agreement as a “Loan Document”, and any and all other present or future amendments, modifications, and supplements thereto or replacements thereof, shall be referred to herein, collectively, as the “Loan Documents.”

E.	As a condition to the Lenders making the credit facilities available under the Credit Agreement, Administrative Agent has required a collateral assignment from Assignor of all of its rights under the Redevelopment Agreement.

NOW, THEREFORE, the parties agree as follows:

1. ASSIGNMENT. As additional collateral for the Assignor’s obligations under the Loan Documents, Assignor hereby assigns pursuant to Section 4.2.1 of the

Redevelopment Agreement to Administrative Agent all of the rights and powers of Assignor, and its permitted successors and assigns, under the Redevelopment Agreement, it being understood that the rights of the Administrative Agent or any designee thereof shall be no greater than those of the Assignor under the Redevelopment Agreement.

2. CERTAIN AGREEMENTS OF ASSIGNOR. Assignor shall perform and observe in a timely manner all conditions and obligations on the part of Assignor to be performed or observed under the Redevelopment Agreement. Assignor will not enter into any material modification of the Redevelopment Agreement that could reasonably adversely affect the Lenders without the Administrative Agent’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned and will promptly notify Administrative Agent in writing of any consents or other approvals which it receives from LCRA under the Redevelopment Agreement. Assignor will promptly notify Administrative Agent if it receives a notice of non-compliance or notice of default under the Redevelopment Agreement from LCRA. Assignor authorizes Administrative Agent to cure any event of non-compliance or default, to the same extent as Assignor may cure such event of non-compliance or default, specified in any notice of non-compliance or notice of default which Assignor may receive under the Redevelopment Agreement.

3. ESTOPPEL. The Assignor and LCRA each hereby certifies to Administrative Agent as of the date hereof as follows:

a. The Redevelopment Agreement is currently in full force and effect without any further amendment or supplement, an accurate and complete copy of the Redevelopment Agreement is attached as Exhibit A to an unrecorded copy of this Assignment delivered by the parties hereto to the Administrative Agent, and neither Assignor nor LCRA has previously assigned any of their respective rights, title or interests under the Redevelopment Agreement; and

b. To the best of their knowledge, there is no uncured default or event of non-compliance (or uncured event which with the giving of notice or passage of time or both would constitute a default or non-compliance) under the Redevelopment Agreement, and neither Assignor nor LCRA has given any notice of non-compliance or notice of default under the Redevelopment Agreement.

4. AGREEMENTS AND APPROVALS BY LCRA. Notwithstanding anything to the contrary contained in the Redevelopment Agreement, LCRA agrees to the following provisions:

a. LCRA hereby acknowledges the assignment by Assignor of all of its rights, title and interests under the Redevelopment Agreement to Administrative Agent as additional collateral for the Assignor’s obligations under the Loan Documents and, to the extent such consent is required under the terms of the Redevelopment Agreement and applicable law, consents thereto.

b. LCRA shall have the right to approve any and all transfers of all or any portion of the Property to Administrative Agent or Administrative Agent’s successors, assigns or nominees (herein, a “Permitted Transferee”) pursuant to the exercise of the rights granted to Administrative Agent under the Loan Documents, including, without limitation, the approval of the successful bidder at any foreclosure or sale held to foreclose either of the Mortgages, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, or otherwise pursuant to the rights granted under any such instruments. Notwithstanding anything herein to the contrary, the Administrative Agent has no obligation or liability for any of the obligations and liabilities of Assignor under the Redevelopment Agreement, and shall have no such obligation or liability, unless and until the Administrative Agent acquires title to the Property through foreclosure or similar proceedings, provided that any Permitted Transferee of the Administrative Agent shall assume, by documents reasonably acceptable to LCRA, all obligations and liabilities of the Assignor under the Redevelopment Agreement concurrently with its acquisition of the interests of the Assignor in the Property.

c. LCRA acknowledges that the Assignor is not permitted to enter into any material modification of the Redevelopment Agreement that could reasonably adversely affect the Lenders without Administrative Agent’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

d. LCRA agrees that the Administrative Agent (insofar as the rights of LCRA are concerned) shall have the right, at its option, within a reasonable period of time, but not in excess of ten (10) business days in the case of any failure to pay money, after its receipt of any notice or demand with respect to any event of default or other event of breach or non-compliance by Assignor under the Redevelopment Agreement, to cure or remedy or commence to cure or remedy any default and to add the cost thereof to the lien of the applicable Mortgage. If such default shall be of a nature or type which can only be reasonably remedied or cured by Administrative Agent upon obtaining possession of the Property, or applicable portion thereof, and Administrative Agent seeks to obtain possession with diligence, through appointment of a receiver or otherwise, Administrative Agent shall have such a reasonable period of time after so obtaining possession to cure such default; provided further, that so long as Administrative Agent commences the cure or remedy of such default within a reasonable period of time and thereafter diligently and with reasonable continuity prosecutes such cure or remedy to completion as soon as reasonably practicable, Administrative Agent shall have the right to continue to prosecute any cure or remedy.

e. LCRA agrees that if Administrative Agent or any Permitted Transferee acquires title to the Property or any portion thereof pursuant to the exercise of the rights granted to Administrative Agent pursuant to the Loan Documents, Administrative Agent shall not be liable for any prior defaults by Assignor or any of the obligations and liabilities of Assignor (including, without limitation, indemnity and defense obligations) in connection with the Property or under the Redevelopment Agreement.

f. Except for LCRA’s approval rights of any Permitted Transferee, nothing contained herein or in the Redevelopment Agreement shall (i) impair the exercise by Administrative Agent at any time of any and all remedies under the Loan

Documents, including, without limitation, commencement, prosecution and completion of foreclosure proceedings or acceptance of a deed or assignment in lieu of foreclosure, or (ii) impair, defeat or render invalid the lien of the Mortgages.

5. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Assignment shall be in writing and shall be considered as properly given if delivered personally or sent by first class U.S. mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the addresses set forth below. For purposes of notice, the addresses of the parties shall be:

If to Assignor:	Pinnacle Entertainment, Inc.
Suite 1800
3800 Howard Hughes Parkway
Las Vegas, Nevada 89109
Attention: John A. Godfrey, General Counsel
Facsimile: (702) 784-7778

With a copy to:	Lathrop & Gage, L.C.
10 South Broadway, suite 1300
St. Louis, Missouri 63102
Attention: Jerome D. Riffel and
Mark H. Levison
Facsimile: (314) 613-2550

If to Administrative Agent:	Lehman Commercial Paper Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Frank Turner

If to LCRA:	Land Clearance for Redevelopment Authority
1015 Locust Street, Suite 1200
St. Louis, Missouri 63101
Attention: Rodney Crim
Facsimile: (314) 259-3442

With a copy to:	Armstrong Teasdale LLP
One Metropolitan Square, Suite 2600
St. Louis, Missouri 63102
Attention: James E. Mello
Facsimile: (314) 621-5065

And a copy to:	Stinson Morrison Hecker LLP
100 South Fourth Street
St. Louis, Missouri 63102
Attention: Gregory D. Omer
Facsimile: (314) 259-4599

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other parties in the manner set forth above.

6. ASSIGNMENT BY ADMINISTRATIVE AGENT. LCRA and Assignor acknowledge and agree that Administrative Agent shall have the right to transfer its interest in and rights under this Assignment to any party which Administrative Agent may elect to nominate to acquire, subject to the approval of LCRA , in its sole discretion, and hold title on Administrative Agent’s or Permitted Transferee’s behalf, provided, however, that any such transferee which intends to operate the improvements shall hold an appropriate gaming license issued by the Missouri Gaming Commission.

7. LIMITATION. This Assignment shall not cause Administrative Agent to be a mortgagee in possession or in any manner responsible for the performance of any acts or failure to act on the part of Assignor, or its successors or assigns.

8. DEFAULT. As between Assignor and Administrative Agent, this Assignment shall constitute one of the Loan Documents, any event of default under the Loan Documents shall constitute an event of default hereunder, and any event of default hereunder shall constitute an event of default under the Loan Documents.

9. GOVERNING LAW. The validity of this Assignment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Missouri.

10. SEVERABILITY. Any provision in this Assignment that is held to be inoperative, unenforceable or invalid as to any party or circumstance or in any jurisdiction shall, as to that party or circumstance or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or circumstance or in any other jurisdiction, and to this end the provisions of this Assignment are declared to be severable.

11. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, receivers, trustees (including trustees under section 11 of the United States Code), successors and assigns of Assignor, Administrative Agent and LCRA.

12. FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Assignment.

13. TERMINATION. This Assignment, and the rights of Administrative Agent hereunder, will terminate upon the earlier to occur (i) payment in full of the obligations under the Credit Agreement and the full release and reconveyance of the Mortgage as to all of the Property or (ii) termination of the Redevelopment Agreement for any reason other than default of Assignor as provided in section 4.1 of the Redevelopment Agreement;

provided, however, that this assignment may be terminated by LCRA, in its sole discretion, in the event Assignor fails to timely provide to LCRA a letter of credit in the amount of ten million dollars ($10,000,000) for the benefit of LCRA in satisfaction of its obligation under Section 4.21.3 of the Redevelopment Agreement. The Administrative Agent shall promptly reply to any inquiry from the other parties hereto as to whether this Assignment has been so terminated.

14. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

15. NONLIABILITY OF OFFICERS. No officer, official, member, employee, agent, or representative of LCRA or the City of St. Louis, Missouri (the “City”) shall be personally liable to Administrative Agent or Assignor, or any successor in interest, in the event of any default or breach by LCRA or the City for any amount which may become due to Assignor or Administrative Agent or successor pursuant to the Redevelopment Agreement under the terms of this Assignment.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

“Assignor”	“Administrative Agent”

PINNACLE ENTERTAINMENT, INC., a Delaware corporation	LEHMAN COMMERCIAL PAPER INC.

By:	By:
Name:	Name:	Steven Sterling
Its:	Title:

LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS, for itself and on behalf of the City of St. Louis, Missouri

By:
Name:	Rodney Crim
Its:	Executive Director

ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                                         , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                      day of August, 2004.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF

COUNTY OF

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the                      of the                                         , that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                      day of August, 2004.

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

CITY OF ST. LOUIS

STATE OF MISSOURI

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                         , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the Executive Director of the Land Clearance for Redevelopment Corporation of the City of St. Louis, that as such duly authorized officer, by and with the authority of the Board of Directors of said Authority he signed and executed the foregoing instrument, as the free and voluntary act and deed of said Authority, for and on behalf of said Authority and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the                      day of August, 2004.

WITNESSES:

NOTARY PUBLIC

EXHIBIT A

Redevelopment Agreement

EXHIBIT R

FORM OF COLLATERAL ASSIGNMENT OF COOPERATIVE ENDEAVOR

DEVELOPMENT AGREEMENT

[Executed in connection with August 2004 Amended and Restated Credit Agreement]

THIS COLLATERAL ASSIGNMENT OF COOPERATIVE ENDEAVOR DEVELOPMENT AGREEMENT (“Assignment”) is made as of the August 27, 2004 by and among PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company (“Assignor”), Lehman Commercial Paper Inc. (in its capacity as administrative agent (“Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time parties to that certain Credit Agreement executed as of August 27, 2004 (as amended from time to time, “Credit Agreement”) by and among Pinnacle Entertainment, Inc., a Delaware corporation (“Borrower”), the Lenders and Administrative Agent, the LAKE CHARLES HARBOR & TERMINAL DISTRICT, a political subdivision of the State of Louisiana (“District”), the CALCASIEU PARISH POLICE JURY, a governmental entity and the governing authority for the Parish of Calcasieu (“Parish”) and the CITY OF LAKE CHARLES, LOUISIANA (“City”) (the District, the Parish and the City being sometimes collectively referred to herein as the “Governmental Parties”) with reference to the following facts:

RECITALS

A.	In connection with the development of certain real property located in the City Of Lake Charles, Louisiana, as described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), Borrower (under its former name Hollywood Park, Inc.), the District, the Parish and the City have entered into that certain Cooperative Endeavor Development Agreement, dated as of November 8, 1999, as amended by an Amendment thereto dated as of April 22, 2003, (as further may be amended, the “Cooperative Agreement”).

B.	Assignor currently holds a ground leasehold interest in the Property (collectively with certain options to acquire additional leaseholds in the Property, the “Leasehold”), and pursuant to that certain Assignment dated as of August 20, 2003 made by the Borrower in favor of the Assignor, Borrower has assigned all of its rights and powers under the Cooperative Agreement and all related documents to Assignor.

C.	The Cooperative Agreement, together with any other documents and instruments executed by the Governmental Parties, the Borrower and/or the Assignor pursuant to the Cooperative Agreement, including, without limitation, that certain Head Tax Agreement, dated December , 2003 shall be referred to herein collectively as the “Cooperative Agreement Related Documents.”

D.

On December 17, 2003, Lehman Commercial Paper Inc., as administrative agent for certain lenders, such lenders and the Borrower entered into a Credit Agreement (“Original Credit Agreement”) pursuant to which such lenders made certain advances to the Borrower. The Borrower’s obligations under the Original Credit Agreement were secured, among other things, by that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Collateral Assignment of Proceeds

made by Assignor as of December 17, 2003 in favor of Lehman Commercial Paper Inc. (the “Original Mortgage”), which was recorded against the Leasehold. As a condition to the lenders making the credit facilities available under the Original Credit Agreement, Assignor assigned all of its rights under the Cooperative Agreement Related Documents to Lehman Commercial Paper Inc.

E.	Pursuant to the Credit Agreement, the Lenders have agreed to make certain credit facilities available to the Borrower, for the purpose of, among other things, the refinancing of the Original Credit Agreement and development of the Property.

F.	The Borrower’s obligations under the Credit Agreement will be secured, among other things, by that certain Amended Mortgage; Assignment of Lease and rents, Security Agreement and Collateral Assignment of Proceeds which will amend the Original Mortgage (as may hereafter be amended, modified, supplemented or replaced from time to time, the “Mortgage”), which will be recorded against the Leasehold. The Credit Agreement and the Mortgage and all other documents signed in connection therewith or defined in the Credit Agreement, as a “Loan Document”, and any and all other present or future amendments, modifications, and supplements thereto or replacements thereof, shall be referred to herein, collectively, as the “Loan Documents.”

G.	As a condition to the Lenders making the credit facilities available under the Credit Agreement, Administrative Agent has required a collateral assignment from Assignor of all of its rights under the Cooperative Agreement Related Documents.

NOW, THEREFORE, the parties agree as follows:

1. ASSIGNMENT. As additional collateral for the Borrower’s obligations under the Loan Documents, Assignor hereby assigns to Administrative Agent all of the rights and powers of Assignor, and its successors and assigns, under the Cooperative Agreement Related Documents, it being understood that the rights of the Administrative Agent or any designee thereof shall be no greater than those of the Assignor under the Cooperative Agreement Related Documents.

2. CERTAIN AGREEMENTS OF ASSIGNOR. Assignor shall perform and observe in a timely manner all conditions and obligations on the part of Assignor to be performed or observed under the Cooperative Agreement Related Documents. Assignor will not enter into any modification of any of the Cooperative Agreement Related Documents without the Administrative Agent’s prior written consent, and will promptly notify Administrative Agent in writing of any consents or other approvals which it receives from any of the Governmental Parties under the Cooperative Agreement Related Documents. Assignor will immediately notify Administrative Agent if it receives a notice of non-compliance or notice of default under any of the Cooperative Agreement Related Documents from any of the Governmental Parties. Assignor authorizes Administrative Agent to cure any event of non-compliance or default, to the same extent as Assignor may cure such event of non-compliance or default, specified in any notice of non-compliance or notice of default which Assignor may receive under any of the cooperative Agreement Related Documents.

3. ESTOPPEL. The Assignor, the District, the Parish and the City each hereby certifies to Administrative Agent as follows:

a. The Cooperative Agreement is currently in full force and effect without any further amendment or supplement, accurate and complete copies of the Cooperative Agreement and the other Cooperative Agreement Related Documents are attached as Exhibit 1 to an unrecorded copy of this Assignment delivered by the parties hereto to the Administrative Agent, and neither Assignor, District, Parish nor City has previously assigned any of their respective rights, title or interests under the Cooperative Agreement Related Documents; and

b. To the best of their knowledge, there is no uncured default or event of non-compliance (or uncured event which with the giving of notice or passage of time or both would constitute a default or non-compliance) under the Cooperative Agreement or the other Cooperative Agreement Related Documents, and neither Assignor, District, Parish nor City has given any notice of non-compliance or notice of default under the Cooperative Agreement or any other Cooperative Agreement Related Documents.

4. AGREEMENTS AND APPROVALS BY THE GOVERNMENTAL PARTIES. Notwithstanding anything to the contrary contained in the Cooperative Agreement or other Cooperative Agreement Related Documents, District, Parish and City each agree to the following provisions:

a. Each of the Governmental Parties hereby acknowledges the assignment by Assignor of all of its rights, title and interests under the Cooperative Agreement and the other Cooperative Agreement Related Documents to Administrative Agent as additional collateral for the Borrower’s obligations under the Loan Documents and, to the extent such consent is required under the terms of the Cooperative Agreement Related Documents and applicable law, consents thereto.

b. Each of the Governmental Parties hereby approves of and consents to in advance a transfer of all or any portion of the Property to Administrative Agent or Administrative Agent’s successors, assigns or nominees (herein, a “Permitted Transferee”) pursuant to the exercise of the rights granted to Administrative Agent under the Loan Documents, including, without limitation, to the successful bidder at any foreclosure or sale held to foreclose the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, or otherwise pursuant to the rights granted under any such instruments. Notwithstanding anything herein to the contrary, the Administrative Agent has no obligation or liability for any of the obligations and liabilities of Borrower or Assignor under the Cooperative Agreement Related Documents, and shall have no such obligation or liability, unless and until the Administrative Agent acquires title to the Leasehold or the Property through foreclosure or similar proceedings, provided that any Permitted Transferee of the Administrative Agent shall assume, by documents reasonably acceptable to the Governmental Parties, the obligations of the Assignor under the Cooperative Agreement Related Documents concurrently with its acquisition of the interests of the Assignor under the Leasehold.

c. Each of the Governmental Parties agrees to deliver any notice or demand with respect to any event of default or other event of breach or non-compliance by Assignor under any of the Cooperative Agreement Related Documents to Administrative Agent in accordance with the notice provisions set forth below at the same time such notice or demand is delivered to Assignor. The Governmental Parties acknowledge that the Assignor is not permitted to enter into any modification of any of the Cooperative Agreement Related Documents without Administrative Agent’s prior written consent, and agree that they will endeavor to Administrative Agent a copy of each consent and other approval which each of the Governmental Parties gives to Assignor under any of the Cooperative Agreement Related Documents (but will not incur any liability for any inadvertent failure to do so).

d. Each of the Governmental Parties agrees that the Administrative Agent (insofar as the right’s of Governmental Parties are concerned) shall have the right, at its option, within a reasonable period of time, but not in excess of twenty business days in the case of any failure to pay money, after its receipt of any notice or demand with respect to any event of default or other event of breach of non-compliance by Assignor under any of the Cooperative Agreement Related Documents, to cure or remedy or commence to cure or remedy any default and to add the cost there of to the lien of the Mortgage. If such default shall be of a nature or type which can only be reasonably remedied or cured by Administrative Agent upon obtaining possession of the Property, or applicable portion thereof, and Administrative Agent seeks to obtain possession with diligence, through appointment of a receiver or otherwise, Administrative Agent shall have such a reasonable period of time after so obtaining possession to cure such default; provided further, that so long as Administrative Agent commences the cure or remedy of such default within a reasonable period of time and thereafter diligently and with reasonable continuity prosecutes such cure or remedy to completion as soon as reasonably practicable, Administrative Agent shall have the right to continue to prosecute any cure or remedy.

e. The Governmental Parties agree that if Administrative Agent or any Permitted Transferee acquires title to the Property or any portion thereof pursuant to the exercise of the rights granted to Administrative Agent pursuant to the Loan Documents, including, without limitation, to the successful bidder at any foreclosure or sale held to foreclose under the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, or otherwise pursuant to the rights granted under any such instruments, Administrative Agent or such transferee shall not be liable for any prior defaults by Assignor or any of the obligations and liabilities of Assignor (including, without limitation, indemnity and defense obligations) in connection with the Property or under any of the Cooperative Agreement Related Documents, and not be obligated to construct, alter, repair, replace, operate or maintain any improvements or assume any obligation or liability under any of the Cooperative Agreement Related Documents; and only be liable to the extent of its interest in the portion of the Property owned by it, and not be liable after it conveys the portion of the Property owned by it to another person or entity.

f. Nothing contained herein or in the Cooperative Agreement Related Documents shall (i) impair the exercise by Administrative Agent at any time of any and all remedies under the Loan Documents, including, without limitation, commencement, prosecution and completion of foreclosure proceedings or acceptance of a deed or assignment in lieu of foreclosure, or (ii) impair, defeat or render invalid the lien of the Mortgage.

5. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Assignment shall be in writing and shall be considered as properly given if delivered personally or sent by first class U.S. mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the addresses set forth below. For purposes of notice, the addresses of the parties shall be:

If to Assignor:	PNK (Lake Charles), L.L.C. Suite 1800 3800 Howard Hughes Parkway Las Vegas, Nevada 89109

If to Administrative Agent:	Lehman Commercial Paper Inc. 745 Seventh Avenue, 7th Floor New York, New York 10019 Attention: Frank Turner Telecopier: _____________________

If to the Parish:	Calcasieu Parish Police Jury 1015 Pithon Street Lake Charles, Louisiana 70601 Attention: President Telecopier: (337) 437-3399

by Mail:	Calcasieu Parish Police Jury P.O. Drawer 1583 Lake Charles, Louisiana 70602 Attention: President

with a copy to:	Parish Administrator Calcasieu Parish Police Jury 1015 Pithon Street Lake Charles, Louisiana 70601 Telecopier: (337) 437-3399

by Mail:	Parish Administrator Calcasieu Parish Police Jury P.O. Drawer 1583 Lake Charles, Louisiana 70602

If to the District:	Lake Charles Harbor & Terminal District 150 Marine Street Lake Charles, Louisiana 70601 Attention: President Telecopier: (337) 493-3523

by Mail:	Lake Charles Harbor & Terminal District P.O. Box 3753 Lake Charles, Louisiana 70602 Attention: President

with a copy to:	Port Director Lake Charles Harbor & Terminal District 150 Marine Street Lake Charles, Louisiana 70601 Telecopier: (337) 493-3523

by Mail:	Port Director Lake Charles Harbor & Terminal District P.O. Box 3753 Lake Charles, Louisiana 70602

If to the City:	City Of Lake Charles 326 Pujo Street Lake Charles, Louisiana 70601 Attention: Mayor Telecopier: (337) 491-1206

by Mail:	City of Lake Charles P.O. Box 900 Lake Charles, Louisiana 70602 Attention: Mayor

with a copy to:	President, Lake Charles City Council 326 Pujo Street Lake Charles, Louisiana 70601 Telecopier: (337) 491-1463

by Mail:	President, Lake Charles City Council P.O. Box 1178 Lake Charles, Louisiana 70602

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other parties in the manner set forth above.

6. ASSIGNMENT BY ADMINISTRATIVE AGENT. The Governmental Parties and Assignor acknowledge and agree that Administrative Agent shall have the right to transfer its interest in and rights under this Assignment to any party which Administrative Agent may elect to nominate to acquire, subject to the approval of the Governmental Parties (which approval shall not be unreasonably withheld, conditioned or delayed) and hold title on Administrative Agent’s behalf, or to the successful bidder at any foreclosure sale held to foreclose the Mortgage, or to any other transferee by reason of a deed or assignment in lieu of foreclosure, provided, however, that any such transferee which intends to operate the Improvements shall hold an appropriate gaming license issued by the Louisiana Gaming Control Board.

7. LIMITATION. This Assignment shall not cause Administrative Agent to be a mortgagee in possession or in any manner responsible for the performance of any acts or failure to act on the part of Assignor, or its successors or assigns.

8. DEFAULT. As between Assignor and Administrative Agent, this Assignment shall constitute one of the Loan Documents, any event of default under the Loan Documents shall constitute an event of default hereunder, and any event of default hereunder shall constitute an event of default under the Loan Documents.

9. GOVERNING LAW. The validity of this Assignment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of Louisiana.

10. SEVERABILITY. Any provision in this Assignment that is held to be inoperative, unenforceable or invalid as to any party or circumstance or in any jurisdiction shall, as to that party or circumstance or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or circumstance or in any other jurisdiction, and to this end the provisions of this Assignment are declared to be severable.

11. ATTORNEY’S FEES. In the event it becomes necessary for either Administrative Agent or any Of the Governmental Parties to commence any proceedings or actions to enforce, interpret or declare rights under the provisions of this Assignment, the court or body in such actions or proceedings may award to the prevailing party all costs and expenses thereof, including, but not limited to reasonable attorney’s fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

12. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, receivers, trustees (including trustees under section 11 of the United States Code), successors and assigns of Assignor, Administrative Agent and each of the Governmental Parties.

13. FURTHER ASSURANCES. Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Assignment.

14. TERMINATION. This Assignment, and the rights of Administrative Agent hereunder, will terminate upon payment in full of the obligations under the Credit Agreement and the full release and reconveyance of the Mortgage as to all of the Property. The Administrative Agent shall promptly reply to any inquiry from the other parties hereto as to whether this Assignment has been so terminated.

15. COUNTERPARTS. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

16. NONLIABILITY OF OFFICERS. No officer, official, member, employee, agent, or representative of each of the Governmental Parties shall be personally liable to Administrative Agent or Assignor, or any successor in interest, in the event of any default or breach by any of the Governmental Entities for any amount which may become due to Assignor or Administrative Agent or successor pursuant to the Cooperative Agreement Related Documents under the terms of this Assignment.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

“Assignor”		“Administrative Agent”

PNK (LAKE CHARLES), L.L.C. a Louisiana limited liability company		Lehman Commercial Paper Inc.

By:	Pinnacle Entertainment, Inc.,	By:
	its sole member and manager	Name:
Title:

By:
Name:
Its:

“District”		“Parish”

LAKE CHARLES HARBOR & TERMINAL DISTRICT		CALCASIEU PARISH POLICE JURY

By:		By:
Name:		Name:
Its:		Its:

By:		By:
Name:		Name:
Its:		Its:

“City”

CITYLAKE CHARLES, LOUISIANA

By:
Name:
Its:

By:
Name:
Its:

ACKNOWLEDGEMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                     , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the administrative agent of the Lehman Commercial Paper Inc. that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the      day of                     , 200  .

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said County and State, personally came and appeared                                 , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses that he is the CFO of the owner of PNK (Lake Charles) L.L.C. that as such duly authorized officer, by and with the authority of the Board of Directors of said Corporation he signed and executed the foregoing instrument, as the free and voluntary act and deed of said corporation, for and on behalf of said corporation and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal and the said appear and the said witnesses have hereunto affixed their signatures this the          day of                     , 200  .

WITNESSES:

NOTARY PUBLIC

ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF CALCASIEU

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for said Parish and State, personally came and appeared,                             , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses, that he is the Port Director of the LAKE CHARLES HARBOR AND TERMINAL DISTRICT, (“District”) that as such duly authorized officer, by and with the authority of the Board of Commissioners of said District, he signed and executed the foregoing instrument, as the free and voluntary act and deed of said District, for and on behalf of said District and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal as the said appearer and the said witness have hereunto affixed their signatures this          day of                     , 200  .

WITNESSES:

NOTARY PUBLIC

STATE OF LOUISIANA	AFFIDAVIT

PARISH OF CALCASIEU

SWORN TO AND SUBSCRIBED before me, the undersigned Notary Public, duly qualified in and for the aforesaid State and Parish on the        day of                  200  , personally came and appeared                                                                                               , who executed the attached Collateral Assignment of Cooperative Endeavor Development Agreement between the Police Jury and PNK (Lake Charles), L.L.C., Lehman Commercial Paper, Inc., and the Lake Charles Harbor and Terminal District.

NOTARY PUBLIC

STATE OF LOUISIANA

PARISH OF CALCASIEU

ACKNOWLEDGMENT

Before me, the undersigned Notary Public, duly commissioned and qualified in and for said Parish and State, personally came and appeared,                         , to me known, who declared and acknowledged to me, Notary, and the undersigned competent witnesses, that he is the                      of the CITY OF LAKE CHARLES, (“City”) that as such duly authorized officer, by and with the authority of the City Council of said City, he signed and executed the foregoing instrument, as the free and voluntary act and deed of said City, for and on behalf of said City and for the objects and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal as the said appearer and the said witness have hereunto affixed therein signatures this        day of                 , 200  .

WITNESSES:

NOTARY PUBLIC

EXHIBIT S

FORM OF

DECLINING LENDER NOTICE

LEHMAN COMMERCIAL PAPER INC.

745 Seventh Avenue

New York, New York 10019

[Name and Address of Lender]

Attention	of [ ]
Telecopy	No. [ ]

[Date]

Ladies and Gentlemen:

The undersigned, LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), refers to that certain Second Amended and Restated Credit Agreement, dated as of December 14, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PINNACLE ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), LEHMAN BROTHERS INC., and BEAR, STEARNS & CO. INC., as joint advisors, joint lead arrangers and joint book runners, WELLS FARGO BANK, N.A., as lead arranger, and SOCIETE GENERALE, DEUTSCHE BANK SECURITIES INC., and WELLS FARGO BANK, N.A., as joint documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and the Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.13 of the Credit Agreement of the prepayment amount. The portion of the prepayment amount to be allocated to the Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A) Total prepayment amount	_________

(B) Portion of prepayment amount to be received by you	_________

(C) Mandatory prepayment date (5 Business Days after the date of this Declining Lender Notice)	_________

IF YOU DO NOT WISH TO RECEIVE ALL OF THE PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the prepayment amount otherwise payable WHICH YOU DO NOT WISH TO RECEIVE. Please return this notice as so completed via telecopy to the attention of [                    ] at [                    ], no later than 10:00 a.m., New York City time, one business day prior to the mandatory prepayment date, at Telecopy No. [                    ].

IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent

By:
Name:
Title:

                                                                 , hereby DECLINES its option to receive all of the

prepayment amount.

[Name of Lender]

By:
Name:
Title: